Filed pursuant to Rule 424(b)(3)
Registration No. 333-175741
Registration No. 333-146867

Prospectus

$725,000,000—Maximum Offering Minimum Purchase—300 shares of common stock ($3,000)

We are a Maryland corporation formed on October 31, 2003 to invest in a diversified portfolio of high quality, income-producing real estate investments. We have operated, as a real estate investment trust, or “REIT,” for federal income tax purposes since our election for our taxable year ended December 31, 2006. We are externally managed by Paladin Realty Advisors, LLC, an affiliate of ours.

We commenced our initial public offering of shares of our common stock on February 23, 2005, which we refer to as our initial offering. We commenced our follow-on public offering on July 28, 2008.

We are offering and selling to the public up to $650,000,000 in shares of common stock for $10.00 per share and up to $75,000,000 in shares of common stock to be issued pursuant to our distribution reinvestment plan at $9.50 per share. We reserve the right to reallocate the shares between the primary offering and our distribution reinvestment plan. This is a “best efforts” offering, which means that KBR Capital Markets, LLC (f/k/a Paladin Realty Securities, LLC), the dealer manager for this offering, will use its best efforts but is not required to sell any specific amount of shares. This offering is expected to terminate on or before January 24, 2014. We may terminate this offering at any time.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 17. These risks include:

•	No public market exists for our shares of common stock. Our shares cannot be readily sold, and if you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	We have experienced annual net losses which could adversely impact our ability to conduct operations and make investments.

•	The offering price for our shares was not established on an independent basis and bears no relationship to the net value of our assets.

•

The amount of distributions we may make, if any, is uncertain. Our distributions may exceed our available cash flow, particularly during the period before we have substantially invested the net proceeds from this offering. We may borrow funds, issue new securities or sell assets to make distributions.

•

To date, our distributions declared and paid have constituted a return of capital and portions of distributions we make in the future may also represent a return of capital, which will reduce your tax basis in our shares.

•	We have a limited operating history and there is no assurance that we will be able to achieve our investment objectives.

•	We have only made limited investments to date and therefore you will not have the opportunity to evaluate most of our investments prior to purchasing shares.

•

We pay substantial fees to our advisor, which were not determined on an arm’s-length basis. Our advisor faces conflicts of interest as a result of compensation arrangements, time constraints, and competition for investments and for tenants, which could result in actions which are not in your best interests.

•	This is a “best efforts” offering; if we are unable to raise substantial funds, then we will be limited in the number and type of investments we may make.

•

We are the first publicly-offered investment program sponsored by Paladin Realty Partners, LLC. You should not assume that the prior performance of privately-held programs sponsored by our sponsor will be indicative of our future results.

•	We may not be able to continually satisfy the requirements to be taxed as a REIT. If we lose our REIT status, it would adversely impact our operations and ability to make distributions.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities commission has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in our shares is prohibited.

	Price to Public	Selling Commissions	Dealer Manager Fee	Proceeds to Us, Before Expenses
Primary Offering Per Share	$10.00	$0.70	$0.30	$9.00
Total Primary Offering	$650,000,000.00	$45,500,000.00	$19,500,000.00	$585,000,000.00
Distribution Reinvestment Plan Per Share	$9.50	$0.00	$0.00	$9.50
Total Distribution Reinvestment Plan	$75,000,000.00	$0.00	$0.00	$75,000,000.00

The date of this prospectus is January 24, 2012

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” below for the suitability standards and minimum purchase requirements. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•

Deliver payment for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer or participating registered investment advisor. Your check should be made payable to “Paladin Realty Income Properties, Inc.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $250, except for purchases made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

•

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he meets the suitability standards as stated in this prospectus and agrees to be bound by all of its terms. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Subscriptions will be accepted or rejected within 30 days of receipt by us. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. If rejected, all funds will be returned to you without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Wells Fargo Bank, N.A. serves as our escrow agent for this offering.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or “IRAs,” Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

i

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation, and are able to hold their investment for a time period consistent with our liquidity plans, are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our common stock as meeting these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

There currently is no public market for our shares. Therefore, it likely will be difficult for you to sell your shares and, if you are able to sell your shares, it is likely you would sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all stockholders. These suitability standards require that a purchaser of shares have either:

•	A minimum net worth of at least $250,000; or

•	A minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

For purposes of determining suitability of an investor, net worth should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary, or by the beneficiary of the account.

In addition to the suitability requirements set forth above, several states have established additional suitability standards. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama - Investors must have a liquid net worth of at least 10 times their investment in this offering and other similar offerings.

Iowa - Investors must have a minimum net worth (exclusive of home, auto and furnishings) of $75,000 and an annual taxable income of $100,000, or, in the alternative, a net worth (exclusive of home, auto and furnishings) of $350,000. An investor’s maximum investment in us and our affiliates cannot exceed 10% of the Iowa resident’s “liquid” net worth.

Kansas - The Office of the Kansas Securities Commissioner recommends that investors limit their aggregate investment in our shares and other similar direct participation investments to not more than 10% of their liquid net worth, which is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky - Investors must have a liquid net worth of at least 10 times their investment in us.

Maine - The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Michigan - Investors may not invest more than 10% of their net worth in us.

Oregon - Investors must have a net worth of at least 10 times their investment in us.

Pennsylvania - Investors must have a net worth of at least 10 times their investment in us. In addition, because the minimum sales amount is currently less than $72,500,000, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of program subscriptions.

Tennessee - Tennessee residents’ investment must not exceed ten percent (10%) of their liquid net worth.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for potential investors. We and those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder. In making this determination, we and each person selling shares on our behalf will ascertain that the prospective stockholder meets the minimum income and net worth standards, can reasonably benefit from an investment in us based on the prospective stockholder’s overall investment objectives and portfolio structure, is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and has apparent understanding of the fundamental risks of the investment, the risk that the stockholder may lose the entire investment; the lack of liquidity of our shares of common stock; the restrictions on transferability of our shares of common stock and the tax consequences of an investment in us.

Each person selling shares on our behalf will make this determination on the basis of information it has obtained from a prospective stockholder regarding the prospective stockholder’s financial situation and investment objectives. Relevant information for this purpose includes age, investment objectives, investment experience, income, net worth, financial situation, and other investments of prospective stockholders, as well as any other pertinent factors. Each person selling shares on our behalf will maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder for at least six years. Our subscription agreement requires you to represent that you meet the applicable suitability standards. We will not sell any shares to you unless you are able to make these representations. We will send each stockholder a confirmation of purchase.

The minimum purchase is 300 shares ($3,000). In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

After you have purchased the minimum investment, any additional purchase must be in increments of at least 25 shares ($250), except for purchases of shares pursuant to the distribution reinvestment plan, which may be in lesser amounts.

ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	Our ability to raise sufficient proceeds in this offering to meet our investment objectives;

•	Our ability to effectively deploy the proceeds raised in this offering;

•	Changes in economic conditions generally and the real estate and securities markets specifically;

•	Legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	The availability of credit;

•	Interest rates; and

•	Changes to U.S. generally accepted accounting principles.

Any of the assumptions underlying forward looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward looking statements included in this prospectus. All forward looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

v

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of the shares of common stock offered by this prospectus.

Q:	What is Paladin Realty Income Properties, Inc.?

A:	Paladin Realty Income Properties, Inc., or Paladin REIT, is a Maryland corporation formed on October 31, 2003 that has elected to be taxed as a REIT commencing with the taxable year ended December 31, 2006. We were organized to invest in a diversified portfolio of high quality investments, including investments in real properties and real estate related investments, focusing primarily on investments that produce current income. We seek to invest in a variety of types of real properties, either directly or through joint ventures, including apartments, office buildings, industrial buildings, shopping centers and hotels. We will also seek to invest in loans on real property such as mortgages and mezzanine loans, which we refer to as real estate related investments.

As of September 30, 2011, our property investments consisted of eleven multi-family apartment communities, with a total of 2,705 apartment units and two office buildings. The following table provides general information regarding these properties.

	Location	Year Built	Number of Units/Rentable Square Feet
Multifamily Communities(1)

Champion Farms Apartments	Louisville, Kentucky	2000	264 Units

Fieldstone Apartments	Woodlawn, Ohio	2001	266 Units

Pinehurst Apartment Homes	Kansas City, Missouri	1986 and 1988; renovated in 2006	146 Units

Pheasant Run Apartments	Lee’s Summit, Missouri	1985; renovated in 2003 and 2004	160 Units

The Retreat Apartments	Shawnee, Kansas	1984; renovated in 2004 and 2005	342 Units

Hilltop Apartments	Kansas City, Missouri	1986	124 Units

Conifer Crossing	Norcross, Georgia	1981	420 Units

Lofton Place Apartments	Tampa, Florida	1988	280 Units

Beechwood Gardens Apartments	Philadelphia, Pennsylvania	1967; renovated in 2003 and 2004	160 Units

Stone Ridge Apartments	Columbia, South Carolina	1975	191 Units

Evergreen at Coursey Place Apartments	Baton Rouge, Louisiana	2003	352 Units

Office

Two and Five Governor Park	San Diego, California	1985 and 1989	22,470 Sq. Ft. and 53,048 Sq. Ft.

(1)	On November 15, 2011, we purchased the Pines of York Apartments in Yorktown, Virginia. See “Investments—Description of our Investments—Pines of York Apartments” for more information.

Each of our existing investments is structured as a joint venture with unaffiliated third parties. We own a majority interest in nine of these joint ventures and we own minority interests in three of the joint ventures. We are entitled to receive a priority preferred return ranging from 8.25% to 15.0% annually on our invested capital from each joint venture. With the exception of our investment in the joint ventures owning the property at each of Conifer Crossing, Beechwood Gardens Apartments, Lofton Place Apartments and Evergreen at Coursey Place Apartments, following a sale of the property, we also receive a priority return of our invested capital before our co-venturer receives a return of its invested capital. We believe that structured transactions such as these provide us with a higher-than-market current return on our invested capital and greater protection of our invested capital, while preserving our ability to participate in property appreciation.

We have and continue to expect to focus our investments on smaller properties in the $5,000,000 to $50,000,000 price range. We believe that targeting smaller priced properties may provide us opportunities to acquire real estate at more attractive prices than if we invest in larger, “trophy” assets for which the market is more competitive. We will seek to make investments in real properties identified through the network of partners and industry relationships of our advisor, Paladin Realty Advisors, LLC, which we refer to in this prospectus as Paladin Advisors, in order to avoid the competitive auctions that increase the prices for properties typically identified through the real estate brokerage community. In addition, we believe that our focus on smaller properties will allow us to achieve greater portfolio diversification.

We commenced our initial public offering of shares of our common stock on February 23, 2005, which we refer to as our initial offering. We commenced our follow-on offering in July 2008. As of January 20, 2012, we had raised gross offering proceeds of $76,817,680 or 7,764,147 shares, including shares issued under our distribution reinvestment plan, pursuant to our initial offering and our follow-on offering, which follow-on offering terminated upon effectiveness of the registration statement for this offering.

Q:	How has your portfolio performed to date?

A:	A presentation of our selected consolidated financial data for the five years ended December 31, 2010 and the nine months ended September 30, 2011 provides certain data regarding our performance over that period of time. The information below should be read together with our Consolidated Financial Statements and Notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations that are incorporated by reference into this prospectus. Please also see the “Investments” section of this prospectus for information regarding our portfolio.

Selected Financial Data

The following tables present summarized consolidated financial information, including statement of operations data and balance sheet data, in a format consistent with our consolidated financial statements.

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(unaudited)
Operating Data:
Revenues	$17,057,206	$14,928,885	$20,048,939	$15,344,761	$11,589,811	$5,595,622	$1,530,502
Loss before equity in earnings and noncontrolling interests	(3,234,851)	(3,244,971)	(4,087,665)	(6,337,842)	(2,689,447)	(1,627,801)	(855,811)
Equity in earnings from real estate joint venture	173,104	62,660	83,519	81,153	88,224	83,896	75,226
Noncontrolling interests	736,574	960,787	1,178,012	1,784,767	242,673	219,437	(127,817)
Net loss attributable to Company	(2,325,173)	(2,221,524)	(2,826,134)	(4,471,922)	(2,358,550)	(1,324,468)	(652,768)
Net loss per common share (basic and diluted)	(0.40)	(0.47)	(0.59)	(1.09)	(0.73)	(0.75)	(1.42)
Distributions declared per common share	0.45	0.45	0.60	0.60	0.60	0.60	0.60
Weighted average number of common shares outstanding (basic and diluted)	5,788,423	4,722,062	4,787,071	4,086,673	3,219,095	1,758,564	458,658

		As of September 30,	As of December 31,
		2011	2010	2009	2008	2007	2006
		(unaudited)
Balance Sheet Data:
Total real estate, net		$187,443,506	$149,009,964	$152,628,325	$152,628,325	$125,746,514	$55,763,626
Total assets		204,972,536	157,717,875	160,931,602	160,931,602	136,066,319	64,863,407
Mortgages payable		153,327,252	121,134,455	121,365,972	121,365,972	98,729,308	43,879,125

Q:	What is a Real Estate Investment Trust, or REIT?

A:	In general, a REIT is a company that:

•	Combines the capital of many investors to acquire or provide financing for real estate;

•	Distributes dividends to investors of at least 90% of its REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain) for each year;

•

Avoids the “double taxation” treatment of income that would normally result from investments in a corporation, because a REIT is not generally subject to federal corporate income taxes on its net income that it distributes to stockholders; and

•	Allows individual investors to invest in a large-scale diversified real estate portfolio under professional management through the purchase of interests, typically shares, in the REIT.

Q:	How will you structure the ownership and operation of your investments?

A:	We own all of our investments and conduct our operations through an operating partnership, Paladin Realty Income Properties, L.P., which was organized in the State of Delaware on October 31, 2003 to serve as our operating partnership. We are the sole general partner of Paladin Realty Income Properties, L.P. Because we will conduct all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure. To avoid confusion, in this prospectus:

•	We refer to Paladin Realty Income Properties, L.P. as Paladin OP; and

•

The use of “we,” “us,” “our” and similar pronouns refers to either (1) Paladin REIT or (2) Paladin REIT, Paladin OP and our other consolidated subsidiaries collectively, as required by the context in which such pronoun is used.

Q:	What is an “UPREIT”?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We use the UPREIT structure because a contribution of property directly to Paladin REIT is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to Paladin OP in exchange for limited partnership units in Paladin OP and defer taxation of gain until the contributor later exchanges his limited partnership units on a one-for-one basis for shares of common stock of Paladin REIT or, at our option, cash equal to the value of an equivalent number of our shares. Using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise transfer their properties because of unfavorable tax results.

Q:	What are the risks involved in an investment in your shares?

A:	An investment in our common stock is subject to significant risks. The following are some of the most significant risks relating to your investment:

•	No public market exists for our shares of common stock. Our shares cannot be readily sold, and if you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	We have experienced annual net losses which could adversely impact our ability to conduct operations and make investments.

•	The offering price for our shares was not established on an independent basis and bears no relationship to the net value of our assets.

•

The amount of distributions we may make, if any, is uncertain. Our distributions may exceed our available cash flow, particularly during the period before we have substantially invested the net proceeds from this offering. We may borrow funds, issue new securities or sell assets to make distributions.

•

To date, our distributions declared and paid have constituted a return of capital and portions of distributions we make in the future may also represent a return of capital, which will reduce your tax basis in our shares.

•	We have a limited operating history and there is no assurance that we will be able to achieve our investment objectives.

•	We have only made limited investments to date and therefore you will not have the opportunity to evaluate most of our investments prior to purchasing shares.

•

We pay substantial fees to our advisor, which were not determined on an arm’s-length basis. Our advisor faces conflicts of interest as a result of compensation arrangements, time constraints, and competition for investments and for tenants, which could result in actions which are not in your best interests.

•	This is a “best efforts” offering; if we are unable to raise substantial funds, then we will be limited in the number and type of investments we may make.

•

We are the first publicly-offered investment program sponsored by Paladin Realty Partners, LLC. You should not assume that the prior performance of privately-held programs sponsored by our sponsor will be indicative of our future results.

•	We may not be able to continually satisfy the requirements to be taxed as a REIT. If we lose our REIT status, it would adversely impact our operations and ability to make distributions.

Q.	Do you currently own any investments?

A:	Yes. Please see the “Investments” section of this prospectus for a description of our investments. However, this offering is a “blind pool” offering in that we have not yet identified most of the real properties we will acquire or real estate related investments we will make with the proceeds from this offering.

Q:	Who will select your investments?

A:	Paladin Advisors is our advisor and, as such, supervises and manages our day-to-day operations and will select our real property investments and real estate related investments, subject to oversight by our board of directors. James R. Worms, Michael B. Lenard, John A. Gerson and Whitney A. Greaves, all of whom, except for Ms. Greaves, are also our officers, are the senior officers of Paladin Advisors who will manage its operations and have primary responsibility for selecting our investments.

Q:	Who are Paladin Advisors and Paladin Realty?

A:	Paladin Advisors was formed in the State of Delaware on October 31, 2003 for the purpose of acting as our advisor. Paladin Advisors is wholly owned by our sponsor, Paladin Realty Partners, LLC. From 1995 through December 31, 2010, Paladin Realty Partners, LLC and its predecessors, which we refer to collectively as Paladin Realty, and their affiliates have sponsored or advised real estate investment partnerships that have raised an aggregate of approximately $1.1 billion of equity. As of December 31, 2010, these funds were invested in or committed to invest in 324 properties with an aggregate purchase price, including debt and equity from joint venture partners, of approximately $3.3 billion. References in this prospectus to “Paladin Advisors and its affiliates” include Paladin Realty and each other affiliate of Paladin Advisors or Paladin Realty.

Q:	Who is KBR Capital Markets, LLC?

A:	KBR Capital Markets, LLC (f/k/a Paladin Realty Securities, LLC), or KBR Capital Markets, is a Delaware limited liability company and a wholly owned subsidiary of KBR Capital Partners, LLC, a Delaware limited liability company, which is controlled by Vinay Kumar and Bhavin Shah. On September 1, 2011, KBR Capital Partners, LLC purchased KBR Capital Markets, LLC from Paladin Realty Advisors, which purchase remains subject to the approval of FINRA. KBR Capital Markets is serving as the dealer manager for this offering. KBR Capital Markets is a licensed broker-dealer registered with the Financial Industry Regulatory Authority, Inc., or FINRA. KBR Capital Partners is an institutional alternative investments firm that employs a multi-manager strategy to deliver a diversified and distinctive array of investment opportunities to individual and institutional investors. Paladin Realty has entered into a joint venture agreement with KBR Capital Advisors, LLC, an affiliate of KBR Capital Partners, pursuant to which they may jointly sponsor additional public and private investment funds in the future.

Q:	What are the fees and expense reimbursements you will pay to Paladin Advisors and KBR Capital Markets?

A:	Paladin Advisors and KBR Capital Markets will receive substantial compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

Type of Compensation (Recipient)	Form of Compensation	Estimated $ Amount for Maximum Offering ($725,000,000 in shares)
Organization and Offering Stage

Selling Commissions (Participating Broker-Dealers)	7.0% of gross proceeds from the sale of shares in the primary offering paid to participating broker-dealers. No selling commissions will be paid on shares sold pursuant to our distribution reinvestment plan.	$45,500,000; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued $405,535 and $1,047,099, respectively, in selling commissions to participating broker dealers.
Dealer Manager Fee (KBR Capital Markets)	3.0% of gross proceeds from the sale of shares in the primary offering, a portion of which may be reallowed to participating broker-dealers. No dealer manager fee will be paid on shares sold pursuant to our distribution reinvestment plan.	$19,500,000; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued $119,193 and $337,740, respectively, in dealer manager fees to KBR Capital Markets.

Bona Fide Due Diligence Expense Reimbursements (KBR Capital Markets)	Up to 0.5% of gross proceeds from the sale of shares in the primary offering for bona fide due diligence expenses, all of which may be reallowed to participating broker-dealers upon receipt of an itemized and detailed invoice.	$3,250,000; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued no due diligence expense reimbursements.

Reimbursement of Issuer Organization and Offering Expenses (Paladin Advisors)(1)	If we raise the maximum offering amount, we expect our issuer expenses (other than selling commissions, the dealer manager fee and bona fide due diligence expense reimbursements) to be approximately $5,125,000, or 0.8% of gross proceeds from the sale of shares in the primary offering. Any such reimbursements will not exceed actual expenses incurred by Paladin Advisors.	$5,125,000; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued $217,000 and $525,956, respectively, in reimbursements of issuer organization and offering expenses to Paladin Advisors.

Operational Stage

Acquisition Fees (Paladin Advisors)(2)	1.5% of (1) the purchase price of real property acquired directly, (2) our allocable cost of real property acquired in a joint venture or (3) the funds advanced in a real estate related investment except that with respect to investments in and originations of loans, we will pay an origination fee to our advisor in lieu of an acquisition fee.	Not determinable at this time; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued $0 and $359,876, respectively, in acquisition fees to Paladin Advisors.

Type of Compensation (Recipient)	Form of Compensation	Estimated $ Amount for Maximum Offering ($725,000,000 in shares)
Origination Fees (Paladin Advisors)	1.5% of the amount funded by us to acquire or originate loans, including any third-party expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee in addition to the origination fee.	Not determinable at this time; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we paid no origination fees to Paladin Advisors.

Reimbursement of Acquisition Expenses (Paladin Advisors)	Reimbursement of actual expenses related to the selection, acquisition and development of real property investments and real estate related investments.	Not determinable at this time; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we did not pay or accrue any reimbursement of acquisition expenses to Paladin Advisors.

Asset Management Fee (Paladin Advisors)(3)	Monthly fee equal to one-twelfth of 0.6% of (1) the purchase price of real property acquired directly, (2) our allocable cost of real property acquired in a joint venture or (3) the funds advanced in a real estate related investment.	Not determinable at this time; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued $380,880 and $295,916, respectively, in asset management fees to Paladin Advisors.

Expense Reimbursement (Paladin Advisors)	Reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates, including an allocable share of costs for advisor personnel and overhead; provided, however, that personal costs will not be reimbursed in connection with services for which Paladin Advisors receives a separate fee.	Not determinable at this time; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued $1,725,000 and $614,078, respectively, in expense reimbursements to Paladin Advisors.

Disposition Stage

Subordinated Disposition Fee (Paladin Advisors)	Lesser of one-half of a competitive real estate commission or 3.0% of the sales price of each property or real estate related investment sold, to be paid only if Paladin Advisors provides a substantial amount of services and only after we have made distributions to our stockholders equal to the aggregate capital contributions by our stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.	Not determinable at this time.

Subordinated Participation Interest in Paladin OP (Paladin Advisors)	Paladin Advisors has a subordinated participation interest in Paladin OP pursuant to which Paladin Advisors may receive distributions from Paladin OP as described below.

Type of Compensation (Recipient)	Form of Compensation	Estimated $ Amount for Maximum Offering ($725,000,000 in shares)
• Subordinated Distribution of Net Sales Proceeds—Payable only if our shares of common stock are not listed on an exchange	10.0% of any net sales proceeds remaining after we have received distributions from Paladin OP (all of which we intend to distribute to our stockholders as distributions) equal to the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.	Not determinable at this time.

• Subordinated Distribution Upon Listing—Payable only if our shares of common stock are listed on a national securities exchange	10.0% of the amount by which the adjusted market value of our common stock plus distributions made prior to listing exceeds the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing.	Not determinable at this time.

• Subordinated Distribution Upon Termination— Payable upon termination of Paladin Advisors as our advisor (other than for cause) only if we have not paid the Subordinated Distribution Upon Listing	10.0% of the amount by which the appraised value of our real property investments and real estate related investments, less any indebtedness secured by such assets, plus total distributions made to our stockholders through the termination date exceeds the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an amount that if distributed to the stockholders as of the date of termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.(4)	Not determinable at this time.

(1)	Our advisor may pay issuer organization and offering expenses on our behalf. Our advisory agreement provides that we may reimburse our advisor for organization and offering expenses, including issuer organization and offering expenses, up to 3.0% of gross proceeds from the sale of shares in our primary offering (not to exceed actual expenses incurred by our advisor).
(2)	The purchase price of a property will equal the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of the expenses related thereto, and the amount of debt associated with such real property. Our allocable cost of joint venture investments will equal the product of (a) the purchase price and (b) our percentage economic interest in the joint venture.
(3)	Our advisor was entitled to a monthly asset management fee equal to one-twelfth of 0.6% of our allocable cost of the real property in our joint ventures. However, for each of our existing properties from the respective dates of acquisition through the period that we own the properties, our advisor has elected to receive a monthly asset management fee equal to one-twelfth of 0.3% of our allocable cost of the real property acquired in these joint ventures and has permanently waived the remainder of the asset management fees not paid.
(4)	If such distribution is paid in the form of shares of our common stock, we will not redeem those shares prior to a listing or other liquidity event other than with the proceeds from the sale of assets selected or managed by Paladin Advisors.

There are many additional conditions and restrictions on the amount of compensation Paladin Advisors and KBR Capital Markets may receive. For a more detailed explanation of these fees and expenses payable to Paladin Advisors and its affiliates, please see the “Management Compensation” section of this prospectus.

Q:	If I buy shares, will I receive distributions and how often?

A:	We have paid distributions on a monthly basis since the commencement of our operations. Provided we have sufficient available cash flow, we expect to continue to make distributions on a monthly basis to our stockholders. If we do not have sufficient cash flow to make distributions, we may be required to borrow money, sell assets or issue new securities for cash to fund the payment of distributions. However, we cannot predict if we will generate sufficient cash flow to fund the payment of distributions.

Q:	May I reinvest my distributions?

A:	Yes. Please see “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	What will you do with the money raised in this offering?

A:	We will use your investment proceeds to make real property investments and real estate related investments, focusing primarily on investments that produce current income. We intend to invest between 87.4% and 88.7% of the proceeds from this offering to make real property investments and real estate related investments, and the remaining proceeds will be used to pay fees and expenses of this offering. Until we invest the proceeds of this offering in real property investments and real estate related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the proceeds of this offering in real property investments and real estate related investments.

Q:	What kind of offering is this?

A:	Through our dealer manager, we are offering a maximum of $650,000,000 of shares of common stock on a “best efforts” basis at $10.00 per share. We are also offering $75,000,000 of shares of common stock pursuant to our distribution reinvestment plan at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q:	How long will this offering last?

A:	The offering is expected to terminate no later than January 24, 2014. We may terminate this offering at any time.

Q:	Who can buy shares?

A:	Generally, you can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For the purpose of determining investor suitability, net worth does not include your home, home furnishings or personal automobiles. Some states require investors to meet additional suitability standards, so you should carefully read the more detailed description in the “Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must initially purchase at least 300 shares, which equals a minimum investment of at least $3,000. Subject to any restrictions imposed by state law, once an investor has purchased shares meeting the minimum investment, that investor may make additional purchases in increments of at least 25 shares ($250).

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to contact your participating broker-dealer or registered investment advisor and fill out a Subscription Agreement, like the one contained in this prospectus as Appendix B, and pay for the shares you wish to purchase at the time you subscribe.

Q:	If I buy shares in this offering, how may I later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange or any over-the-counter market. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of any class of our outstanding shares. See “Suitability Standards” and “Description of Capital Stock—Restriction on Ownership of Shares.” We currently have a share redemption program, as discussed under “Description of Capital Stock—Share Redemption Program,” which may provide limited liquidity for some of our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes, you will receive periodic updates on the performance of your investment with us, including:

•	A detailed quarterly report after the end of each of the first three fiscal quarters of the year;

•	An annual report after the end of each year; and

•	An annual IRS Form 1099 after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	For questions about the offering or to obtain additional copies of this prospectus, contact your registered representative or contact:

KBR Capital Markets, LLC

225 Shoreline Dr., Suite 428

Redwood City, CA 94065

1-866-PAL-REIT

For questions regarding our assets and operations, contact us at:

Investor Relations

Paladin Realty Advisors, LLC

10880 Wilshire Blvd., Suite 1400

Los Angeles, California 90024

1-866-PAL-REIT

1-866-725-7348

e-mail: investors.relations@paladinREIT.com

www.paladinREIT.com

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus that is not otherwise addressed in the “Questions and Answers About This Offering” section of this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section.

Paladin Realty Income Properties, Inc.

Paladin Realty Income Properties, Inc., which we refer to as Paladin REIT, is a Maryland corporation formed on October 31, 2003 that elected to be taxed as a REIT commencing with the taxable year ended December 31, 2006. We were organized to invest in a diversified portfolio of high quality investments, including investments in real properties and real estate related investments, focusing primarily on investments that produce current income. As of September 30, 2011, we have invested in 12 joint ventures owning 13 income-producing properties.

Our headquarters are located at 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024. Our telephone number is 1-866-725-7348. Our web site is www.paladinreit.com. Our website is not incorporated by reference into this prospectus.

Our Advisor

Paladin Realty Advisors, LLC, which we refer to as Paladin Advisors, is our advisor and, as such, supervises and manages our day-to-day operations and selects our investments, subject to oversight by our board of directors. Paladin Advisors was formed on October 31, 2003 and is an affiliate of our sponsor, Paladin Realty.

Our Dealer Manager

KBR Capital Markets, LLC, (f/k/a Paladin Realty Securities, LLC) which we refer to as KBR Capital Markets, is serving as the dealer manager for this offering. KBR Capital Markets is a licensed broker-dealer registered with the Financial Industry Regulatory Authority, Inc., or FINRA. KBR Capital Markets is owned by KBR Capital Partners, LLC, a Delaware limited liability company, which is controlled by Vinay Kumar and Bhavin Shah, subject to FINRA approval of its purchase of KBR Capital Markets from Paladin Realty Advisors. KBR Capital Partners is an institutional alternative investments firm that employs a multi-manager strategy to deliver a diversified and distinctive array of investment opportunities to individual and institutional investors. Paladin Realty has entered into a joint venture agreement with KBR Capital Advisors, LLC, an affiliate of KBR Capital Partners, pursuant to which they may jointly sponsor additional public and private investment funds in the future.

Our Management

Our board of directors supervises and evaluates the performance of Paladin Advisors as our advisor, and is also responsible for certain other matters set forth in our charter. Our board of directors consists of five members. Three of our directors are independent of us, Paladin Advisors and Paladin Realty. Our stockholders elect our directors annually.

Description of Our Investments

As of September 30, 2011, we have acquired only the investments described in the “Investments” section of this prospectus. We generally will seek to acquire a diversified portfolio of high quality investments that produce current income. We intend to invest in a diverse array of real properties, either directly or through joint ventures, including apartments, office buildings, industrial buildings, shopping centers and hotels.

In addition, we will also seek to invest in loans on real property such as mortgages and mezzanine loans, which we refer to as real estate related investments. We are not limited in the percentage of our assets that we may invest in real estate related investments. However, Paladin Advisors will monitor these investments to ensure compliance with the Investment Company Act, which may require Paladin Advisors to impose limitations on our investment activities, including limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act. See “Risk Factors—Risks Associated with Our Organizational Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act” and “Investment Objectives and Criteria—Certain Other Policies.”

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of real property and real estate related investments.

Our charter provides that our independent directors must approve any borrowing in excess of 300% of the aggregate value of our net assets and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation.

Investment Objectives

Our investment objectives for this offering are:

•	To preserve, protect and return your capital contributions;

•	To make regular cash distributions;

•	To realize growth in the value of our investments upon our ultimate sale of such investments; and

•

To provide you with liquidity by listing the shares on a national securities exchange by February 23, 2015, or, if our shares are not listed prior to that date, by commencing an orderly liquidation of our investments and distributing the cash to you.

We may only change these investment objectives by a vote of our stockholders holding a majority of our outstanding shares. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Plan of Distribution

We are offering up to a maximum of $650,000,000 in shares of common stock in the primary offering at $10.00 per share, subject to certain volume discounts. In addition, we are offering up to $75,000,000 in shares of common stock to be issued pursuant to our distribution reinvestment plan at $9.50 per share.

We intend to admit stockholders periodically as subscriptions for shares are received, but not less frequently than monthly. This offering is expected to terminate no later than January 24, 2014. However, we may terminate this offering at any time prior to such termination date.

Our Structure

The following chart indicates the relationship among us and Paladin Advisors and certain of its affiliates, including Paladin Realty, our sponsor, and KBR Capital Markets, our dealer manager.

As of December 31, 2011, 7,124,028 shares were issued and outstanding, all of which were purchased by stockholders in our public offerings except for the 26,254 shares that are owned by our directors and officers as a group, including 727 shares that are owned by Paladin Realty. The 727 shares owned by Paladin Realty currently represent less than 0.1% of our outstanding shares. After giving effect to this offering, assuming we sell the maximum number of shares of common stock offered hereby, investors in this offering and stockholders who purchased shares in our prior offerings will own, collectively, effectively 100% of the then issued and outstanding shares of our common stock.

Prior Investment Programs

As of December 31, 2010, our sponsor, Paladin Realty, or its affiliates had sponsored or advised 29 real estate investment partnerships since 1995. These programs have completed fundraising of approximately $1.1 billion from 115 investors. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $3.3 billion. The “Prior Performance Summary” section of this prospectus contains a discussion of the Paladin Realty programs sponsored to date.

Certain financial data relating to Paladin Realty’s prior real estate programs is also provided in the “Prior Performance Tables” in Appendix A to this prospectus. The prior performance of Paladin Realty’s previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in Paladin Realty’s prior programs.

Conflicts of Interest

Paladin Advisors and certain of our other affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

The directors, officers and other employees of Paladin Realty and Paladin Advisors must allocate their time between advising us and managing other real estate programs and business activities in which they may be involved;

•

The compensation payable by us to Paladin Advisors and other affiliates may not be on terms that would result from arms-length negotiations between unaffiliated parties and is payable, in most cases, whether or not our stockholders receive distributions;

•

Although Paladin Advisors has agreed to generally provide us with the first opportunity to acquire “core” or “core-plus” U.S. real estate investments which it identifies as suitable investments for us and another Paladin program, Paladin Advisors will be required to make this determination in its discretion and will be subject to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf when other Paladin programs are also seeking investments;

•

Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, Paladin Advisors and its affiliates will receive certain fees in connection with transactions involving the purchase, management and sale of our real properties and real estate related investments; and

•	Because KBR Capital Markets is our affiliate, you do not have the benefit of an independent third party review of this offering which would occur if we and KBR Capital Markets were unaffiliated.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which we refer to as our code of ethics, that applies to each of our officers and directors and each of the officers, managers, principals and real estate professionals of Paladin Realty and Paladin Advisors, which we refer to as the covered persons. Our code of ethics prohibits certain conflict of interests such as those in which a covered person’s direct or indirect personal interest interferes in any material respect with his or her service to us or our interests. Our code of ethics also sets forth certain conflicts of interest policies that limit and govern certain matters among us, the covered persons, Paladin Realty, Paladin Advisors and their affiliates, including transactions between us and any covered person relating to real property investments and sales, loans, and the issuance of preferred stock. A copy of our code of ethics is available on our website at www.paladinreit.com. A waiver of our code of ethics with respect to transactions between us and any covered person, including real property investments and sales, loans, and the issuance of preferred stock, requires approval by a majority of the independent directors of our board of directors that are not otherwise interested in the transaction. A waiver of any other provision of our code of ethics requires approval by a majority of the members of the audit committee of our board of directors. If we make any amendments to our code of ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from our code of ethics, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the SEC. See “Conflicts of Interest—Code of Business Conduct and Ethics.”

Distribution Policy

In order to be taxed as a REIT, we are required to distribute 90% of our REIT taxable income, excluding capital gains and before application of the dividends paid deduction, to our stockholders. The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. We expect to make distributions to stockholders on a monthly basis. If we do not have sufficient cash flow from operations to make our distributions to stockholders, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to fund our distributions, and all or a portion of such distributions may be characterized for federal income tax purposes as a return of capital. Each of the distributions we have made to stockholders prior to the date of this prospectus has been a return of capital. See the “Description of Capital Stock—Distribution Policy” section of this prospectus for a further explanation of our distribution policy.

We pay distributions on a monthly basis. Since January 2006, for the month ended December 31, 2005, we have paid a 6.0% per year distribution. We paid $2,530,302 in distributions for the nine months ended September 30, 2011, of which $1,267,417 was paid in cash and $1,262,885 was paid through the distribution reinvestment plan in the form of additional shares issued.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in whole or fractional shares. During this offering, shares will be issued through the distribution reinvestment plan for $9.50 per share. Thereafter, our board of directors will determine the price for which shares will be issued under the plan based on consideration of factors indicating the fair market value of the shares, such as (1) the then-current net asset value of our portfolio and (2) if we are offering shares to the public in a subsequent offering at the time of determination, the then-current offering price of our shares. If you participate, you will be taxed on your share of our distributions that are classified as dividends even though you will not receive the cash from your distributions. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely on sources of funds other than our distributions to pay your taxes. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our distribution reinvestment plan may be deemed to be taxable as income to participants in the plan. No selling commission or dealer manager fee will be charged on shares purchased pursuant to the distribution reinvestment plan. We may terminate the distribution reinvestment plan at our discretion at any time upon 10 days’ notice to you. In addition, you may terminate your participation in the distribution reinvestment plan by providing us with 10 days’ written notice. Please see the “Description of Capital Stock—Distribution Reinvestment Plan” section of this prospectus for a further explanation of our distribution reinvestment plan, a copy of which is attached as Appendix C to this prospectus.

Listing

Our shares of common stock are not currently listed on a national securities exchange or any over-the-counter market. We do not expect our shares to become listed in the near future, and they may not become listed at all. We will be required to begin an orderly liquidation of our assets on February 23, 2015 if our shares of common stock are not listed on a national securities exchange prior to that date.

Share Redemption Program

An investment in our shares of common stock should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares, our board of directors had adopted a share redemption program to allow some stockholders to have their shares redeemed, subject to limitations and restrictions. Our share redemption program provides that except for redemptions following the death or qualifying disability of a stockholder, you must hold your shares for one year before you will have the opportunity to have any of your shares redeemed. Redemption of shares, when requested, will generally be made quarterly. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program to no more than 5% of the weighted-average number of shares outstanding during the prior calendar year. Funding for the redemption of shares during a quarter will come exclusively from the proceeds we receive in our distribution reinvestment plan in the month following such quarter. If we do not receive funds in such month to fulfill all accepted redemption requests from the previous quarter, the remaining amounts will be funded with proceeds received from the distribution reinvestment plan in subsequent months. Due to these limitations, we cannot guarantee that we will be able to accommodate all redemption requests.

During this offering, the repurchase price will be $9.30 per share, and during subsequent offerings of our common stock the repurchase price will be 93% of the offering price. During periods when we are not engaged in an offering, the repurchase price will be 93% of the then-current net asset value per share, as determined by our board of directors.

Our registrar and transfer agent, Phoenix American Financial Services, Inc., or Phoenix American, will charge our stockholders a fee for share redemptions, which is currently $50 per redemption but which may change in the future as determined by Phoenix American.

Our board of directors reserves the right to terminate, suspend or amend the share redemption program or to reduce the number of shares to be purchased under the share redemption program upon 30 days’ notice without stockholder approval. We will terminate our share redemption program if and when our shares become listed on a national securities exchange.

During the year ended December 31, 2009, we received requests to redeem 245,343 shares of common stock, of which we redeemed 143,420 shares of common stock for approximately $1,330,188, or $9.30 per share, the redemption price set forth in our share redemption plan. We funded these redemptions exclusively from proceeds we received in our distribution reinvestment plan. For the same period, due to the limitations of our program, we were not able to redeem 102,103 shares of common stock as requested. During the year ended December 31, 2010, we redeemed 155,469 shares of common stock for approximately $1,444,257, or $9.30 per share. We funded these redemptions exclusively from proceeds we received in our distribution reinvestment plan.

During the nine months ended September 30, 2011, we received additional requests to redeem 143,957 shares of common stock. During the nine months ended September 30, 2011, we redeemed 136,747 shares of common stock for approximately $1,271,747, or $9.30 per share.

As of November 1, 2011, there were 89,862 shares which had previously been submitted for redemption but had not yet been redeemed. Pursuant to the terms of our share redemption program and subject to available funding from proceeds received in our distribution reinvestment plan, we will redeem the remaining shares requested with funds received from our distribution reinvestment plan in subsequent months.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts, which we refer to as IRAs, and retirement and welfare plans subject to the Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA. Any plan trustee or individual considering purchasing shares for a retirement or welfare plan or for an IRA should read that section of this prospectus very carefully.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any individual or entity from acquiring beneficial ownership of more than 9.8% of any class of our outstanding shares. See the “Description of Capital Stock—Restriction on Ownership of Shares” section of this prospectus for further explanation of the restrictions on ownership of our shares.

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information included in this prospectus, before you decide to purchase our shares of common stock. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. If any of the following risks actually occurs, our results of operations and ability to make distributions would likely suffer materially or could be eliminated entirely. As a result, the value of our shares may decline, and you could lose all or part of your investment.

Investment Risks

There is currently no public market for the shares of our common stock. Therefore, it will likely be difficult for our stockholders to sell their shares and, if our stockholders are able to sell their shares, they will likely sell them at a substantial discount.

There currently is no public market for our shares of common stock and we have no obligation or current plans to apply for quotation or listing on any public securities market. Therefore, it will be difficult for our stockholders to sell their shares promptly or at all. If our stockholders are able to sell their shares, they may only be able to sell them at a substantial discount from the price they paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment will be reduced by between 11.3% and 12.6% of the gross offering proceeds which will be used to pay fees and expenses of this offering. The price per share could also be reduced as a result of other factors including those described elsewhere in this “Risk Factors” section. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that our stockholders will be able to sell their shares, whether pursuant to our share redemption plan or otherwise, without incurring a substantial loss. We cannot assure our stockholders that their shares will ever appreciate in value to equal the price paid for their shares. Thus, our stockholders should consider the purchase of our shares as illiquid and a long-term investment, and must be prepared to hold their shares for an indefinite length of time.

We have experienced annual net losses which could adversely impact our ability to conduct operations, make investments and pay distributions to our stockholders.

We had a net loss of $2,826,134, $4,471,922 and $2,358,550 for the years ended December 31, 2010, 2009 and 2008, respectively, during which time Paladin Advisors paid certain expenses on our behalf. In addition, we had a net loss for the nine months ended September 30, 2011 of $2,325,173. In the event that our annual net losses continue, we will have less money available to make investments and pay distributions to our stockholders, and our ability to conduct our operations may be adversely impacted.

To date, our distributions declared and paid have constituted a return of capital for federal income tax purposes.

All of our distributions declared and paid to date have constituted a return of capital for federal income tax purposes. Distributions that are treated as a return of capital for federal income tax purposes generally will not be taxable as a dividend to a stockholder, but will reduce the stockholder’s basis in its shares (but not below zero) and therefore can result in the stockholder having a higher gain upon a subsequent sale of such shares. Return of capital distributions in excess of a stockholder’s basis generally will be treated as gain from the sale of such shares.

We have not identified most of the investments that we will make with the net proceeds we will receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

As of September 30, 2011, we have made 13 property investments, which are joint venture interests in Champion Farms Apartments, Fieldstone Apartments, Pinehurst Apartment Homes, Pheasant Run Apartments, the Retreat Apartments, Hilltop Apartments, Conifer Crossing, Two and Five Governor Park, Lofton Place Apartments, Beechwood Gardens Apartments, Stone Ridge Apartments and Evergreen at Coursey Place Apartments. Paladin Advisors has not yet identified any real property investments or real estate related investments that it is reasonably probable we will make with the additional net proceeds we will receive from this offering. As a result, investors in this offering will be unable to evaluate the manner in which the net proceeds are invested and the economic merits of potential investments prior to the investor making an investment decision. Additionally, our stockholders will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning our future real property investments and real estate related investments. Our stockholders must rely on Paladin Advisors, our advisor, to evaluate our investment opportunities, and Paladin Advisors may not be able to achieve our investment objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest. Further, we cannot assure our stockholders that acquisitions of real property investments or real estate related investments made using the proceeds of this offering will produce a return on their investment or will generate cash flow to enable us to make distributions to our stockholders.

You may be unable to sell your shares because your ability to have your shares redeemed pursuant to our share redemption program is subject to significant restrictions and limitations.

Even though our share redemption program may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year, you should be fully aware that our share redemption program contains significant restrictions and limitations. Redemption of shares, when requested, will generally be made quarterly. We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares requested to be redeemed during a calendar quarter will come exclusively from the proceeds we receive from the sale of shares under our distribution reinvestment plan in the month following such calendar quarter, and if we do not receive sufficient funds in such month to fulfill all such redemption requests, the remaining amounts will be funded with proceeds received from the distribution reinvestment plan in subsequent months. In addition our board of directors, in its sole discretion, may choose to terminate the share redemption program or to reduce the number of shares purchased under the share redemption program upon 30 days’ notice. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the share redemption program, or you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program because of the limitations. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you will not receive the same price you paid for any shares of our common stock being redeemed. See “Description of Capital Stock—Share Redemption Program.”

Because we established the offering price on an arbitrary basis, it may not be indicative of the price at which our shares would trade if they were actively traded.

Our board of directors has arbitrarily determined the selling price of the shares of common stock offered hereby and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or inter-dealer quotation system or actively traded by brokers or of the proceeds that a stockholder would receive if we were liquidated or dissolved.

Investors who purchased shares of our common stock in the follow on offering may have incurred, as of December 31, 2010, dilution in the net tangible book value per share of our common stock from the price paid in this offering. Investors purchasing shares in this offering may experience further dilution if we issue additional equity.

Net tangible book value is used as a measure of net worth that reflects certain dilution in the value of our common stock from the issue price as a result of (a) accumulated depreciation and amortization of real estate investments, (b) fees paid in connection with our public offerings, (c) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments and (d) our operating and administrative expenses.

As of December 31, 2010, our net tangible book value per share was $4.45, calculated as our net tangible book value as of December 31, 2010 (consisting of stockholders’ equity, excluding certain identified intangible assets such as deferred financing and leasing costs, acquired above-market leases net of acquired below-market leases and acquired in-place lease value) divided by the 5,069,487 shares of our common stock outstanding as of December 31, 2010, as compared to our offering price of $10.00 per share in this offering as of December 31, 2010. Net tangible book value does not reflect our estimated value per share nor does it necessarily reflect the value of our assets upon an orderly liquidation of us in accordance with our investment objectives.

Additionally, investors who purchase shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional common stock in the future pursuant to this offering, if we sell securities that are convertible into common stock or if we issue shares upon the exercise of options, warrants or other rights.

Risks Relating to Our Business

We and Paladin Advisors have limited operating histories, and we may not be able to operate successfully.

We and Paladin Advisors were each formed in connection with the commencement of our initial offering and had no prior operating history, and our investors should not rely upon the past performance of other real estate investment programs sponsored by Paladin Realty to predict our future results. Other than our initial 13 investments, we have not identified any additional probable investments. Additionally, none of our officers, Paladin Advisors, its affiliates or their respective employees have operated any other public company or an entity that has elected to be taxed as a REIT. Our investors should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, we must, among other things:

•	Identify and acquire investments that further our investment objectives;

•	Increase awareness of the Paladin name within the investment products market;

•	Establish and maintain contacts with licensed securities brokers and other agents to successfully raise capital in this offering;

•	Attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	Respond to competition for our targeted real property investments and real estate related investments as well as for potential investors in our shares;

•	Continue to build and expand our operations structure to support our business; and

•	Maximize the value of our investments upon sale.

Our failure, or Paladin Advisor’s failure, to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow to make distributions to our stockholders and could cause our stockholders to lose all or a portion of their investment in our shares of common stock.

We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.

The past performance of other investment programs sponsored by Paladin Realty may not be indicative of our future results, and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations of those programs. The returns to our stockholders will depend in part on the mix of investments that we make, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin programs, the returns to our stockholders will vary from those generated by those prior programs. We are also the first publicly-offered investment program sponsored by Paladin Realty or any of its affiliates. Therefore, the prior Paladin programs, which were conducted through privately-held entities, were not subject to either the up-front commissions, fees and expenses associated with our offerings or to many of the laws and regulations to which we are subject. We are the first program sponsored by Paladin Realty or any of its affiliates that intends to make or acquire mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating any other REIT or a publicly-offered investment program. As a result of all these factors, our stockholders should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior programs sponsored by Paladin Realty and its affiliates.

Our ability to successfully conduct this offering is dependent in part on the ability of our dealer manager to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is KBR Capital Markets (f/k/a Paladin Realty Securities, LLC). KBR Capital Markets is a wholly owned subsidiary of KBR Capital Partners, LLC. KBR Capital Markets has a limited operating history and, other than serving as dealer manager for a portion of our initial offering and our follow-on offering, has not previously acted as a dealer manager for a public offering. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of the dealer manager to maintain and expand its network of licensed securities brokers-dealers and other agents. If KBR Capital Markets fails to perform, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, our stockholders could lose all or a part of their investment.

Because this offering is a “best efforts” offering, the dealer manager and the participating broker-dealers are only required to use their best efforts to sell our shares. If we are unable to raise substantial funds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.

This offering is being made on a “best efforts” basis, whereby the dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of our shares. As a result, we cannot assure our stockholders as to the amount of proceeds that will be raised in this offering. If we are unable to raise sufficient funds, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase.

Payment of fees, distributions and expense reimbursements to Paladin Advisors and its affiliates will reduce cash available for investment and for distribution to our stockholders.

Paladin Advisors and its affiliates perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the asset management of our investments and administrative and other services. Paladin Advisors and its affiliates will be paid acquisition fees or origination fees, asset management fees and subordinated disposition fees for these services pursuant to the advisory agreement between us and Paladin Advisors. In addition, distributions may be payable to Paladin Advisors pursuant to the subordinated participation interest it holds in Paladin OP, upon a distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. In addition, Paladin Advisors and its affiliates have provided and will continue to provide administrative services to us for which they are entitled to reimbursement at cost. These fees, distributions and expense reimbursements are substantial and will reduce the amount of cash available for investment or distribution to our stockholders.

To date, cash flows from operations have been insufficient to pay our operating and administrative expenses and to cover the distributions we have paid and/or declared. In order to permit us to pay distributions to our stockholders, we have used cash distributions from our investments and offering proceeds and Paladin Advisors has paid expenses on our behalf and deferred the reimbursement of such expense payments and its receipt of fees we owe Paladin Advisors. We cannot assure our stockholders that in the future we will be able to achieve cash flows necessary to pay both our operating and administrative expenses and distributions at our historical per share amounts, or to maintain distributions at any particular level, if at all.

Because our cash flows from operations have been insufficient to pay our operating and administrative expenses and the distributions we have paid or declared to our stockholders through September 30, 2011, we cannot assure our stockholders that we will be able to continue paying distributions to our stockholders at our historical per-share amounts, or that the distributions we pay will not decrease or be eliminated in the future. For the years ended December 31, 2009 and 2010 and the nine months ended September 30, 2011, we have paid $2,410,031, $2,843,251 and $2,530,302, respectively, in distributions to our stockholders and we intend to continue paying distributions to our stockholders in the future. In order to permit us to pay our distributions declared to date, we have used cash distributions from our investments, offering proceeds, Paladin Advisors has paid expenses on our behalf, and Paladin Advisors has deferred the reimbursement of expense payments and its receipt of asset management and acquisition fees.

As of September 30, 2011, Paladin Advisors and its affiliates have incurred on our behalf $7,853,808 in organization and offering costs. In addition, Paladin Advisors and its affiliates paid on our behalf $2,695,807 in general and administrative expenses in accordance with the 2%/25% Rule, as described below and in the “Management—Our Advisor—The Advisory Agreement” section of this prospectus, of which $2,327,575 has been reimbursed by us to Paladin Advisors and $368,232 has been recorded as due to affiliates on our consolidated balance sheet.

In accordance with our charter and pursuant to the advisory agreement, Paladin Advisors must pay the Company quarterly for any amount of operating expenses paid by the Company that in the 12 months then ended exceed the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Rule,” and we will not reimburse Paladin Advisors for operating expenses incurred on our behalf that in any fiscal year exceed the 2%/25% Rule unless a majority of our independent directors determine, based on unusual and non-recurring factors which they deem sufficient, that such excess was justified. During the previous twelve months, our operating expenses, including expenses incurred on behalf of us by Paladin Advisors and its affiliates did not exceed the 2%/25% Rule. Our general and administrative expenses, which are the equivalent of total operating expenses for purposes of the 2%/25% Rule, as a percentage of average invested assets were 1.0% and 0.6% for the year ended December 31, 2010 and nine months ended September 30, 2011, respectively. For the year ended December 31, 2010 and nine months ended September 30, 2011, we paid Paladin Advisors asset management fees of $380,880 and $295,916, respectively. For the year ended December 30, 2010 and nine months ended September 30, 2011, we paid Paladin Advisors acquisition fees of $0 and $359,856, respectively.

Paladin Advisors is not obligated to either pay expenses on our behalf beyond the term of the advisory agreement or defer reimbursements of expense payments or fees in future periods.

Our directors will determine the amount and timing of future cash distributions to our stockholders based on many factors, including the amount of funds available for distribution, our financial condition, requirements we must meet to qualify to be taxed as a REIT, whether to reinvest or distribute such funds, capital expenditures and reserve requirements and general operational requirements. The amount of cash available for distribution will be affected by our ability to identify and make real property investments or real estate related investments as offering proceeds become available, the returns on those real property investments or real estate related investments we make and our operating and administrative expense levels, as well as many other variables. We cannot predict how long it may take to identify additional real property investments or real estate related investments, to raise sufficient proceeds or to make real property investments or real estate related investments. We likewise cannot predict whether we will generate sufficient cash flow to continue to pay distributions at historical levels or at all.

In addition, differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90% of our taxable income subject to certain adjustments, in order to qualify as a REIT.

We are uncertain of our sources of debt or equity for funding future capital needs. If we are not able to locate sources of funding, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The gross proceeds of this offering will be used to make real property investments, directly or through joint ventures, make real estate related investments and to pay various fees and expenses. In addition, to be taxed as a REIT, we generally must distribute to our stockholders at least 90% of our taxable income each year, subject to certain adjustments. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. While we have used short term borrowings since the commencement of our offerings, including borrowings from affiliates of Paladin Advisors, we have not identified any sources of debt or equity for future funding. Paladin Advisors is not required to facilitate any future affiliated loans for us, and we cannot assure our stockholders that adequate sources of funding will be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

Our success will be dependent on the performance of Paladin Advisors as well as key employees of Paladin Advisors, the loss of any of whom could be detrimental to our business.

Our ability to achieve our investment objectives and to make distributions is dependent upon the performance of Paladin Advisors and key personnel of Paladin Advisors in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and operation of our day-to-day activities. Our stockholders will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. We will rely entirely on the management ability of Paladin Advisors, subject to the oversight of our board of directors. If Paladin Advisors suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, Paladin Advisors may be unable to allocate time and resources to our operations. If Paladin Advisors is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to make distributions to our stockholders.

Certain key personnel of Paladin Advisors, including James R. Worms, Michael B. Lenard, Whitney A. Greaves and John A. Gerson, would be difficult to replace. None of Paladin Advisors’ key personnel are currently subject to employment agreements with Paladin Advisors, nor do we maintain any key person life insurance on Paladin Advisors’ key personnel. If any of Paladin Advisors’ key personnel were to cease employment with Paladin Advisors, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability, and the ability of Paladin Advisors, to attract and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure our stockholders that we or Paladin Advisors will be successful in attracting and retaining such skilled personnel.

We may structure investments in real properties in exchange for limited partnership units in Paladin OP on terms that could limit our liquidity or our flexibility.

We may make investments in real properties by issuing limited partnership units in Paladin OP in exchange for a property owner contributing property to Paladin OP. If we enter into such transactions, in order to induce the contributors of such properties to accept units in Paladin OP, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, Paladin OP’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of common stock or cash, at the option of the contributor, at set times. If the contributor required us to repurchase units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or make distributions to stockholders. Moreover, if we were required to repurchase units for cash at a time when we did not have sufficient cash to fund the repurchase, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in Paladin OP did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to Paladin OP, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.

Our results of operations, our ability to make distributions to our stockholders and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict.

Our results of operations are subject to the risks of a national economic slowdown or disruption, other changes in national or local economic conditions or changes in tax, real estate, environmental or zoning laws. The following factors may affect income from our real property investments and real estate related investments, our ability to dispose of our investments, and yields from our investments:

•

Poor economic times may result in defaults by tenants of our real properties and borrowers under our real estate related investments. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	Job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels;

•	Increases in supply of competing properties or decreases in demand for our real properties may impact our ability to maintain or increase occupancy levels;

•	Changes in interest rates and availability of debt financing could render the sale of properties difficult or unattractive;

•	Periods of high interest rates may reduce cash flow from leveraged properties;

•

Increased insurance premiums, real estate taxes, energy costs or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns; and

•	Hotels that we may own could suffer substantial reductions in occupancy or room rate for an extended period of time as a result of national or local economic trends affecting travel or tourism.

Some or all of the foregoing factors may affect the returns we receive from our investments, our results of operations, our ability to make distributions to our stockholders or our ability to dispose of our investments.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of relationships among us, our officers, Paladin Advisors, KBR Capital Markets and their respective affiliates, including the material conflicts discussed below. All references to affiliates of Paladin Advisors include Paladin Realty, KBR Capital Markets and each other affiliate of Paladin Realty, KBR Capital Markets or Paladin Advisors.

Paladin Advisors and its affiliates will face conflicts of interest relating to time management and allocation of resources, and our results of operations may suffer as a result of these conflicts of interest.

Affiliates of Paladin Advisors are general partners and sponsors of other real estate programs having investment objectives similar to ours or to which they have legal and fiduciary obligations similar to those they owe to us and our stockholders. Because affiliates of Paladin Advisors have interests in other real estate programs and also engage in other business activities, the personnel performing services on behalf of these entities may have conflicts of interest in allocating their time and resources between our business and such other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If Paladin Advisors, for any reason, is not able to provide sufficient resources to manage our business, our business will suffer as we have no other personnel to perform these services. Likewise, if Paladin Advisors or its affiliates suffer financial or operational problems as a result of any of their activities, whether or not related to our business, and Paladin Advisors is unable to manage our business, we will have no one to select, acquire, manage or dispose of our investments.

In addition, our officers are also officers of Paladin Advisors and officers, limited partners or members of investors in other affiliates of Paladin Advisors. Paladin Advisors will rely on these officers and employees of its affiliates to manage and operate our business. Paladin Advisors and its affiliates are not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us. These affiliates of Paladin Advisors will continue to be actively involved in operations and activities other than our operations, and the same employees of Paladin Advisors and its affiliates who will manage and operate our business will also be actively involved in those other activities and operations. Those individuals spend a material amount of time managing those activities and operations that are unrelated to our business. Our business may suffer as a result because we lack the ability to manage it without the time and attention of those individuals.

Our officers will face conflicts of interest related to the positions they hold with affiliated entities, which could diminish the value of the services they provide to us.

Our officers, two of whom also serve as our directors, are also officers of Paladin Advisors and are officers or members of affiliates of Paladin Advisors. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders. Some of these entities may compete with us for investment and leasing opportunities. Pursuant to the terms of the advisory agreement, Paladin Advisors is required to generally provide us with the first opportunity to acquire U.S. “core” or “core-plus” real estate that it identifies for investment during periods in which we have, or can reasonably be expected to obtain, sufficient funds for the investment, the determination as to whether a particular investment opportunity meets this priority allocation requirement will be made in Paladin Advisor’s discretion. Conflicts with our business and interests are most likely to arise from involvement in activities related to:

•	The allocation of new investments among us and affiliates of Paladin Advisors;

•	The allocation of time and resources among us and affiliates of Paladin Advisors;

•	Development or management of our properties by affiliates of Paladin Advisors;

•	Investments with and/or sales to or acquisitions from affiliates of Paladin Advisors; and

•	Compensation to Paladin Advisors.

Paladin Advisors will face conflicts of interest relating to its compensation structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders. The distribution payable to Paladin Advisors upon termination of the advisory agreement may also influence decisions about terminating Paladin Advisors or our acquisition or disposition of investments.

Under the advisory agreement between us, Paladin OP and Paladin Advisors and the subordinated participation interest Paladin Advisors holds in Paladin OP, Paladin Advisors is entitled to fees and distributions that are structured in a manner intended to provide incentives to Paladin Advisors to perform in our best interests and in the best interests of our stockholders. The fees Paladin Advisors is entitled to are acquisition fees, origination fees, asset management fees and subordinated disposition fees. The distributions Paladin Advisors may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. However, because Paladin Advisors does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, Paladin Advisors’ interests are not wholly aligned with those of our stockholders. In that regard, the only fees Paladin Advisors receives with respect to ongoing operation and management of properties are asset management fees, which are based on the amount of our initial investment and not the performance of those investments, which could result in Paladin Advisors not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, Paladin Advisors could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to Paladin Advisors or for us to generate the specified levels of performance or net sales proceeds that would entitle Paladin Advisors to fees or distributions or would permit us to pay fees and reimbursements that Paladin Advisors has earned but elected under the advisory agreement to defer. In addition, Paladin Advisors’ entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in Paladin Advisors recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in the best long-term interest of our stockholders.

The subordinated participation interest requires Paladin OP to make a distribution to Paladin Advisors upon termination of the advisory agreement, other than a termination by us because of a material breach of the advisory agreement by Paladin Advisors. To avoid Paladin OP making this distribution, our independent directors may decide against terminating the advisory agreement even if, but for the requirement to make this distribution, termination of the advisory agreement would be in the best interest of our stockholders. In addition, the requirement for Paladin OP to make this distribution could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy Paladin OP’s obligation to the terminated advisor.

We may acquire investments from, or dispose of assets to, entities managed by Paladin Advisors or its affiliates, which could cause us to enter into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.

Our code of ethics generally prohibits us from acquiring assets from, or disposing of investments to, Paladin Advisors or its affiliates (other than the assignment of a purchase agreement to which Paladin Advisors or one of its affiliates is a party to us on substantially the same terms as the underlying agreement). We may acquire real property investments or real estate related investments from entities which are managed by Paladin Advisors or its affiliates, if so waived by our board of directors.

Further, we may also dispose of real property investments or real estate related investments to entities which are controlled by Paladin Advisors or its affiliates. Paladin Advisors or its affiliates may make substantial profits in connection with such transactions. Paladin Advisors or its affiliates may owe fiduciary or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on Paladin Advisors in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.

The fees we pay in connection with this offering were not determined on an arm’s-length basis and therefore may not be on the same terms as those we could negotiate with a third party.

Our independent directors relied on information and recommendations provided by Paladin Advisors to determine the fees and distributions payable to Paladin Advisors and its affiliates under the advisory agreement and the subordinated participation interest in Paladin OP. Our board of directors also relied on information and recommendations provided by Paladin Advisors in connection with its review of the dealer manager agreement with KBR Capital Markets. As a result, these fees and distributions cannot be viewed as having been determined on an arm’s-length basis and we cannot assure our stockholders that an unaffiliated third party would not be willing and able to provide to us the same services at a lower price. The fees Paladin Advisors is entitled to are acquisition fees, origination fees, asset management fees and subordinated disposition fees. The distributions Paladin Advisors may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of our shares or the termination of Paladin Advisors as our advisor. The fees to which KBR Capital Markets will be entitled are a dealer manager fee.

Because KBR Capital Markets is an affiliate of Paladin Advisors, investors will not have the benefit of an independent review of us or the prospectus which are customarily performed in underwritten offerings.

KBR Capital Markets is an affiliate of Paladin Advisors and has not made an independent review of us or this offering. Accordingly, investors do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Paladin Advisors may receive substantial compensation in connection with an internalization transaction, which could negatively impact our investment returns.

We are externally managed and advised by Paladin Advisors pursuant to an advisory agreement with a one-year term, subject to renewals by the parties for an unlimited number of successive one-year periods. In order to authorize the renewal of the advisory agreement, our board of directors will be required to make a determination that remaining externally advised by Paladin Advisors is in our best interest. At such time as we have substantial assets and operations, our board of directors may determine that it is more cost-effective for us to be self-managed and self-advised. In addition, because a majority of publicly traded REITs are self-managed and self-advised, our board of directors may determine that it is in our best interest to have our own internal management personnel in preparation for listing our shares on a national securities exchange. If our board makes this determination, it will evaluate whether to hire an internal management team on an individual basis, to acquire another advisor or to acquire Paladin Advisors. Our board of directors may determine that the most efficient means of becoming self-managed and self-advised would be to negotiate for us to acquire Paladin Advisors in a transaction referred to as an internalization. An internalization generally includes the acquisition of some of Paladin Advisor’s executives and key personnel. While we would then be relieved of paying fees to Paladin Advisors under the advisory agreement, we would be required to pay the salaries of our executives and employees and related costs and expenses formerly absorbed by Paladin Advisors under the advisory agreement. An internalization transaction could have the effect of reducing the amount of investment returns to our stockholders in the event that we pay more for the advisor than the value of the internal management function to our company.

Paladin Advisors may be entitled to receive substantial compensation from us when we consummate a liquidity event, which could negatively impact our investment returns.

In the future, our board of directors will consider various types of transactions to provide liquidity to stockholders, including but not limited to: (1) listing our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with cash or securities of a publicly-traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration. In the event that we sell all or substantially all of our assets, we would be potentially required to pay Paladin Advisors the subordinated distributions of net sales proceeds. In the event that we list our shares on a national securities exchange at such time as we remain externally advised by Paladin Advisors, we would be potentially required to make a one-time cash payment to Paladin Advisors in an amount equal to the amount of cash distributions we would have been required to make to

Paladin Advisors if we had liquidated as of the listing date and distributed the net proceeds to our stockholders. In the event that our board of directors approves a sale or merger of our company, it is likely that such a transaction would cause a termination of our advisory agreement. Upon the termination of the advisory agreement, we would be potentially required to make a one-time payment to Paladin Advisors in an amount calculated in a similar manner based upon the market value of our company as of the date of termination. This potential obligation to make substantial payments to our advisor in the event of a listing, sale or merger of our company or sale of our assets may limit the amount that our stockholders will receive upon the consummation of a liquidity event.

We may compete with affiliates of Paladin Advisors for investment opportunities. As a result, Paladin Advisors may not present us with favorable investment opportunities which may reduce our returns on our investments.

Affiliates of Paladin Advisors may have existing programs with investment objectives and strategies similar to ours, and Paladin Advisors and its affiliates may sponsor or advise other similar programs in the future. As a result, we may be making real property investments and real estate related investments at the same time as one or more of the other programs managed or advised by Paladin Advisors and its affiliates. Paladin Advisors may face conflicts of interest in allocating investment opportunities between us and these other programs. For instance, Paladin Advisors may select properties for us that provide lower returns to us than properties that it or its affiliates select to be purchased by another Paladin program. Paladin Advisors has agreed, pursuant to the advisory agreement, that during any period in which we have or can reasonably be expected to obtain funds available for investment, it will generally provide us with the first opportunity to invest in any U.S. “core” or “core-plus” real properties that it identifies as a potential investment opportunity and that is suitable for us. However, we cannot be sure that officers and employees acting on behalf of Paladin Advisors and on behalf of managers of other Paladin programs will act in our best interests when deciding whether they are required to allocate any particular investment to us. We are subject to the risk that as a result of the conflicts of interest between us, Paladin Advisors and other entities or programs managed by or affiliated with it, Paladin Advisors may not present us with favorable investment opportunities that Paladin Advisors locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to make distributions.

We may compete with affiliates of Paladin Advisors for tenants or business, which may reduce our ability to attract and retain tenants and business.

Affiliates of Paladin Advisors have existing programs with investment objectives and strategies similar to ours, and Paladin Advisors and its affiliates may sponsor or advise other similar programs in the future. These existing and future programs may own real properties located in geographical areas in which we may acquire real properties. Therefore, the real properties in which we invest, directly or indirectly, may compete for tenants or business with properties owned by other programs sponsored or advised by Paladin Advisors and its affiliates. Paladin Advisors may face conflicts of interest when allocating opportunities between us and other programs sponsored or advised by Paladin Advisors and its affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants or business.

If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner. As a result, our returns may be decreased if we enter into joint ventures with affiliates of Paladin Advisors.

Our code of ethics generally prohibits us from entering into joint ventures with Paladin Advisors or its affiliates (other than the assignment of a purchase agreement to which Paladin Advisors or one of its affiliates is a party to us on substantially the same terms as the underlying agreement). We may enter into joint ventures with Paladin Advisors or its affiliates, if so waived by our board of directors. In the event that we enter into a joint venture with any other program sponsored or advised by Paladin Advisors or one of its affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Paladin program may never have an active trading market. Therefore, if our shares were to become listed on a national securities exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, our organizational documents require that we commence an orderly liquidation of our assets in the event that we are not listed on a securities exchange by February 23, 2015. In the event of such liquidation, any joint venture between us and another Paladin program may be required to sell its real properties at such time. Our joint venture partners may not desire to sell the real properties at that time. Joint ventures between us and other Paladin programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to our stockholders. Joint ventures with other Paladin programs would also be subject to the risks associated with joint ventures with unaffiliated third parties described below.

Risks Associated with Our Organizational Structure

The limit on the number of shares a person may own may discourage a takeover attempt.

Our charter prohibits the ownership of more than 9.8% of the outstanding shares of common stock or any other class of our stock by any person. This restriction may discourage a change of control and may deter individuals or entities from making tender offers for our shares, which offers might otherwise be financially attractive to our stockholders or which might cause a change in our management. Further, this restriction may limit the opportunity for stockholders to receive a premium for their shares of common stock that might otherwise exist if an investor attempted to acquire in excess of 9.8% of our shares of common stock or any other class of our stock or otherwise to effect a change of control of us.

Our charter permits our board of directors to issue capital stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us, even if the acquisition was in our stockholders’ best interests.

Our charter permits our board of directors to issue up to 850,000,000 shares of capital stock. Our board of directors (without any further action by our stockholders) may issue shares of our common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such stock. If we ever created and issued preferred shares with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. We could also designate and issue shares in a class or series of common stock with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of shares of common stock may render more difficult or tend to discourage:

•	A merger, tender offer or proxy contest;

•	The assumption of control by a holder of a large block of our securities; or

•	The removal of incumbent management.

Certain provisions of Maryland law could restrict a change in control even if a change in control were in our stockholders’ best interests.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with any person who:

•	beneficially owns 10% or more of the voting power of our outstanding voting stock, which we refer to as an interested stockholder;

•

is an affiliate or associate of ours and who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock, which we also refer to as an interested stockholder; or

•	is an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding voting stock and two-thirds of the votes entitled to be cast by holders of our outstanding voting stock other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

Our stockholders’ investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	Limitations on capital structure;

•	Restrictions on specified investments;

•	Prohibitions on transactions with affiliates; and

•	Compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, in order to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to make these investments within one year after this offering ends. If we are unable to use a significant portion of the proceeds of our offerings to make investments in real properties within one year of the termination of this offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns.

In order to avoid coming within the application of the Investment Company Act by operating either as a company engaged primarily in investing in interests in real estate or complying with another exemption from the Investment Company Act, Paladin Advisors may be required to impose limitations on our investment activities. In particular, Paladin Advisors may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, Paladin Advisors will monitor our real estate related investments to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, Paladin Advisors may be required to limit the percentage of our assets represented by real estate related investments.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of Paladin Advisors and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Our stockholders’ interest in us will be diluted by our issuance of additional shares in this offering or otherwise.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently authorizes 850,000,000 shares of capital stock, of which 750,000,000 shares are designated as common stock and 100,000,000 are designated as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock, the number of authorized shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors.

Existing stockholders and investors purchasing shares in this offering will also experience dilution of their equity investment in us in the event that we:

•	Sell additional shares in the future, including those issued pursuant to the distribution reinvestment plan;

•	Sell securities that are convertible into shares of our common stock;

•	Issue shares of our common stock in a private offering of securities to institutional investors;

•

Issue shares of our common stock to our independent directors pursuant to our incentive stock plan (as of December 31, 2011 we have granted 26,000 shares of common stock to our independent directors pursuant to the incentive stock plan and an additional 34,000 shares remain available for issuance under the plan); or

•	Issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Paladin OP.

Risks Related to Investments in Real Properties

Competition with third parties in acquiring investments in real properties may reduce our profitability and the return on stockholders’ investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships and foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for investments in real properties, our profitability will be reduced and our stockholders may experience a lower return on their investment.

Some or all of our real properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on stockholders’ investment.

Some or all of our real properties may incur vacancies either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to be distributed to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue, and lease terminations could reduce the amount of our distributions to our stockholders.

The successful performance of our real property investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to stockholders. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. Further, we cannot assure our stockholders that we will be able to re-lease the property, if at all, for the previous rent received, or that lease terminations will not cause us to sell the property at a loss.

Our real property investments may include special use and single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.

We intend to focus a portion of our investments on commercial and industrial properties which may include manufacturing facilities, special use storage or warehouse facilities and special use, single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to respond quickly to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed or, in the case of a mortgage loan, if we take such property in foreclosure, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it quickly, if at all, or we may sell the property at a loss. These and other limitations may affect our ability to sell or re-lease properties and decrease returns to our stockholders.

Long-term leases may not result in fair market lease rates over time. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the rental rates under our long-term leases is less than the then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

To the extent that our apartment properties are not fully leased or are leased to residents who are not able to pay rent, our revenues and cash available for distribution to our stockholders may be substantially reduced.

Eleven of our thirteen existing real estate investments are in apartment communities. An apartment community’s revenues and value may be adversely affected by the general economic climate; the local economic climate; local real estate considerations (such as over-supply of or reduced demand for apartments); the perception by prospective residents of the safety, convenience and attractiveness of the communities or neighborhoods in which our properties are located and the quality of local schools and other amenities; and increased operating costs (including real estate taxes and utilities). The underlying value of apartment communities and our ability to make distributions to our stockholders depend upon our ability to lease our available apartment units and the ability of the residents of our apartment properties to pay their rents in a timely manner. Our residents’ inability to pay rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors.

Virtually all of the leases for our apartment communities will be short-term leases (generally, three to 12 months). Ultimately, if we are unable to renew leases, or re-lease apartment units as leases expire, cash flow from residents would decrease and adversely affect our operating results. Increased competition for residents of our apartment communities may also require us to make capital improvements to apartment communities which we would not have otherwise planned to make. Any unbudgeted capital improvements we undertake may use cash that would otherwise be available for distribution to stockholders. If we are required to renovate our apartment communities in order to attract residents, tenants may have to be relocated during the renovation, which will add to our costs. Delays in completing any renovations may also add to these costs. Certain significant fixed expenses are generally not reduced when circumstances such as renovations cause a reduction in income from the leases. Vacant apartment units being renovated usually cannot be rented to tenants and this will adversely affect our rental income. In addition, we will be subject to normal lease-up risks for units which were not rented during renovation. Factors such as these can result in increased costs and decreased revenues which could materially adversely affect our results of operations and, consequently, amounts available for distribution to our stockholders.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and reduce distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our real properties, pay other expenses or make distributions to our stockholders.

Our stockholders’ investment may be subject to additional risks if we make international investments.

We may make investments in real property located outside the United States. These investments may be affected by factors unique to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	Changing governmental rules and policies;

•

Enactment of laws relating to the foreign ownership of real estate, mortgages or securities and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;

•	Fluctuations in the currency exchange rates;

•	Adverse market conditions caused by changes in national or local economic conditions;

•	Changes in relative interest rates;

•	Changes in the availability, cost and terms of debt financing resulting from varying national economic policies;

•	Changes in real estate and other tax rates and other operating expenses in particular countries;

•	Changes in land use and zoning laws; and

•	More stringent environmental laws or changes in such laws.

Any of these risks could have an adverse effect on our business, results of operations and ability to make distributions to our stockholders.

Uninsured losses relating to real properties may reduce their returns.

Paladin Advisors will attempt to ensure that all of our real properties are adequately insured to cover certain casualty losses; however, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we may not obtain insurance unless we are required to do so by mortgage lenders. If any of our real properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure our stockholders that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash available for distribution to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties.

Our operating results may be negatively affected by potential development and construction delays and resulting increased costs and risks.

We may invest a portion of the proceeds available for investment in the acquisition of real properties for development and in the development of such properties. For those real properties, we will be subject to risks relating to uncertainties associated with obtaining development permits and environmental and other concerns of governmental entities or community groups and our ability to control construction costs or to build in conformity with plans, specifications and timetables. Performance may also be affected or delayed by conditions beyond our control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when determining a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer. In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with obtaining development permits and environmental and other concerns of governmental entities or community groups.

Uncertain market conditions relating to the future disposition of real property investments could cause us to sell our investments at a loss in the future.

Paladin Advisors, subject to the oversight of our board of directors, may exercise its discretion as to whether and when to sell an investment, and we will have no obligation to sell investments at any particular time, except in connection with our liquidation if we do not list our shares by February 23, 2015, the date set forth in our charter. We generally intend to hold real property investments for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real property investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our investments, we cannot assure our stockholders that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a real property investment subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which our stockholders will receive distributions and realize potential appreciation on our real property investments will, among other things, be dependent upon fluctuating market conditions.

We will be subject to additional risks if we invest in hotels that could increase our costs, limit our ability to manage the operations of hotels we own, decrease our profitability and limit the amount of distributions payable to our stockholders.

We may make investments in hotels, in which case our operating results for those investments would be dependent on factors in addition to the risks generally associated with investments in real estate. These additional factors would include:

•	Dependence on business travel and tourism;

•	Increases in levels of supply or decreases in demand for hotel rooms and related services;

•	Competition from other hotels, some of which may be owned and operated by companies having greater marketing and financial resources than we do;

•

Increases in operating costs due to inflation, or other factors such as energy costs, taxes and insurance that have historically increased at a faster rate than inflation, which may not be offset entirely by increased room rates;

•	Increases in energy costs and other factors that could reduce the amount of business or vacation travel; and

•	Reliance on the air travel industry, which is itself particularly subject to risks related to terrorism.

In order to be taxed as a REIT, we cannot operate any hotel or directly participate in the decisions affecting the daily operations of any hotel. Therefore, we would likely lease any hotels we acquire to third parties or wholly owned taxable REIT subsidiaries which we would form in the future. We expect that the rent payable under any such lease with a taxable REIT subsidiary would be based in whole or in part on hotel revenue. However, we would be subject to limits on the rent our taxable REIT subsidiary could pay us, as the REIT rules generally impose a 100% excise tax on any transaction with a taxable REIT subsidiary that does not conform to normal business practice. Under the REIT rules, neither we nor our taxable REIT subsidiaries to which we would lease hotels will be permitted to manage our hotels directly, and as a result, each taxable REIT subsidiary lessee would be required to enter into a management agreement with an eligible third-party operator that would manage the hotel. We cannot assure our stockholders that our taxable REIT subsidiaries would be able to enter into such management agreements on terms favorable to them, either initially or upon termination of an existing management agreement. Further, the operating results of our hotels would in large part be dependent on the quality of the management provided by such third party managers, over which we would have little control. Even if we believed one or more of our hotels were not being managed in an optimal manner, it likely would be difficult to terminate a manager under the terms of its management agreement. These aspects of investments we may make in hotels could increase our costs, limit our ability to manage the operations of hotels we own, decrease our profitability, and limit the amount of distributions payable to our stockholders.

We face possible liability for environmental cleanup costs and damages for contamination related to real property investments we make, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.

Because we intend to make investments in real properties, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to our stockholders. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.

Our real property investments may be subject to the Americans with Disabilities Act of 1990, as amended, which we refer to as the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will be required to comply with the ADA and our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to our stockholders.

Risks Associated with Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations.

In connection with the making of real property investments, we may enter into joint ventures, including co-tenancies and other co-ownership structures, with affiliated or unaffiliated parties. Each of the 12 investments we have made as of September 30, 2011 is structured as a joint venture with unaffiliated parties. In addition, we may also purchase or develop properties in joint ventures with affiliates of Paladin Realty, the sellers of the properties, developers or similar persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. These co-venturers may have rights to take some actions over which we have no control and may take actions contrary to our interests. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

•

A co-venturer might have economic or other business interests or goals which are unlike or incompatible with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or co-tenancy, or the timing of the termination and liquidation of the venture or co-tenancy;

•	Such co-venturer may become bankrupt and such proceedings could have an adverse impact on the operation of the joint venture;

•	We may incur liabilities as the result of actions taken by co-venturers in which we had no direct involvement; and

•

Such co-venturers may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives or fail to take actions as we instruct, or in accordance with our policies and objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

If we have a right of first refusal or buy/sell right to buy out a co-venturer, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to purchase our co-venturer’s interest. Finally, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the investment for any reason, particularly if our interest is subject to a right of first refusal of our co-venturer.

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation in value of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us in a manner other than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we were to receive once such target return has been achieved. Each of our real estate investments as of September 30, 2011 are structured in this manner. If the total returns from a structured investment exceed the target return for such investment, the co-venturer may receive more of the cash flow and/or appreciation upon sale of the property than its direct ownership interest would indicate. Conversely, if the total returns from a structured investment fall short of the target return for such investment, the co-venturer may receive less of the cash flow and/or appreciation upon the sale of the property than its direct ownership interest would indicate. If we do not accurately judge the potential appreciation of a particular investment, we may have limited participation in the profits of a joint venture investment which could reduce our profitability from such investment.

Risks Associated With Real Estate Related Investments

We may make investments in loans on real property, such as mortgages and mezzanine loans, which we refer to as real estate related investments. We will be subject to risks associated with these real estate related investments, including the material risks discussed below.

Our real estate related investments may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we make real estate related investments, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “—Risks Related to Investments in Real Properties.” We do not know whether the values of the property securing any of our real estate related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the value of our investments may decrease.

Our returns on mortgage loans may be reduced by interest rate fluctuations.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return lower than then-current market rates. Also, if interest rates decrease and mortgage loans are prepaid without adequate penalty, we may not be able to make new loans or other real estate related investments at the previously higher interest rates.

Delays in liquidating defaulted real estate related investments could reduce our investment returns.

If we invest in mortgage loans and if there are defaults under our real estate related investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, if there are defaults under mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Returns on our mortgage loans may be limited by regulations.

If we invest in mortgage loans, our mortgage loan investments may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions, which may increase our costs associated with making or acquiring mortgage loans and thereby reduce our returns. In addition, we may determine not to make mortgage loans in certain jurisdictions based on state or local regulation, which may limit our ability to make or acquire mortgage loans that we otherwise believe to be attractive investments.

Foreclosures create additional risks, as we would be subject to all of the risks of owning the property on which we foreclose.

If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks as the owner described above under the heading “—Risks Related to Investments in Real Properties.”

If we liquidate prior to the maturity of our real estate related investments, we may be forced to sell those investments on unfavorable terms or at a loss.

If we have not listed our shares on a national securities exchange by February 23, 2015, we will be required to commence an orderly liquidation of our assets and distribute the net proceeds to our stockholders. We may make real estate related investments with terms that expire after this “list or liquidate” deadline. If we become required to liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates when we acquired the loans, we would likely sell such loans at a discount to their stated principal values.

Risks Associated With Debt Financing

We expect to incur mortgage and other indebtedness, which may increase our business risks and impair our ability to make distributions to our stockholders.

We expect to make investments with both proceeds from our offerings and debt. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. Further, the joint ventures in which we have invested have previously incurred and may in the future incur mortgage debt by obtaining loans secured by some or all of the real property owned by the joint venture. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the aggregate value of our net assets, unless such excess is approved by a majority of our independent directors and is disclosed in our next quarterly report along with the justification for such excess. In the future, we may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as distributions at least 90% of our annual taxable income, subject to certain adjustments, or otherwise as is necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

We may incur mortgage debt on a particular real property if we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if cash flow from the property is insufficient to service the mortgage debt, we would be required to use cash from other sources, if any is available, to service the mortgage debt and to avoid the mortgage lender foreclosing on the property subject to the loan. Thus, incurring mortgage debt increases our risks since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our investments in real properties. When we give a guaranty on behalf of an entity that owns one of our investments in real properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, we may have less cash available for distributions to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance or refinance the properties, which could reduce the number of investments we can make and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the investments in real properties we wish to make, even if such investments would otherwise be in our best interests, which could reduce the number of investments we can make. In addition, once we have placed mortgage debt on our real property investments, we run the risk of being unable to refinance the entire outstanding loan balances when the loans come due, or of being unable to refinance any amount on favorable terms. In addition, if interest rates are higher when investments require refinancing, we may not be able to refinance the entire outstanding loan balances or our debt service may be higher if we do refinance the loan balances, either of which could reduce our income from those investments and reduce cash available for distribution to our stockholders.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining debt financing, a lender could impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace Paladin Advisors as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations. Any restrictions or limitations on our ability to make distributions could negatively impact our ability to remain qualified as a REIT.

Fluctuations in interest rates could increase our expenses, require us to sell investments or make it more difficult to make attractive investments.

Although none of the loans we have incurred currently bear interest at a variable rate, we may refinance our loans or incur additional loans at variable rates. In such case, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to make distributions to our stockholders. In addition, if rising interest rates cause us to need additional capital to service our debt, we may be required to liquidate one or more of our investments in real properties at times which may not permit realization of the maximum return on such investments. Further, increases in interest rates may make investments in other entities more attractive than an investment in us. Conversely, decreases in interest rates may cause the price of real property investments and real estate related investments to increase, thus making it more difficult for us to make otherwise attractive investments. Any of these circumstances could reduce our profitability and our ability to make distributions to our stockholders.

If we enter into financing arrangements involving balloon payment obligations, the repayment of the balloon payments may require us to enter into unfavorable refinancings or to divert funds from other sources, which would reduce distributions made to stockholders.

Currently, all of our financing arrangements will require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the investment. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment, which could require us to incur debt on unfavorable terms or divert funds from other sources to make the balloon payment. As a result, financing arrangements with balloon payments could result in increased costs and reduce our liquidity. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to make the distributions that we are required to make to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on our profitability and our ability to make distributions to our stockholders.

As a result of current market conditions, we may be unable to obtain debt financing on favorable terms.

In order to conduct our activities, including, without limitation, our ability to fund our investments, we must continue to generate sufficient capital and liquidity. To generate sufficient capital and liquidity to make investments, we rely upon our net operating income and funds that we raise through our borrowing activities. Due to the crises in the real estate, credit and liquidity markets, it has become somewhat more difficult to obtain debt financing for our investments on favorable terms. In the event that we are unable to generate capital and liquidity on terms that are favorable to us, our ability to conduct our operations and make investments may be adversely affected.

Tax Risks

We may fail to maintain our qualification as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders.

We elected to be taxed as a REIT beginning with the tax year ended December 31, 2006. In order for us to continue to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and official interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to maintain our qualification as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to revoke our REIT election, which it may do without stockholder approval.

If we lose or revoke our REIT status, we will face serious tax consequences that will substantially reduce our ability to make distributions to our stockholders because:

•

We would not be allowed a deduction for dividends made to stockholders in computing our taxable income, we would be subject to federal income tax at regular corporate rates and we might need to borrow money or sell assets in order to pay any such tax;

•	We also could be subject to the federal alternative minimum tax and possibly increased state and local income and franchise taxes; and

•	Unless we are entitled to relief under certain statutory provisions, we would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify.

As a result of all these factors, our failure to maintain our qualification as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to make distributions to our stockholders.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our net taxable income, excluding capital gains. We will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid (or deemed paid) by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to redeem our shares generally are not taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and type of our assets, the ownership of our stock and the amounts we distribute to our stockholders. We may therefore be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits.

Compliance with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we are required to ensure that at the end of each calendar quarter, at least 75% of our assets consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets, government securities and stock of QRSs and TRSs) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer. Additionally, no more than 5% of the value of our assets (other than government securities, qualified real estate assets and stock of QRSs and TRSs) can consist of the securities of any one issuer, and no more than 25% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.

We may be subject to tax liabilities that reduce our cash flow and our ability to make distributions to you even if we qualify as a REIT for federal income tax purposes.

We may be subject to federal and state taxes on our income or property even if we qualify as a REIT for federal income tax purposes, including those described below:

•

In order to qualify as a REIT, we are required to distribute annually at least 90% of our REIT taxable income (determined without regard to the dividends-paid deduction or net capital gain) to our stockholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income.

•

We will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions we make (or are deemed to have made) to our stockholders in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years.

•

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be required to pay a tax on that income at the highest corporate income tax rate.

•

Any gain we recognize on the sale of a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, would be subject to the 100% “prohibited transaction” tax.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Shares issued pursuant to this offering may limit our ability to use our Net Operating Losses (“NOLs”).

We have reported NOLs as a result of our activities through December 31, 2010. Issuance of our shares to new stockholders and/or transfers of shares by stockholders may have triggered or might trigger a change of ownership under Code Section 382. Such an ownership change would limit the rate at which we could apply the NOLs against our taxable income in future years. If such a change of ownership occurred, it is likely that the ordinary income portion of any income you realize from holding our shares will be greater, and the portion which will be capital gains will be less (or your capital loss will be greater) than would have otherwise been the case.

Employee Benefit Plan and IRA Risks

We, and our stockholders that are employee benefit plans or IRAs, will be subject to risks relating specifically to our having employee benefit plans as stockholders, which risks are discussed below.

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock.

If our investors are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, our investors should consider:

•	Whether their investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	Whether their investment is made in accordance with the documents and instruments governing their plan or IRA, including their plan’s investment policy;

•	Whether their investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	Whether their investment will impair the liquidity of the plan or IRA;

•	Whether their investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•	Their need to value the assets of the plan annually.

Our investors also should consider whether their investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with Paladin Advisors and its affiliates could be considered “prohibited transactions,” under ERISA or the Internal Revenue Code. If such transactions were considered “prohibited transactions” Paladin Advisors and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, Paladin Advisors and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA, and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our properties. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of their plan or IRA, our investors should not purchase shares unless an administrative or statutory exemption applies to their purchase.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimates of how we intend to use the proceeds raised in this offering assuming we sell specified numbers of shares. The table shows two scenarios:

•	Assuming we sell the maximum of $650,000,000 in shares in our primary offering and no shares pursuant to our distribution reinvestment plan; and

•	Assuming we sell the maximum of $650,000,000 shares in our primary offering and $75,000,000 of shares pursuant to our distribution reinvestment plan.

Under both scenarios, we have not given effect to any special sales or volume discounts that could reduce the selling commissions and, in some cases, all or a portion of the dealer manager fee. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. Because the figures set forth below are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Maximum Offering Excluding Shares Sold Pursuant to the Distribution Reinvestment Plan 65,000,000 Shares(1)		Shares Offered Pursuant to the Distribution Reinvestment Plan 7,894,735 Shares(1)		Maximum Offering Including Shares Sold Pursuant to the Distribution Reinvestment Plan 72,894,735 Shares(1)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$650,000,000	100.0%	$75,000,000	100.0%	$725,000,000	100.0%
Less Public Offering Expenses:
Selling Commissions(2)	45,500,000	7.0	—	—	45,500,000	6.3
Dealer Manager Fee(2)	19,500,000	3.0	—	—	19,500,000	2.7
Due Diligence Expense Reimbursements	3,250,000	0.5	—	—	3,250,000	0.4
Issuer Organization and Offering Expenses(3)(4)	5,125,000	0.8	—	—	5,125,000	0.7
Amount Available for Investment(5)	576,625,000	88.7	75,000,000	—	651,625,000	89.9
Less:
Acquisition Fees(6)	8,450,000	1.3			8,450,000	1.2
Origination Fees(6)	—	—	—	—	—	—
Initial Working Capital Reserve(7)	—	—	—	—	—	—

Amount Invested(8)	$568,175,000	87.4%	$75,000,000	100.0%	$643,175,000	88.7%

(1)	We reserve the right to reallocate the number of shares of our common stock to be offered between the primary offering and the distribution reinvestment plan. Shares of our common stock will be sold in the primary offering at $10.00 per share, and shares of our common stock will be offered in the distribution reinvestment plan at $9.50 per share. As a result, the allocation of shares sold in the primary offering and pursuant to the distribution reinvestment plan will affect the gross proceeds, the amount available for investment and the amount invested.
(2)	No selling commissions or dealer manager fees will be charged for sales of our common stock pursuant to our distribution reinvestment plan.
(3)	Our advisor may pay issuer organization and offering expenses on our behalf. Our advisory agreement provides that we may reimburse our advisor for organization and offering expenses, including issuer organization and offering expenses, up to 3.0% of gross proceeds from the sale of shares in our primary offering (not to exceed actual expenses incurred by our advisor). If we raise the maximum offering amount, we expect organization and offering expenses (other than selling commissions, the dealer manager fee and bona fide due diligence expense reimbursements) to be approximately $5,125,000, or 0.8% of the gross proceeds from our primary offering.

(4)	Issuer expenses consist of reimbursement of, among other items, the cost of issuer expenses such as legal, accounting, printing and other accountable offering expenses.
(5)	Until required in connection with the acquisition of real property investments or real estate related investments, substantially all of the net proceeds of this offering may be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(6)	For purposes of this table we have assumed that we will not use debt in making investments. If our investments are leveraged at the time we make them, total acquisition fees and origination fees would exceed the amounts stated above. This table also assumes that we will use all net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share redemption program. To the extent we use such net proceeds to make real property investments and real estate related investments, our advisor or its affiliates would earn the related acquisition or origination fees. Solely for purposes of this table, we also assumed 100% of our investments would be in investments in real properties and none of our investments would be loans. In addition to our acquisition fees, we may also incur customary acquisition expenses in connection with the acquisition (or attempted acquisition) of a real property. With respect to investments in and originations of loans, we will pay an origination fee to the advisor or its subsidiary in lieu of an acquisition fee. We may also incur third-party expenses related to our originations (or attempted origination) of loans.
(7)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments.
(8)	Includes amounts anticipated to be invested in real properties and real estate related investments, including other third party expenses that are included in the total costs of our investments. Also includes proceeds from our distribution reinvestment plan that we have assumed, for purposes of this table, will be used to repurchase shares under our share redemption plan.

INVESTMENT OBJECTIVES AND CRITERIA

General

We are a corporation that qualifies as a REIT for federal income tax purposes. We were organized to invest in a diversified portfolio of high quality, income-producing real property investments and real estate related investments. Our investment objectives for this offering are:

•	To preserve, protect and return your capital contributions;

•	To make regular cash distributions;

•	To realize growth in the value of our properties upon our ultimate sale of such properties; and

•

To provide you with liquidity for your investment by listing our shares of common stock on a national securities exchange by February 23, 2015 or, if our shares are not listed prior to that date, by commencing an orderly liquidation of our investments and distributing the cash to you.

We cannot assure you that we will attain these objectives. We may not change our investment objectives except upon the approval of stockholders holding a majority of our outstanding shares. If our shares are not listed for trading on a national securities exchange on or before February 23, 2015, our charter requires us to commence an orderly liquidation of our investments and distributing the net sales proceeds to you in liquidation.

Acquisition and Investment Policies

We intend to invest in a diversified portfolio of high quality investments, focusing primarily on investments that produce current income. We intend to invest in a variety of types of real properties, including apartments, office buildings, industrial buildings, shopping centers and hotels. We seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate through other real estate related investments.

In addition, when and as determined appropriate by Paladin Advisors, our portfolio may also include real property investments or real estate related investments relating to properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in the midst of lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Paladin Advisors will make this determination based upon a variety of factors, including the available risk adjusted returns for such and all other properties, the appropriate diversification of the portfolio, and our objectives of realizing capital appreciation upon the ultimate sale of properties. Currently, we do not anticipate investing in properties to be developed.

For each of our real property investments, regardless of product type, Paladin Advisors seeks to invest in properties with the following attributes:

•

Quality. We seek to invest in real properties that are suitable for our intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted capital improvements.

•	Location. We seek to invest in real properties that are located in established markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•

Market; Supply and Demand. We focus on local or regional markets which have potential for stable and growing property level cash flow over the long-term. These determinations are based in part on an evaluation of market economic, demographic and regulatory factors affecting the real property. For instance, we favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, and we generally seek to limit our investments in areas that have limited potential for demand growth.

•

Predictable Capital Needs. We seek to invest in real properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of preservation of capital and stability and growth in cash flow.

•

Cash Flow. We seek to invest in real properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We evaluate cash flow relative to expected growth and appreciation.

Although we are not limited as to the geographic area where we may conduct our operations, we currently do not intend to invest in properties located outside of the United States. If Paladin Advisors in the future determines that it is in our best interest to make investments outside the United States, we may make investments in other countries in North America in the same types of properties that we seek to acquire within the United States, but we would not expect those investments to comprise a significant portion of our investment portfolio.

We are not specifically limited in the number or size of real property investments or real estate related investments we may make or on the percentage of our assets that we may invest in a single investment or property type. The number and mix of investments we make will depend upon real estate and market conditions and other circumstances existing at the time we are making our investments and the amount of proceeds we raise in this and potential future offerings. We currently expect to focus our investments in real properties on smaller properties with a market value in the $5 million to $50 million price range in order to achieve greater portfolio diversification. Paladin Advisors believes these smaller properties may provide us opportunities to acquire properties at more attractive prices than if we invest in larger, “trophy” assets for which the market is more competitive. However, we may acquire properties outside this price range, including larger “trophy” assets, if Paladin Advisors determines such an investment is appropriate for us based on the attributes of the particular property, its assessment of our overall portfolio and the other factors noted above. We seek to acquire real property investments identified through Paladin Advisor’s network of partners and industry relationships, in order to avoid the competitive auctions that increase the prices for properties typically identified through the real estate brokerage community.

We also may invest in some real properties which Paladin Advisors believes are underperforming assets that present “value added” opportunities. These would be real properties that have been neglected by existing owners or management, have not been physically maintained and are in need of renovation or that have not had adequate asset management to maximize their income potential. We will consider value added investments in real properties in which Paladin Advisors believes there is the potential to increase income or value through more active asset management or physical improvements.

Real Property Investments

We have in the past and intend in the future to invest in a diversified portfolio of real properties, focusing primarily on properties that produce current income. Product types that we are allowed to invest in are described below:

Apartments: Apartment communities in excess of 75 units located in markets expected to exhibit future household formation and job growth and markets with some barriers to entry.

Office buildings: Multi-tenant and net leased office buildings in excess of 50,000 square feet located in established office markets with expected future job growth markets with some barriers to entry.

Industrial buildings: Industrial warehouse and distribution buildings in excess of 50,000 square feet in major industrial/distribution markets with a focus on transportation hubs and gateway cities.

Shopping centers: Shopping centers, focusing primarily on neighborhood and community centers intended to serve a local market, typically anchored by a supermarket, drug or discount store; we also consider smaller, well-located strip centers.

Hotels: Limited service and full-service hotel properties in excess of 75 rooms, typically with national brands or which can be converted to a national brand, located in major urban and resort markets. REIT qualification rules will not allow us to operate hotels. We would have to lease hotels to an unrelated third party or to a taxable REIT subsidiary that would engage an eligible independent contractor to operate the hotels.

In addition, we may invest in real properties that vary from the parameters described above for a particular property type, although we would not expect significant variation from those parameters. For instance, we may invest in larger shopping centers, smaller hotels, non-branded hotels, and smaller apartments, office or industrial buildings.

While Paladin Advisors generally seeks properties on our behalf of the types described above, Paladin Advisors will select properties that will best enable us to meet our investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, income-producing capacity and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may invest in real properties other than the types described above. These other property types in which we may invest include, among others, medical office buildings, golf courses, parking lots and structures, restaurant facilities, self-storage properties and special purpose manufacturing facilities. As of March 31, 2011, ten of our thirteen properties are apartment communities.

We, or the joint ventures in which we invest, generally will own our real property investments in the form of holding fee title. See “—Joint Venture Investments” below.

We may purchase properties and lease them back to the sellers of such properties. While Paladin Advisors will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced.

Property Management of our Portfolio

Paladin Advisors provides asset management for our portfolio but does not provide property management for our investments. For property management services, we employ qualified, professional property management companies, which may or may not be affiliates of our joint venture partners. We believe that property management is a local business and is most efficiently performed by companies that have experience and operate in the geographic area of each of our investments. We retain the right to remove any property manager with 30-days notice, with or without cause.

Property management fees are property-level expenses. Each of our properties pays a market rate fee to the property managers. Fees range between 3.5% and 5% of effective gross income. In most cases, we structure the property management fees with a partial subordination or a bonus, subject to a minimum return to us.

Joint Venture Investments

We have entered into and may continue to enter into joint ventures for the purpose of making real property investments. We may enter into joint ventures with affiliates or unaffiliated third parties. When we enter into joint ventures, we expect to make a significant equity contribution for any given venture, which will generally allow us to control some or all major investment decisions and may entitle us to receive a priority return on our invested capital. The structure of our joint ventures may also entitle our co-venturer to a disproportionate incentive profit participation in cash flow and upon the sale of a property owned by the joint venture once our priority returns have been met. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us.

Although we may enter into joint ventures with other existing or future Paladin real estate programs, we do not currently intend to do so and any such investment would be subject to the restrictions contained in our charter and our code of ethics. See “Conflicts of Interest.” We may also enter into joint ventures with unaffiliated third parties where the investment made by us and the co-venturer are structured to be on substantially different terms and conditions. For example, we may seek to obtain a preferred return from distributable cash flow and a priority return of our invested capital following a sale of the property in exchange for granting our co-venturer a disproportionately greater share of expected future growth in cash flow and appreciation. This type of structured transaction may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive.

As of September 30, 2011, each of our existing twelve investments is a joint venture with unaffiliated third parties. We own a majority interest in nine of these joint ventures and we own minority interests in three of the joint ventures. We are entitled to receive a priority preferred return ranging from 8.25% to 15.0% annually on our invested capital from each joint venture. With the exception of our investment in the joint ventures owning each of the properties at Conifer Crossing, Beechwood Gardens, Lofton Place Apartments, and Evergreen at Coursey Place Apartments, following a sale of the property, we also receive a priority return of our invested capital before our co-venturer receives a return of its invested capital. We believe that structured transactions such as these provide us with a higher-than-market current return on our invested capital and greater protection of our invested capital, while preserving our ability to participate in property appreciation.

In determining whether to make an investment, Paladin Advisors evaluates the real property that the joint venture is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other real property investments.

We may only enter into joint ventures with other Paladin programs, Paladin Advisors or its affiliates or any of our directors for the acquisition of properties if:

•	A majority of our independent directors not otherwise interested in the transaction approve a waiver of our code of ethics;

•	A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	The investment by us and the other parties making a comparable investment in the joint venture are on substantially the same terms and conditions.

Real Estate Related Investments

In addition to direct investments in real properties, we may also make investments in loans on real property such as mortgages and mezzanine loans, which we refer to as real estate related investments. We may invest singly or in portfolios of these real estate related investments and such investments may be made either directly or indirectly through investments in joint ventures, partnerships or other entities with other third party investors or affiliates of Paladin Advisors. See “—Joint Venture Investments” above.

We may acquire or originate loans secured by first or second priority mortgages on properties. We may be subject to certain state-imposed licensing regulations related to commercial mortgage lenders, with which we intend to comply. However, because we are not currently a bank or a federally chartered lending institution, we are not subject to the state and federal regulatory constraints imposed on such entities. Also, because we do not intend to securitize our assets, we may be able to offer more flexible terms than commercial lenders who contribute loans to securitized mortgage pools. The first or second mortgage loans that we make or acquire may or may not have participation features.

We may also invest at different levels of a real estate asset’s capital structure by making mezzanine loans. Mezzanine loans that we make will be secured by junior liens on the property or, in appropriate cases and provided certain REIT tax law requirements are satisfied, secured by a first priority lien on the borrower’s interest in a partnership or limited liability company that owns the related property. Mezzanine loans will bear interest, will be paid currently or accrued in whole or in part and may have a term of up to 10 years. Mezzanine loans may also require fees to be paid to us by the borrower and prepayment penalties to be paid in the case of early repayment and may provide for a participation in cash flow or appreciation of the underlying property.

The types of properties subject to real estate related investments in which we propose to invest will be the same types of properties that we may acquire directly, subject to the same parameters described above under “Investment Objectives and Criteria— Real Property Investments.” We are not limited in the number or size of real estate related investments we may make or the percentage of our assets that we may invest in a particular investment.

We will not make or invest in mortgage loans, including first or second mortgages or mezzanine loans, unless we obtain an appraisal concerning the underlying property from a certified independent appraiser, except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in a mortgage loan on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. We will also not make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Paladin Advisors or any of their or our affiliates. These restrictions on mortgage lending will apply both to mortgages on individual properties as well as to each mortgage included in any pool or portfolio of mortgages in which we invest.

Mortgage loans in which we invest may or may not be insured or guaranteed by the Veteran’s Administration, the Federal Housing Authority or another third party. We do not intend to engage in the business of servicing or warehousing mortgages.

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for real property investments and real estate related investments. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

Our charter provides that our aggregate borrowing cannot exceed 300% of the aggregate value of our net assets, unless our independent directors approve any borrowing in excess of 300% of the aggregate value of our net assets and the justification for such excess borrowing is disclosed to our stockholders in our next quarterly report. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash items, including depreciation.

By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to other assets of ours in addition to those specifically securing the repayment of the indebtedness.

Paladin Advisors will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, Paladin Advisors and any of their affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly. Our charter requires that the independent directors review our borrowing policies at least annually to determine that the policies we are following are in the best interests of our stockholders.

Disposition Policies

We intend to hold each real property investment or real estate related investment we acquire for an extended period. However, circumstances might arise which could result in the early sale of some investments. The determination of whether a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, other investment opportunities and factors specific to the condition, value and financial performance of the investment. We expect to periodically sell investments in order to dispose of underperforming investments or to realize value in favorably priced investments. In connection with our sales of investments, we may lend the purchaser a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Consequences—Failure to Qualify as a REIT.” The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.

If our shares are not listed for trading on a national securities exchange by February 23, 2015, we will be required to commence an orderly liquidation, including selling our properties and other investments and distributing the net sales proceeds to stockholders in liquidation. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. We cannot determine at this time the circumstances, if any, under which our directors will agree to list our shares. Even if our shares are not listed, we are under no obligation to actually sell our portfolio within this time period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which our investments are located and federal income tax effects on stockholders which may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all investments are sold and our other assets are liquidated. In addition, we may consider other business strategies such as reorganizations or mergers with other entities if our board of directors determines such strategies would be in the best interests of our stockholders. Any change in the investment objectives set forth in our charter would require the vote of stockholders holding a majority of our outstanding shares. Thus, investors should consider the purchase of our shares as illiquid and a long-term investment, and should be prepared to hold shares of our common stock for an indefinite length of time.

Investment and Other Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. As a result of these limitations we may not:

•

Borrow in excess of 300% of the aggregate value of our net assets, unless our independent directors approve borrowing in excess of 300% of the aggregate value of our net assets and the justification for such borrowing is disclosed to our stockholders in our next quarterly report;

•	Invest in securities of any entity holding investments or engaging in activities prohibited by our charter;

•

Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property investments and real estate related investments;

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors so determines, and in all cases in which the transaction is with any of our directors, Paladin Advisors or any of their respective affiliates, such appraisal will be obtained from an appraiser independent from our directors and Paladin Advisors and its affiliates. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•

Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, Paladin Advisors or any of their respective affiliates;

•

Invest in securities or other issuers (other than Paladin OP) unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investments as being fair, competitive and commercially reasonable;

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•	Issue shares on a deferred payment basis or under similar arrangements;

•	Issue debt securities in the absence of adequate cash flow to cover debt service;

•	Issue securities which are non-voting or assessable;

•	Issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share redemption program);

•

Issue warrants or options to purchase shares to Paladin Advisors, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public (when applicable) and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options; or

•	Engage in the business of underwriting or the agency distribution of securities issued by other persons.

In addition, our charter includes other limitations in connection with conflicts-of-interest transactions, which limitations are described under “Conflicts of Interest.”

Change in Investment Objectives and Limitations

Our charter requires that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the minutes of the applicable meetings of our directors. The methods of implementing our investment policies also may vary as new investment techniques are developed.

The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders. Our investment objectives themselves and the other investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in Paladin OP in any manner (and on such terms and for such consideration) in exchange for real estate. Existing stockholders have no preemptive rights to purchase such shares or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.

In order to induce the contributors of such properties to accept units in Paladin OP, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, Paladin OP’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of common stock or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to Paladin OP, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Although we may enter into such transactions with other existing or future Paladin real estate programs, we do not currently intend to do so. Any such transaction would be subject to the restrictions and procedures described in “Conflicts of Interest—Certain Conflict Resolution Restrictions and Procedures.”

Acquisitions of Our Common Stock

We have authority to purchase or otherwise reacquire our shares of common stock or any of our other securities. We have no present intention of repurchasing any of our shares of common stock except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code.

Our Investments

As of September 30, 2011, we have acquired the investments described in the “Investments” section of this prospectus. Paladin Advisors will continually evaluate various potential investments and engage in discussions and negotiations with real property sellers, developers, brokers, lenders and others regarding the purchase of properties by us or making investments on our behalf. During this offering, if we believe that a reasonable probability exists that we will make a specific material investment, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such investment. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of the investment, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed investment cannot be relied upon as an assurance that we will ultimately consummate such investment or that the information provided concerning the proposed investment will not change between the date of the supplement and any actual purchase.

Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, as amended. In order to maintain our exemption from regulations under the Investment Company Act, we must comply with technical and complex rules and regulations.

In order to maintain our exemption from regulation as an investment company, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after this offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to stockholders and possibly lower your returns.

Paladin Advisors will continually review our investment activity and will take appropriate actions to attempt to ensure that we do not come within the application of the Investment Company Act. These actions may include limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, Paladin Advisors will monitor our real estate related investments to ensure continued compliance with one or more exemptions from the definition of an “investment company” under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, Paladin Advisors may be required to limit the percentage of our assets represented by real estate related investments. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take the necessary action to attempt to ensure that we are not deemed to be an “investment company.” If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act.

INVESTMENTS

General

As of September 30, 2011, we had acquired interests in 13 income-producing properties through 12 joint venture investments.

Our Partners. Each of our existing joint venture investments is with unaffiliated third parties. Each of our partners is a real estate entrepreneur who is experienced in owning and operating the specific type of property that we jointly acquired. In all instances, our partner contributes cash or equity to the specific transaction.

Our Joint Venture Interests. We own a majority interest in nine of these joint ventures. We own a minority interest in three of the joint ventures. Regardless of our stated percentage interest, we control each joint venture through supermajority voting control of the joint venture entity.

Preferred Returns. We are entitled to receive a priority preferred return on annual cash flow distributions from each joint venture. Our preferred returns range from 8.25% to 15.0% annually on our invested capital.

Priority Return of Capital. We are entitled to receive a priority return of our invested capital following a sale of the property in eight of our joint ventures. This means that we recover our investment before our co-venture partner receives a return of its invested capital. The exceptions to this priority return of capital are the joint ventures owning the property at each of Conifer Crossing, Beechwood Gardens, Lofton Place Apartments and Evergreen at Coursey Place Apartments.

Carried Interest to Our Partners. We structure our joint ventures to potentially reward our partners with a disproportionate share of future appreciation if the investment returns exceed our baseline expectations. The carried interest is similar to a performance bonus. The carried interest on each investment is unique to that investment. The carried interest is only payable from transaction proceeds if the investment returns exceed pre-determined internal rate of return hurdles, or IRR’s, to us. The IRR hurdles in our joint ventures range from 11.5% to 15%. The IRR is calculated at the time of the sale of each investment.

We believe that structured transactions such as these can provide us with access to off-market investment opportunities, local real estate knowledge and expertise, the ability to earn higher-than-market current returns on our invested capital, and through priorities and preferences, greater protection of our invested capital while at the same time preserving our ability to participate in projected long-term property appreciation.

As of September 30, 2011, our property investments consist of eleven multi-family apartment communities and two office buildings. The following table provides general information regarding the properties in which we have invested as of September 30, 2011:

	Property Type	Market	Total Investment(1)	No. of Rentable Area (sq ft)/ Units	Occupancy(2)		Percentage Equity Ownership(3)
Multifamily Communities

Champion Farms Apartments	Resident Apartments	Louisville, KY	$4,790,264	264 units	95.1%		70.0%

Fieldstone Apartments	Resident Apartments	Woodlawn, OH	$5,143,946	266 units	87.2	%(4)	83.0%

Pheasant Run Apartments	Resident Apartments	Lee’s Summit, MO	$2,642,146	160 units	97.5%		97.5%

Pinehurst Apartment Homes	Resident Apartments	Kansas City, MO	$2,440,596	146 units	93.2%		97.5%

The Retreat Apartments	Resident Apartments	Shawnee, KS	$3,047,896	342 units	98.5%		97.5%

Hilltop Apartments	Resident Apartments	Kansas City, MO	$1,100,191	124 units	93.5%		49.0%

Conifer Crossing	Resident Apartments	Norcross, GA	$4,755,191	420 units	93.3%		42.5%

Lofton Place Apartments	Resident Apartments	Tampa Bay, FL	$3,000,000	280 units	92.1%		60.0%

Beechwood Gardens Apartments	Resident Apartments	Philadelphia, PA	$2,550,000	160 units	96.3%		82.3%

Stone Ridge Apartments	Resident Apartments	Columbia, SC	$1,850,000	191 units	86.9%		68.5%

Evergreen at Coursey Place Apartments	Resident Apartments	Baton Rouge, LA	$5,000,000	352 units	92.6%		51.7%

Office

Two and Five Governor Park(5)	Office Buildings	San Diego, CA	$2,500,000	75,518 sq ft	100.0%		47.7%

(1)	Total Investment includes our share of the purchase price for the property plus due diligence costs and closing costs paid by the joint venture, not including our share of the debt on the property.
(2)	Occupancy as of September 30, 2011. Includes all leased space, including space subject to master leases.
(3)	Ownership interest in joint venture as of September 30, 2011.
(4)	Occupancy reflects 34 vacant units, 22 of which were damaged in a fire in February 2011. Excluding the fire-damaged units, occupancy of available units is 95.1%.
(5)	This investment consists of two office buildings. These buildings are 100.0% leased to third-party tenants as of September 30, 2011.

The table below provides summary information regarding our 13 income-producing properties by location as of September 30, 2011:

	Investments
State	Number	As a Percentage of Aggregate Investment
California	2	6%
Florida	1	8%
Georgia	1	12%
Kansas	1	8%
Kentucky	1	12%
Louisiana	1	13%
Missouri	3	16%
Ohio	1	13%
Pennsylvania	1	7%
South Carolina	1	5%

Total	13	100%

For each of our eleven multi-family investments, the table below provides the average effective monthly rent per unit and the occupancy rate for the years ended December 31, 2007, 2008, 2009 and 2010 and the nine months ended September 30, 2011 for the periods during which we owned such properties:

Property	Year Ended December 31, 2007	Year Ended December 31, 2008	Year Ended December 31, 2009	Year Ended December 31, 2010	Nine Months Ended September 30, 2011
Champion Farms Apartments
Occupancy	93.6%	87.1%	92.8%	92.4%	95.1%
Average Effective Monthly Rent Per Unit	$713	$746	$743	$746	$796
Fieldstone Apartments(1)
Occupancy	97.4%	94.4%	92.9%	94.4%	87.2%
Average Effective Monthly Rent Per Unit	$791	$807	$797	$783	$792
Pheasant Run Apartments
Occupancy	88.8%	93.1%	95.6%	96.3%	97.5%
Average Effective Monthly Rent Per Unit	$617	$665	$605	$638	$651
Pinehurst Apartment Homes
Occupancy	99.6%	88.4%	91.8%	91.8%	93.2%
Average Effective Monthly Rent Per Unit	$622	$646	$620	$636	$631
Retreat Apartments
Occupancy	—	87.1%	91.5%	92.7%	98.5%
Average Effective Monthly Rent Per Unit	—	$583	$539	$541	$536
Hilltop Apartments
Occupancy	—	91.9%	91.1%	85.5%	93.5%
Average Effective Monthly Rent Per Unit	—	$512	$509	$536	$512
Conifer Crossing
Occupancy	—	82.4%	92.1%	95.0%	93.3%
Average Effective Monthly Rent Per Unit	—	$780	$704	$745	$766
Lofton Place Apartments(2)
Occupancy	—	—	91.8%	95.7%	92.1%
Average Effective Monthly Rent Per Unit	—	—	$782	$791	$800
Beechwood Gardens Apartments(3)
Occupancy	—	—	95.0%	96.3%	96.3%
Average Effective Monthly Rent Per Unit	—	—	$830	$827	$844
Stone Ridge Apartments(4)
Occupancy	—	—	—	—	86.9%
Average Effective Monthly Rent Per Unit	—	—	—	—	$536
Evergreen at Coursey Place Apartments(5)
Occupancy	—	—	—	—	92.6%
Average Effective Monthly Rent Per Unit	—	—	—	—	$972

(1)	Occupancy reflects 34 vacant units, 22 of which were damaged in a fire in February 2011. Excluding the fire-damaged units, occupancy of available units is 95.1%. Average Effective Monthly Rent per Unit has been adjusted for the lost revenue due to the fire-damaged units. Insurance proceeds for business interruption is expected to fully cover the lost revenue for these 22 units until they are repaired and available for rent.

(2)	We acquired our interest in Lofton Place Apartments on October 1, 2009.
(3)	We acquired our interest in Beechwood Gardens Apartments on December 16, 2009.
(4)	We acquired our initial interest in Stone Ridge Apartments on March 30, 2011.
(5)	We acquired our interest in Evergreen at Coursey Place Apartments on July 28, 2011.

The leases for our multi-family investments generally have terms of six, nine or twelve months. There are no leases with terms expiring after 2012.

For our commercial properties, the table below provides the effective annual rent per square foot and the occupancy rate of each of the years ended December 31, 2009 and 2010, and for the nine months ended September 30, 2011, for the periods during which we owned such properties:

Property	Year Ended December 31, 2009		Year Ended December 31, 2010		Nine Months Ended September 30, 2011
Two and Five Governor Park
Occupancy	100.0	%(1)	100.0	%(1)	100	%(1)
Average Effective Annual Rent Per Square Foot	$23.88	(2)	$24.77	(2)	$25.78	(2)

(1)	These buildings are 100.0% leased to third party tenants.
(2)	The average effective monthly rent per square foot only reflects leases to third parties and does not include the master lease.

The following is a schedule of third party lease expirations and related information for each of the seven years ending 2017 for our two office buildings as of September 30, 2011.

Year	Number of Tenants Whose Leases Are Expiring	Total Square Feet Covered By Such Leases	Annual Rent Represented By Such Leases	Percentage of Gross Annual Rent Represented by Such Leases
2011	2	5,918	$146,436	7.5%
2012	4	10,076	$283,196	14.5%
2013	4	8,265	$220,773	11.3%
2014	9	42,226	$1,085,522	55.4%
2015	2	5,503	$129,591	6.6%
2016	0	0	$0	0%
2017	1	3,956	$92,570	4.7%

Total	22	75,944	$1,958,088	100%

Net Operating Income

Our net operating income for the nine months ended September 30, 2011 was $8,962,197 compared to $10,372,113 for the year ended December 31, 2010 and $7,404,408 for the year ended December 31, 2009.

We consider net operating income to be an appropriate supplemental performance measure because net operating income reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property, such as depreciation, interest expense, interest income and general and administrative expenses. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate investment community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. We believe that the line on our consolidated statement of operations entitled “Net Loss Attributable to Company” is the most directly comparable GAAP measure to net operating income. The following table is a reconciliation of net operating income to our reported net loss attributable to the Company for the three moths ended March 31, 2011 and for the years ended December 31, 2010 and 2009:

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
Net operating income	$8,962,197	$10,372,113	$7,404,408
Equity in earnings of real estate joint venture	173,104	83,519	81,153
Interest income	12,556	9,695	25,550
Depreciation and amortization expenses	(3,920,660)	(5,258,133)	(3,812,064)
Interest expense	(6,181,474)	(7,624,089)	(6,554,831)
General and administrative expenses	(1,117,144)	(1,587,251)	(2,427,858)
Noncontrolling interests	736,574	1,178,012	1,784,767
Acquisition costs	(990,326)	—	(973,047)

Net loss attributable to Company	$(2,325,173)	$(2,826,134)	$(4,471,922)

Description of Our Investments

Champion Farms Apartments

Champion Farms Apartments is located at 3700 Springhurst Boulevard in Louisville, Kentucky 40241. Our interest in this property consists of a 70.0% membership interest in the entity that owns the property, Springhurst Housing Partners, LLC (“Springhurst”). Buckingham Springhurst, LLC, an affiliate of Buckingham Investment Corporation, owns the remaining 30.0% interest in Springhurst. The purchase price for our interest was approximately $4.79 million. Champion Farms Apartments is a 264-unit luxury multifamily property consisting of 14 buildings located on 17.4 acres. The construction of the community was completed in 2000. The property has an aggregate of 248,442 square feet of rentable area and an average unit size of 941 square feet. Champion Farms Apartments is managed by Buckingham Management, LLC, an affiliate of Buckingham Investment Corporation, for which it receives a customary management fee.

In connection with our acquisition of our interest in Springhurst, we may be obligated to purchase up to 20% of the membership interests in Springhurst owned by Buckingham Springhurst at a fixed price of $67,500 per 1% additional interest. Buckingham Investment Corporation may exercise this right at any time after the first anniversary of the closing of the acquisition if certain financial requirements have been met. As of December 31, 2010, the financial requirements had not been met.

Fieldstone Apartments

Fieldstone Apartments is located at 10637 Springfield Pike in Woodlawn, Ohio 45246. Our interest in this property consists of an 83.0% membership interest in the entity that owns the property, Glenwood Housing Partners I, LLC (“Glenwood”). We originally purchased a 65.0% interest in Glenwood from Shiloh Crossing Partners II, LLC (“Shiloh II”). Shiloh II is unaffiliated with us and our affiliates, except that affiliates of Shiloh II participate in another joint venture with us relating to Champion Farms Apartments. We purchased an additional 18.0% interest in Glenwood from Shiloh II on July 1, 2008 pursuant to the right Shiloh II had to require us to purchase up to an additional 25.0% of the membership interests in Glenwood owned by Shiloh II. Shiloh II continues to own the remaining 17.0% interest in Glenwood, of which we may be required to purchase up to an additional 7.0% at a fixed price of $62,500 per 1% additional interest if certain financial requirements have been met. As of December 31, 2010, the financial requirements have not been met. The total purchase price for our interest was approximately $5.14 million. Fieldstone Apartments is a 266-unit multifamily rental community consisting of 12 buildings located on 15.2 acres. The construction of the community was completed in 2001. The property has an aggregate of 249,624 square feet of rentable area and an average unit size of 938 square feet. Fieldstone Apartments is managed by Buckingham Management, LLC, an affiliate of Shiloh II, for which it receives a customary management fee.

In connection with the acquisition, we also entered into a Phase II Option Agreement (“Option Agreement”) with Glenwood Housing Partners II, LLC (“Glenwood II”). Glenwood II owns a parcel of land adjacent to Fieldstone Apartments upon which it has constructed 88 apartment units with an aggregate of 97,640 square feet of rentable space which is operated as Phase II of the Fieldstone Apartments. The Option Agreement grants us an ongoing option to purchase at least a 70% but not more than 90% beneficial ownership interest in Glenwood II or any affiliated entity that owns the parcel and developments thereon. We may exercise the option at any time. If exercised, the purchase price for the option interest will be determined by a formula that utilizes market-rate variables as of the exercise date.

On February 20, 2011, a fire destroyed 22 units at Fieldstone Apartments, or approximately 8% of available rentable space. The units are being rebuilt and we expect insurance proceeds to cover all costs associated with the reconstruction, including lost rental income for these units, less a $10,000 deductible under our property insurance policy.

Pinehurst Apartment Homes

Pinehurst Apartment Homes is located at 500 NW 63rd Street in Kansas City, Missouri 64118. Our interest in this property consists of a 97.5% membership interest in the entity that owns the property, KC Pinehurst Associates, LLC (“KC Pinehurst”). JTL Holdings, LLC and JTL Asset Management, Inc., both affiliates of JTL Properties, LLC, a Kansas City based real estate investment and management company, own the remaining 2.5% interest in KC Pinehurst. JTL Holdings, LLC, JTL Asset Management, Inc. and JTL Properties, LLC are unaffiliated with us and our affiliates except that JTL Holdings, LLC and JTL Asset Management, Inc. participate in two other joint ventures with us relating to Pheasant Run Apartments and the Retreat of Shawnee, and JTL Properties, LLC participates in another joint venture with us relating to Hilltop Village Apartments. The purchase price for our interest was approximately $2.4 million. Pinehurst Apartment Homes is a 146-unit multifamily rental community consisting of 10 buildings located on 11.3 acres. The property was developed in two phases in 1986 and 1988, and renovated in 2006. The property has an aggregate of 119,150 square feet of rentable area and an average unit size of 816 square feet. Pinehurst Apartment Homes is managed by CRES Management, LLC, an affiliate of JTL Holdings, LLC, for which it receives a customary management fee.

Pheasant Run Apartments

Pheasant Run Apartments is located at 1102 NE Independence Avenue in Lee’s Summit, Missouri 64086. Our interest in this property consists of a 97.5% membership interest in the entity that owns the property, KC Pheasant Associates, LLC (“KC Pheasant”). JTL Holdings, LLC and JTL Asset Management, Inc. own the remaining 2.5% interest in KC Pheasant. The purchase price for our interest was approximately $2.64 million. Pheasant Run Apartments is a 160-unit multifamily rental community consisting of 10 two-story buildings and a clubhouse located on approximately 10 acres. The property was completed in 1985 and underwent a substantial renovation in 2003 and 2004. The property has an aggregate of 112,000 square feet of rentable area and an average unit size of 700 square feet. Pheasant Run Apartments is managed by CRES Management, LLC, an affiliate of JTL Holdings, LLC, for which it receives a customary management fee.

The Retreat of Shawnee

The Retreat of Shawnee, or the Retreat Apartments, is located at 11128 West 76th Terrace in Shawnee, Kansas 66214. Our interest in this property consists of a 97.5% membership interest in the entity that owns the property, KC Retreat Associates, LLC (“KC Retreat”). JTL Holdings, LLC and JTL Asset Management, Inc. own the remaining 2.5% interest in KC Retreat. The purchase price for our interest was approximately $2.85 million. The Retreat Apartments is a 342-unit rental apartment community consisting of 10 three-story garden-style apartments and an attached clubhouse located on 16.43 acres. The property was developed in 1984 and renovated between 2004 and 2005. The property has an aggregate of 230,400 square feet of rentable area and an average unit size of 674 square feet. The Retreat Apartments is managed by CRES Management, LLC, an affiliate of JTL Holdings, LLC, for which it receives a customary management fee.

Hilltop Village Apartments

Hilltop Village Apartments, or Hilltop Apartments, is located at 8601 Newton Avenue, Kansas City, Missouri 64138. Our interest in this property consists of a 49.0% membership interest in the entity that owns the property, Park Hill Partners I, LLC (“Park Hill Partners”). JTL Properties, LLC owns the remaining 51.0% interest in Park Hill Partners. The purchase price for our interest was $1.05 million. Hilltop Apartments is a 124-unit rental apartment community consisting of five two- and three-story garden-style apartment buildings arranged around a central pool area located on approximately 5 acres. The property was developed in 1986. The property has an aggregate of 78,720 square feet of rentable area and an average unit size of 635 square feet. Hilltop Apartments is managed by CRES Management, LLC, an affiliate of JTL Holdings, LLC, for which it receives a customary management fee.

Conifer Crossing Apartments

Conifer Crossing is located at 3383 Holcomb Bridge Road NW, Norcross, Georgia 30092. Our interest in this property consists of a 42.5% membership interest in the entity that owns the property, FPA/PRIP Conifer, LLC (“FPA/PRIP Conifer”). FPA Conifer Investors, LLC owns the remaining 57.5% interest in FPA/PRIP Conifer. The purchase price for our interest was $4.5 million. Conifer Crossing is a 420-unit rental apartment community consisting of 50 wood-frame, two-story, garden-style apartment buildings located on 53.84 acres. The property was developed in 1981. The property has an aggregate of 517,894 square feet of rentable area and an average unit size of 1,233 square feet. Conifer Crossing is managed by Pegasus Residential, an unaffiliated property manager, for which it receives a customary management fee.

Two and Five Governor Park

Two and Five Governor Park are located at 6310 Greenwich Drive, San Diego, California 92122 and 5060 Shoreham Place, San Diego, California 92122. Our interest in these properties consists of a 47.7% membership interest in the entity that owns the properties, FPA Governor Park Associates, LLC (“FPA Governor Park Associates”). FPA Governor Park Investors, LLC (“FPA Governor Park Investors”) owns the remaining 52.35% interest in FPA Governor Park Associates. The purchase price for our interest was approximately $2.5 million. Two and Five Governor Park are two steel frame office buildings located in the Governor Park office park. Two Governor Park is a two-story office building that was developed in 1985. It has 22,460 square feet of rentable area and sits on a 1.41 acre site. Five Governor Park is a three-story office building that was developed in 1989. It has 53,048 square feet of rentable area and sits on a 2.96 acre site. Two and Five Governor Park are managed by Trinity Property Consultants, LLC, an affiliate of FPA Governor Park Investors, for which it receives a customary management fee.

Lofton Place Apartments

Lofton Place Apartments is located at 5412 Deerbrook Creek Circle, Tampa, Florida 33624. Our interest in this property consists of a 60% membership interest in the entity that owns the property, Evergreen at Lofton Place, LLC (“Evergreen at Lofton Place”). NVR Lofton Place, LP (“NVR Lofton Place”) and BH Lofton, LLC (“BH Lofton”) own 34% and 6% membership interests, respectively. The purchase price for our interest was $3 million. Lofton Place Apartments is a 280-unit rental apartment community consisting of twelve, two- and three-story, garden-style apartment buildings located on an 18-acre site. The property was built in 1988. The property has an aggregate of 264,591 rentable square feet and an average unit size of 945 square feet. Lofton Place Apartments is managed by Pegasus Residential, an unaffiliated property manager, for which it receives a customary management fee.

Beechwood Gardens Apartments

Beechwood Gardens Apartments is located at 9805 Haldeman Avenue, Philadelphia, Pennsylvania 19115. Our interest in this property consists of an 82.3% membership interest in the entity that owns the property, Morgan Beechwood, LLC (“Morgan Beechwood”). Morgan Management, LLC (“Morgan Management”) owns the remaining interest in Morgan Beechwood. The purchase price for our interest was $2.55 million. Beechwood Gardens Apartments is a 160-unit rental apartment community consisting of eight, three-story, walk-up apartment buildings located on a 5.83-acre parcel. The property was built in 1967 and renovated between 2003 and 2004. The property has an aggregate of 140,000 rentable square feet and an average unit size of 875 square feet. Beechwood Gardens Apartments is managed by Morgan Management, for which it receives a customary management fee.

Stone Ridge Apartments

On March 30, 2011, our subsidiary, PRIP Stone Ridge, LLC, along with The DT Group, entered into a joint venture, DT Stone Ridge, LLC, which we refer to as DT Stone Ridge, to purchase Stone Ridge Apartments, located in Columbia, South Carolina. DT Stone Ridge acquired Stone Ridge Apartments from the Richmond County master-in-equity following a foreclosure sale by the previous lender. An affiliate of The DT Group was the previous owner of the property who lost it through foreclosure. At closing, through PRIP Stone Ridge, LLC we held a 50.0% membership interest in DT Stone Ridge, and The DT Group, through its subsidiary, DT Columbia SC Management, LLC or the DT member, owned the remaining 50.0% membership interest in DT Stone Ridge.

Funding the Investment

The purchase and recapitalization of Stone Ridge Apartment consisted of $2,700,000 of equity and $3,500,000 of new debt. Our investment was structured to provide a minimum contribution of $1,350,000 and a maximum of $1,850,000. The flexibility of our commitment was intended to give the DT member additional time post-closing to raise money from its investors to acquire a maximum 50% interest in the joint venture. On March 30, 2011, we contributed $1,350,000 to acquire an initial 50.0% membership interest in DT Stone Ridge. We also made a $250,000 loan to the DT member. Separately, the DT member contributed $850,000 to complete the purchase. On June 24, 2011, the joint venture partners amended the venture operating agreement to finalize the equity contributions and ownership interests. The DT member did not contribute additional equity to the venture. We converted the $250,000 member loan to equity in the venture and contributed an additional $250,000 of equity to the venture to complete the recapitalization of Stone Ridge Apartments. The ownership interests in DT Stone Ridge were adjusted to reflect the actual amounts funded by each member. PRIP Stone Ridge now owns 68.5% based on a capital contribution of $1,850,000 and the DT member owns the remaining 31.5%.

To complete the recapitalization, our advisor assisted DT Stone Ridge in obtaining a 12-month non-recourse bridge loan from C-III Commercial Mortgage LLC, in the amount of $3,500,000, as evidenced by a commercial note dated March 30, 2011.

The bridge loan bears interest at a variable rate of 550 basis points over 30-day LIBOR; however, DT Stone Ridge purchased an interest rate cap which effectively fixed the interest rate at 6.5%. The bridge loan pays interest only and is generally prepayable at any time prior to its maturity; provided, that any such prepayment occurs on the ninth day of the calendar month. The loan is prepayable without an exit fee for the first six months. If the loan is repaid after six months but before nine months, DT Stone Ridge will be required to pay an exit fee equal to 0.5% of the loan amount. If the loan is repaid anytime thereafter, the exit fee will be 1.0% of the loan amount. The bridge loan is secured by a mortgage on Stone Ridge Apartments. We have agreed to guarantee certain exceptions provided in the terms of the non-recourse bridge loan, but only upon the occurrence of certain limited events. All of the $3,500,000 in bridge loan proceeds were funded at closing. DT Stone Ridge intends to refinance the bridge loan within 12 months and expects to obtain a permanent, fixed-rate loan from Fannie Mae or Freddie Mac.

Our investment in DT Stone Ridge was funded with proceeds from our follow-on offering. In connection with our investment, we paid an acquisition fee to our advisor of $63,722 pursuant to the terms of the advisory agreement. We will also pay our advisor an annual asset management fee of $12,744 pursuant to the terms of the advisory agreement, which is less than the maximum fee allowed.

The Property

Stone Ridge Apartments is a 191-unit rental apartment community consisting of 12 two- and three-story garden-style apartment buildings located on a 14.33 acre site located at 1000 Watermark Place, Columbia, South Carolina 29210. The property was built in 1975. The property has an aggregate of 199,226 rentable square feet and an average unit size of 1,043 square feet. The property contains 44 one-bedroom, one-bath units, 93 two-bedroom, one and a half-bath townhouse units, 46 two-bedroom, two-bath units, and 8 three-bedroom, two and a half-bath townhouse units. Ground floor units have patios, and second story units have balconies. The property has been periodically renovated, including the installation of new windows and siding in the 1990s, and most recently the replacement of 10 of 13 roofs in 2008.

The leased space is comprised entirely of residential apartment units. Each lease is specific to an individual unit. Collectively, the units are leased subject to the terms of a standard lease form. Individual leases generally have a term of one year. As of December 31, 2010, the property had an average lease rent per unit of $704, an average effective rent per unit of $538 and was 85.3% occupied.

Stone Ridge Apartments lies approximately three miles northwest of the Columbia central business district via I-126. The property competes effectively with other rental apartment communities in its submarket based on tangible factors such as rental rate and unit type, as well as intangible factors such as proximity to places of employment, schools and shopping and recreational venues.

In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in Stone Ridge Apartments is approximately $6,200,000. The real property component of Stone Ridge Apartments will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements and by the 200% declining balance method using estimated useful lives of five to seven years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended 2010 on Stone Ridge Apartments were $184,760 at a tax rate of 2.67% of the tax assessor’s appraised value of $6,926,400.

The Operating Agreement

On March 30, 2011, PRIP Stone Ridge, LLC entered into an operating agreement with the DT member, which governs the structure, operation and management of DT Stone Ridge and the interests of its investors.

We have contributed $1,850,000 to this joint venture investment. The operating agreement provides that we will receive a priority preferred return of 12.0% annually from operating cash flow before distributions to the DT member. After we receive our preferred return, the DT member will receive a 5.0% annual pro rata return on its contributed capital. Thereafter, we will receive an incremental return of 3% annually until we receive a 15% total annual return on our investment, inclusive of our priority preferred return. Finally, distributions will be split in proportion to each member’s capital contribution.

The operating agreement provides for distributions of sale or refinancing proceeds, if any, as follows. First, residual proceeds will be distributed to us as a return of equity. Second, after our invested capital has been returned, proceeds will be distributed to us until we achieve a 15% internal rate of return, or IRR. Third, proceeds will be distributed to us to satisfy our yield maintenance amount, which is a fixed dollar sum approximately equal to the total amount we would have received if our investment remained outstanding for five years. The yield maintenance amount is a diminishing sum. The initial yield maintenance amount is equal to $1,387,500 ($1,850,000 x 15% x 5 years) and is reduced by actual distributions of operating cash flow made to us. After distributions are made to return our equity, satisfy our 15% IRR and pay any yield maintenance amount, 100% of the remaining proceeds will be distributed to the DT Member. At any time after we have received the sum of the amounts due to us under the terms of the operating agreement as described above, either PRIP Stone Ridge or the DT Member may exercise a put-call mechanism which will enable and require DT Stone Ridge to purchase the interest of PRIP Stone Ridge for $1,000.

Except as otherwise described in the operating agreement, all aspects of the business and affairs of DT Stone Ridge will be managed, and all decisions affecting the business and affairs of DT Stone Ridge and Stone Ridge Apartments will be made, by the members, acting through a five-member management committee. Our representatives hold three seats on the committee, and the DT Member representatives hold two seats. A majority vote of the management committee will be decisive on all matters.

The Property Management Agreement

Pegasus Residential, LLC, an independent property management firm unrelated to either member of DT Stone Ridge, has been engaged as the property manager of Stone Ridge Apartments pursuant to a property management agreement that provides for an initial one year term and automatic renewals for successive one year terms. Either party may terminate the property management agreement upon 30 days’ prior written notice. A management fee is payable monthly in arrears equal to 5.0% of the monthly gross revenues of Stone Ridge Apartments for the first four months of operations. Thereafter, the fee will consist of a 3.5% of monthly gross revenues base fee and a 0.5% bonus. The bonus will be contingent upon achieving a minimum annual net operating income.

Evergreen at Coursey Place Apartments

On July 28, 2011, our subsidiary, PRIP Coursey, LLC, or PRIP Coursey, acquired an interest in Evergreen at Coursey Place Sole Member, LLC, or the Coursey Joint Venture, which indirectly owns Evergreen at Coursey Place Apartments, or Coursey Place, located at 13675 Coursey Boulevard, Baton Rouge, LA 70817. The Coursey Joint Venture was formerly controlled by Charles M. Thompson, who is the managing principal and majority owner of national apartment investor Evergreen Residential. Neither Mr. Thompson nor Evergreen Residential is affiliated with us or our affiliates.

Funding the Investment

Since 2008, Coursey Place has been owned by a wholly-owned subsidiary of the Coursey Joint Venture. Pursuant to a contribution agreement dated July 28, 2011 among PRIP Coursey, Mr. Thompson and the Coursey Joint Venture, and an amended and restated operating agreement for the Coursey Joint Venture dated July 28, 2011 between PRIP Coursey and ERES Coursey LLC, or ERES Coursey, PRIP Coursey contributed $5,000,000 in cash to the Coursey Joint Venture to acquire a 51.7% interest. ERES Coursey holds a 48.3% interest in the Coursey Joint Venture. Mr. Thompson holds an 80% interest in ERES Coursey.

ERES Coursey’s interest in the Coursey Joint Venture is comprised of a Class A equity interest, or the Class A Equity, based on $1,686,048 in cash contributed to the Coursey Joint Venture prior to the closing, and a Class B equity interest, or the Class B Equity, based on an estimated unrealized gain of $2,979,255 in Coursey Place for the period held by ERES Coursey prior to sale. The equity held by PRIP Coursey and the Class A Equity together form a senior equity tranche, or the Senior Equity, in the Coursey Joint Venture.

In connection with the acquisition of our interest in the Coursey Joint Venture, Coursey Place was recapitalized. As part of this recapitalization, the Coursey Joint Venture obtained a new loan from the Federal Home Loan Mortgage Corporation through Deutsche Bank Berkshire Mortgage, Inc. in the amount of $28,500,000, as evidenced by a note dated July 28, 2011.

The loan bears interest at a fixed rate of 5.07% and matures on August 1, 2021. Payments on the loan are interest only for the first two years with the remaining eight years amortizing on a 30-year schedule. Except if the loan is assigned to a Real Estate Mortgage Investment Conduit, the loan is generally prepayable subject to a prepayment premium based on the remaining amount of the loan and then-current interest rates. In addition, the loan is guaranteed by Mr. Thompson, but only upon the occurrence of certain limited events. Our investment in the Coursey Joint Venture was funded with proceeds from the follow-on offering. In connection with our investment, we paid an acquisition fee to Paladin Advisors of $296,152 pursuant to the terms of the advisory agreement. We will also pay Paladin Advisors an annual asset management fee of $59,232 pursuant to the terms of the advisory agreement, which is less than the maximum fee allowed.

The Property

Coursey Place is a Class A rental apartment community consisting of 18 two- and three-story garden-style apartment buildings located on a 25.6 acre site in Baton Rouge, Louisiana. The property was built in 2003 and has an aggregate of 351,608 rentable square feet within 352 units averaging 999 square feet per unit. The property contains 112 one-bedroom, one-bath units, 168 two-bedroom, two-bath units and 72 three-bedroom, two-bath units. To date, approximately 220 units have received cosmetic upgrades at an average cost of $2,500 per unit with the remaining units scheduled to be upgraded using proceeds from the recapitalization.

The leased space is comprised entirely of residential apartment units. Each lease is specific to an individual unit. Collectively, the units are leased subject to the terms of a standard lease form. Individual leases generally have a term of one year. There are no leases expiring after 2012.

The table below provides the occupancy rate and the average effective monthly rent per unit for the five years ended December 31, 2010.

Year Ended December 31,	Occupancy Rate	Average Effective Rent Per Unit
2006	98.6%	$812
2007	98.6%	$855
2008	91.2%	$978
2009	94.3%	$916
2010	91.5%	$975

As of June 30, 2011, the property had an average lease rent per unit of $1,012, an average effective rent per unit of $959 and was 93.2% occupied.

Coursey Place is located approximately 11 miles east of the Baton Rouge central business district just outside the city limits in unincorporated East Baton Rouge. The property competes effectively with other rental apartment communities in its submarket based on tangible factors such as rental rate and unit type, as well as intangible factors such as proximity to places of employment, schools and shopping and recreational venues.

In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in Coursey Place is approximately $33,500,000. The real property component of Coursey Place will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements and by the 200% declining balance method using estimated useful lives of five to seven years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended 2010 on Coursey Place were $285,893 at a tax rate of 11.0% of the tax assessor’s assessed valuation of $2,599,350 (10% of the estimated property value).

The Operating Agreement

The operating agreement governs the structure, operation and management of the Coursey Joint Venture and the interests of its investors. The operating agreement provides that PRIP Coursey will receive a priority preferred return of 10.0% annually from operating cash flow, based on its contribution (i.e. the first $500,000 of distributable cash flow each year), before distributions are made to ERES Coursey. Thereafter, ERES Coursey will be paid distributions from annual operating cash flow until it has received a 10.0% return on its aggregate capital account, which is equal to the sum of the Class A and Class B Equity. Remaining distributions from annual operating cash flow will be split in proportion to each member’s capital contributions.

The operating agreement provides for distributions of sale or refinancing proceeds, if any, as follows. First, distributions will first be made, pro rata, as a return of the Senior Equity. Second, proceeds will be distributed until each member achieves a 15% internal rate of return, or IRR, pro rata, on the Senior Equity. Third, proceeds will be distributed to the Senior Equity to satisfy the yield maintenance amount, which is a fixed dollar sum approximately equal to the total amount the Senior Equity holders would have received if these investments remained outstanding for four years. The yield maintenance amount is a diminishing sum reduced by actual distributions of operating cash flow made to the Senior Equity holders. Fourth, distributions will be made to the Class B Equity until it has achieved a 15% IRR. Finally, 100% of the remaining proceeds will be distributed 30% to PRIP Coursey and 70% to ERES Coursey.

Except as otherwise described in the operating agreement, all aspects of the business and affairs of the Coursey Joint Venture will be managed, and all decisions affecting the business and affairs of the Coursey Joint Venture and Coursey Place will be made by the members, acting through a five-member management committee. Our representatives hold three seats on the committee, and representatives of ERES Coursey hold the remaining two seats. A majority vote of the management committee will be decisive on all matters.

The Property Management Agreement

Pegasus Residential, LLC, or Pegasus, an independent property management firm unrelated to either member of the Coursey Joint Venture, has been engaged as the property manager of Coursey Place pursuant to a property management agreement that provides for an initial one year term and automatic renewals for successive one year terms. Either party may terminate the property management agreement upon 30 days’ prior written notice. A management fee is payable monthly in arrears equal to 3.5% of the monthly gross income of Coursey Place. In addition, Pegasus may be paid a construction management fee of 3% on unit upgrade costs and 5% on any projects exceeding $100,000.

Pines of York Apartments

On November 15, 2011, our subsidiary, PRIP Pines, LLC, or PRIP Pines, entered into a joint venture, FP-1, LLC, or the Pines Joint Venture, with DF Pines of York, LLC, or DF Pines, an affiliate of Drucker & Falk, LLC, or Drucker & Falk, to acquire Pines of York Apartments, or Pines of York, located in Yorktown, Virginia, from York Associates Limited Partnership, an unaffiliated third party. Through PRIP Pines, we hold a 90% membership interest in the Pines Joint Venture, and DF Pines holds the remaining 10% membership interest. DF Pines and Drucker & Falk are not affiliated with us or with any of our affiliates.

On November 16, 2011, the Pines Joint Venture acquired Pines of York from the seller for the purchase price of $20,000,000. Including funds ear-marked for capital projects and closing costs, the total capitalization of debt and equity for this investment was approximately $21,853,000. We have committed to contribute approximately $5,474,000 to the Pines Joint Venture through PRIP Pines, which will be funded with proceeds from the follow-on offering. DF Pines has committed to contribute $608,000 to the Pines Joint Venture. In connection with our investment, we will pay a maximum acquisition fee to Paladin Advisors of $295,016 pursuant to the terms of the advisory agreement. We will also pay Paladin Advisors a maximum annual asset management fee of $59,003, which is less than the maximum fee allowed as Paladin Advisors has agreed to permanently waive 50% of its annual asset management fee for the life of this investment.

Funding the Investment

In connection with the closing of the Pines of York acquisition, the Pines Joint Venture obtained a loan from Prudential Mortgage Capital Company in the amount of $15,771,000, as evidenced by a note dated November 15, 2011. The loan bears interest at a fixed rate of 4.46% and matures on December 1, 2021. The loan bears interest only for the first two years and then commences amortization of principal on a 30-year schedule thereafter. Except if the loan is assigned to a Real Estate Mortgage Investment Conduit, the loan is generally prepayable subject to a prepayment premium based on the remaining amount of the loan and then-current interest rates. The loan is secured by a multifamily deed of trust on the property, or the security instrument. In addition, the loan is separately guaranteed by David C. Falk and Wendy C. Drucker, principals of Drucker & Falk, but only upon the occurrence of certain limited events. Both the loan and the security instrument were assigned to Freddie Mac.

All of the $15,771,000 in loan proceeds were funded at closing. $5,282,000 of the capital commitments were funded at closing, with the remaining $800,000 to be funded in the future. Of the total amount committed, approximately $1,000,000 will be used to fund selected capital improvements.

The Property

Pines of York is a Class B rental apartment community consisting of 31 two-story, wood-frame apartment buildings located on a 23.2 acre site in Yorktown, Virginia. The property was built in 1976 and has an aggregate of 244,840 rentable square feet within 248 units averaging 987 square feet per unit. The property contains 152 one-bedroom, one-bath units, 80 two-bedroom, one-and-a-half-bath units and 16 three-bedroom, two-bath units.

The leased space is comprised entirely of residential apartment units. Each lease is specific to an individual unit. Collectively, the units are leased subject to the terms of a standard lease form. Individual leases generally have a term of one year. There are no leases expiring after 2012.

The table below provides the occupancy rate and the average effective monthly rent per unit for the three years ended December 31, 2010.

Year Ended December 31,	Occupancy Rate	Average Effective Rent Per Unit
2008	91.4%	$871
2009	92.4%	$884
2010	90.1%	$899

Information relating to Pines of York’s percentage occupancy rate and average effective annual rent per unit for the years 2006 and 2007 could not be obtained without unreasonable effort.

As of October 31, 2011, the property had an average lease rent per unit of $909, an average effective rent per unit of $880 and was 94.8% occupied.

Pines of York is located in the Hampton Roads metropolitan statistical area, which encompasses seven counties and nine independent cities, including Virginia’s most populous, Virginia Beach. The property competes effectively with other rental apartment communities in its submarket based on tangible factors such as rental rate and unit type, as well as intangible factors such as proximity to places of employment, schools and shopping and recreational venues.

In the opinion of management, the property is suitable and adequate for its intended purpose and is adequately covered by insurance. We obtained a Phase I environmental survey and are satisfied with the environmental status of the property.

For federal income tax purposes, the tax basis in Pines of York is approximately $21,000,000. The real property component of Pines of York will be depreciated on a straight-line basis using estimated useful lives of 27.5 years for building and building improvements and by the 200% declining balance method using estimated useful lives of five to seven years for furniture, fixtures and equipment. Realty taxes for the fiscal year ended 2011 on Pines of York are $79,040 at a tax rate of 0.6575% of the tax assessor’s appraised value of $12,021,300.

The Operating Agreement

On November 15, 2011, PRIP Pines entered into an operating agreement with DF Pines, which provides that we will receive a priority preferred return of 10.0% annually from operating cash flow, based on our contribution, before distributions are made to DF Pines. Thereafter, DF Pines will be paid distributions from annual operating cash flow until it has received a 10.0% return on its initial capital contribution. Remaining distributions from annual operating cash flow will be split in proportion to each member’s equity interest.

The operating agreement provides for distributions of sale or refinancing proceeds, if any, as follows. First, distributions will first be made to us and DF Pines, pro rata, as a return of invested capital. Second, proceeds will be distributed until DF Pines has earned the same internal rate of return, or IRR, as us. Third, the proceeds will be distributed pro rata until we and DF Pines each achieve a 12% IRR. Fourth, proceeds will be distributed 80% to us and 20% to DF Pines until we have achieved a 15% IRR. Finally, any remaining proceeds will be distributed 50% to us and 50% to DF Pines. The operating agreement also provides us with majority voting rights with respect to all major decisions of the Pines Joint Venture.

The Property Management Agreement

An affiliate of Drucker & Falk has been designated as the property manager of Pines of York pursuant to a property management agreement that provides for an initial one year term with automatic renewals for successive one year terms. A maximum management fee equal to 4% of the monthly gross income is payable to the property manager and shall be comprised of (i) a 3.5% base fee and (ii) a 0.5% bonus fee that will be payable only if net operating cash flow is sufficient to pay (a) all typical and budgeted property operating expenses, (b) a $300 per unit per year capital reserve, (c) debt service and (d) a 10% return on all member’s equity. The 0.5% bonus fee shall be paid quarterly based on the trailing six-month operations. In addition, the property manager may be paid a construction management fee of 5% on any capital projects approved by us.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our business and operations. We have no employees, and the board has retained Paladin Advisors to manage our day-to-day operations and the acquisition and disposition of our investments, subject to the board’s supervision.

We currently have five directors, three of whom are independent directors. An “independent director” is a person who is not associated, and has not been associated within the last two years, directly or indirectly, with us, Paladin Advisors or Paladin Realty. Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, but that number may not be fewer than three nor more than 15, a majority of whom must be independent.

Directors are elected annually, and each director serves until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of the holders of not less than a majority of all the shares then outstanding and entitled to vote generally in the election of directors. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director will be filled by a vote of a majority of the remaining directors. The independent directors will nominate replacements for vacancies in the independent director positions. Each director will be bound by our charter and bylaws.

Duties of Directors

The responsibilities of the board of directors include:

•

Approving and overseeing our overall investment strategy, which will consist of elements such as (1) allocation of capital to be invested in real properties and real estate related investments, (2) diversification strategies, (3) investment selection criteria for real property and real estate related investments and (4) asset disposition strategies;

•	Approving all real property acquisitions, joint venture investments, developments and dispositions, and all real estate related investments;

•	Approving and overseeing our debt financing strategies;

•	Approving and monitoring our agreement with Paladin Advisors;

•	Determining our distribution policy and authorizing distributions from time to time;

•	Approving amounts available for redemptions of shares of our common stock; and

•

Approving a potential transaction to provide liquidity to our stockholders, such as a listing of our shares of common stock on a national securities exchange, a sale or merger of our company, or a sale of all or substantially all of our real properties and real estate related investments.

Our board of directors, including a majority of the independent directors, reviewed and ratified our charter prior to the commencement of our initial offering.

The board of directors has established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of Paladin Advisors to assure that such policies are carried out. Any change in our investment objectives must be approved by the stockholders.

The consideration we pay for the acquisition of real property will ordinarily be based on the fair market value of the property as determined by a majority of our directors. In cases in which a majority of our independent directors so determine, and in all cases in which assets are acquired from our advisor, directors, sponsor or affiliates thereof, such fair market value will be as determined by an independent appraiser selected by the independent directors.

All of our officers and directors, other than our independent directors, are officers of Paladin Advisors and officers, limited partners or members of affiliates of Paladin Advisors and are subject to conflicts of interest. Because of the inherent conflicts of interest existing as a result of these relationships, our independent board members will monitor the performance of Paladin Advisors and its affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our stockholders in connection with our relationships with Paladin Advisors and its affiliates. Our board of directors has also adopted a code of ethics to address such conflicts. See “Conflicts of Interest—Code of Business Conduct and Ethics.” However, we cannot assure you that our independent directors will be successful in eliminating or decreasing the impact of the risks resulting from the conflicts of interest we face with Paladin Advisors and its affiliates. See “Risk Factors—Risks Related To Conflicts of Interest” and “Conflicts of Interest.”

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction approve all transactions with any of our directors, Paladin Advisors or any of their affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to the advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. Such an evaluation must be completed prior to the annual renewal of the advisory agreement. As part of their review of the advisor’s compensation, the independent directors will consider factors such as:

•	The quality and extent of the services and advice furnished by the advisor;

•	The amount of fees paid to the advisor in relation to the size, composition and performance of our investments;

•	The success of the advisor in generating investment opportunities that meet our investment objectives;

•	Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	Additional revenues realized by the advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	The performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	The quality of our portfolio in relation to the investments generated by the advisor for its own account.

Our charter prohibits a non-independent director and his or her affiliates from voting or consenting to the voting of shares they own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of any non-independent director or Paladin Advisors, or (2) any transaction between us and that director, Paladin Advisors or any of their respective affiliates. Our charter also prohibits an independent director from voting or consenting to the voting of shares he or she now owns or hereafter acquires on matters submitted to the stockholders regarding either (1) the removal of that independent director or (2) any transaction between us and that director or any of his or her affiliates. Shares held by Paladin Advisors, the directors or their respective affiliates but not entitled to be voted on a matter will not be counted in determining a quorum or a majority in such circumstances.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business. However, our board has established an audit committee and a corporate governance committee, each of which is comprised solely of independent directors, so that important items within the purview of these committees can be addressed in greater depth by independent members of our board.

We currently do not have a compensation committee of our board of directors because we do not plan to pay any compensation to our officers. However, if in the future we provide any compensation to our officers, we will establish a compensation committee comprised entirely of independent directors to determine the nature and amount of such compensation.

Audit Committee

Our audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our audit committee charter, the audit committee will always be comprised solely of independent directors. The current members of our audit committee are Harold H. Greene, Christopher H. Volk and Michael L. Meyer, with Mr. Meyer serving as the chairman of the committee.

Corporate Governance Committee

Our board of directors has established a corporate governance committee. The corporate governance committee is responsible for:

•	Oversight of board and committee composition and practices;

•	Our corporate governance practices; and

•	Other relevant policies and procedures.

The corporate governance committee also reviews the selection criteria for directors and the selection of nominees to serve as directors, evaluates the performance of the board of directors and develops, reviews, evaluates and makes recommendations to the board of directors with respect to corporate governance issues. Under our corporate governance committee charter, the corporate governance committee will always be comprised solely of independent directors. The current members of our corporate governance committee are Harold H. Greene, Michael L. Meyer and Christopher H. Volk, with Mr. Volk serving as the chairman of the committee.

Directors and Executive Officers

Our directors and executive officers are listed below:

Name	Age	Positions

James R. Worms	66	President, Chief Executive Officer and Chairman of the Board

Michael B. Lenard	56	Executive Vice President, Secretary and Counselor

John A. Gerson	62	Executive Vice President, Chief Financial Officer, Director

Harold H. Greene	72	Independent Director

Michael L. Meyer	73	Independent Director

Christopher H. Volk	54	Independent Director

James R. Worms has served as one of our directors since October 2003 and as Chairman since November 2008. He also served as our President and Chief Executive Officer from October 2003 to November 2008 and currently serves as our President and Chief Executive Officer. Mr. Worms is also the President of Paladin Advisors, and the Chairman and Chief Executive Officer of Paladin Realty. Paladin Realty is our sponsor and the managing member of Paladin Advisors.

Prior to joining the predecessor of Paladin Realty in 1995, Mr. Worms was a Managing Director of Salomon Brothers, where he co-managed the firm’s worldwide real estate investment banking activities. In this capacity, he was involved in real estate investment and advisory transactions totaling billions of dollars, including extensive experience in all types of commercial and residential real estate. Prior to joining Salomon Brothers, Mr. Worms was a principal at Eastdil Realty, Inc. where he directed Eastdil’s Western Region partnership investment operations. Before joining Eastdil, Mr. Worms worked as a Certified Public Accountant at Coopers & Lybrand. Mr. Worms served on the board of directors for MeriStar Hospitality Corporation, a publicly traded real estate investment trust focused on the lodging industry, from August 1998 until its acquisition by an affiliate of The Blackstone Group in May 2006. Mr. Worms has been a member of various industry organizations including the Pension Real Estate Association and the Urban Land Institute.

Mr. Worms graduated from UCLA with a Bachelor’s degree in Economics and from The Anderson School of Management at UCLA with a masters degree in Business Administration. Mr. Worms also received a law degree from Hastings College of Law.

James R. Worms has served as a member of our board of directors for the last six years and is our current President and Chief Executive Officer. He brings insight into all aspects of our business due to both his current role and his history with us. The knowledge of our business and his experience managing real estate investment and advisory transactions totaling billions of dollars are assets to our board of directors.

Michael B. Lenard has served as our Executive Vice President, Secretary and Counselor since October 2003. Mr. Lenard also served as one of our directors from October 2003 until March 2011. Mr. Lenard is also an Executive Vice President and Counselor of Paladin Advisors and a Senior Managing Director, Counselor and management committee member of Paladin Realty. He has been a member of various industry organizations, including the Urban Land Institute. Mr. Lenard is the Chairman of the Board of Directors of Viver S.A., a Brazilian public homebuilding company, which is a portfolio company of an investment fund managed by an affiliate of Paladin Realty.

Prior to joining the predecessor of Paladin Realty in 1993, Mr. Lenard was a partner in the international law firm of Latham & Watkins, working in its Corporate Department with a special emphasis on private investment funds, international joint ventures and other private and closely held transactions and structures.

Mr. Lenard has served in a variety of leadership positions in Olympic and international sports for over twenty five years. He served for eight years as a Vice President of the United States Olympic Committee, or the “USOC,” and on the Board of Directors of the Atlanta Committee for the Olympic Games. Later, he served as the Chair of the USOC’s Key Strategies Task Force and as the Special Advisor for Business Affairs to the USOC President. Currently, he is Vice President of, and has been since its founding, one of twenty worldwide members of the Swiss-based international body that oversees and operates the court that adjudicates Olympic and international sports disputes. A 1984 Olympian, in addition to other competitive honors and medals, Mr. Lenard was a seven time National Champion in Team Handball and Team Handball Athlete of the Year for 1985 and USOC SportsMan of the Year in Team Handball in 1985.

Mr. Lenard attended New York University Law School and University of Southern California Law School, and graduated from the latter with a Juris Doctor degree and was a member of the Order of the Coif and Law Review. He graduated with distinction from the University of Wisconsin with a Bachelor’s degree in Business Administration in both Accounting and Finance, where he was inducted into the Phi Kappa Phi and Beta Gamma Sigma national scholastic honor societies.

Michael B. Lenard served as a member of our board of directors until March 2011 and as our Executive Vice President, Secretary and Counselor for the last six years. This experience and his former legal practice’s emphasis on private investment funds, international joint ventures and other private and closely held transactions and structures provide our board of directors with insight into legal issues we may face.

John A. Gerson has served as our Chief Financial Officer and an Executive Vice President and also as one of our directors since February 2004. He is also an Executive Vice President and Chief Financial Officer of Paladin Advisors and the Chief Financial Officer, Senior Managing Director and a management committee member of Paladin Realty. In addition, Mr. Gerson serves as a director on the board of directors of Viver S.A., a Brazilian public homebuilding company, which is a portfolio company of an investment fund managed by an affiliate of Paladin Realty.

Prior to joining Paladin Realty in 1999, Mr. Gerson was Chief Financial Officer of Kohlberg Kravis Roberts & Co., or KKR, a major management buyout firm with more than $10 billion in invested equity capital, from 1985 to 1996. He was responsible for KKR’s banking and financing needs, the firm’s reporting systems, senior liaison contact with investors, and management of the firm’s treasury and general partners’ investments. From 1982 to 1985, he was Vice President and Deputy Controller of Societé Generale’ s U.S. operations, directing all financial accounting and reporting systems of their U.S. business unit. From 1980 to 1982, he was Chief Financial Officer of Wells Fargo Bank International, a $500 million multi-branch international banking subsidiary of Wells Fargo International Bank. Mr. Gerson started his career as Assistant Controller and Assistant Vice President of Irving Leasing Corporation, an equipment leasing and financing subsidiary of Irving Trust Company, after serving as an audit supervisor for Peat, Marwick, Mitchell & Co.

Mr. Gerson is a trustee of Pace University and a member of the American Institute of Certified Public Accountants and the New York State and New Jersey Society of Certified Public Accountants. He graduated from Pace University with a Bachelor’s degree in Business Administration.

John A. Gerson has served as a member of our board of directors and as our Chief Financial Officer for the last six years and has extensive knowledge of our financial position. With this knowledge and his experience as a former chief financial officer for a major management buyout firm with more than $10 billion in invested equity capital, Mr. Gerson provides our board of directors with essential information that enables a better understanding of the business and financial risks facing us.

Harold H. Greene has served as one of our directors since February 2004. Mr. Greene is a retired Managing Director of Commercial Real Estate for Bank of America, where he held responsibility for lending to commercial real estate developers in California, from 1998 to June 2001. Prior to joining Bank of America, Mr. Greene served from 1990 to 1998 as an Executive Vice President with Seafirst Bank, where he was responsible for real estate lending for the Northwest and for managing a real estate portfolio comprised of approximately $2 billion in assets. Mr. Greene is a director of William Lyon Homes, a builder of new luxury and single family home communities in California, Nevada and Arizona. He previously served as a director of Grubb & Ellis Company.

Mr. Greene graduated from UCLA with a Bachelor’s degree in Political Science. Mr. Greene has also studied at the Northwestern University Mortgage Banking School and the Southwest Graduate School of Banking at Southern Methodist University.

Harold H. Greene has served as a member of our board of directors for the last six years and is a 40-year veteran of the commercial and residential real estate lending industry. He brings both knowledge of the lending industry and experience with real estate portfolio management to our board of directors. In addition, he offers the experience gained by serving as a director and member of the audit, compensation and nominating and corporate governance committees for a builder of new luxury and single family homes.

Michael L. Meyer has served as one of our directors since February 2004. Mr. Meyer is a private real estate investor and since October 1999 has been the Chief Executive Officer of Michael L. Meyer Company, which is a principal of and/or manager of real estate entities and provides those entities with property acquisition financing and management services and advice. Since June 2006, Mr. Meyer has also been a principal in TwinRock Partners, LLC (formerly AMG Realty Investors, LLC), a commercial and residential real estate investment company. From 1974 to 1998, Mr. Meyer was Managing Partner—Orange County with E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP and its predecessor. Mr. Meyer is a director of Opus Bank. Mr. Meyer is also a director of KBS Strategic Opportunity REIT and KBS Legacy Partners Apartment REIT.

Mr. Meyer was inducted into the California Building Industry Foundation Hall of Fame in June of 1999 for outstanding achievements in the real estate industry and community. Mr. Meyer was also the recipient of the University of California Irvine Graduate School of Management Real Estate Program Lifetime Achievement Award. Mr. Meyer is a graduate of the University of Iowa.

Michael L. Meyer has served as a member of our board of directors for the last six years. He brings to our board of directors knowledge of the real estate industry and community and over 30 years as a certified public accountant. He has extensive experience as a real estate investor and serves as chief executive officer for a company providing property acquisition, financing and management services and advice to real estate entities. In addition, his service as director for two non-listed REITs is integral to our board’s understanding of current trends in the industry.

Christopher H. Volk has served as one of our directors since February 2004. Mr. Volk is President and Chief Executive Officer and a director of STORE Capital, a Scottsdale, Arizona-based real estate investment trust that specializes in providing financing for single tenant, operationally-essential real estate, which he co-founded in 2011. Previously, Mr. Volk co-founded Spirit Finance Corporation, another real estate investment trust, in 2003. In August 2007, Spirit Finance Corporation was acquired by a consortium of global investors, including Macquarie Bank Limited, Kaupthing Bank, and other independent equity participants. From 2004 to August 2007, Spirit Finance Corporation was a listed company on the New York Stock Exchange. From 1986 until August 2001, Mr. Volk was President and Chief Operating Officer and a member of the board of directors of Franchise Finance Corporation of America, a NYSE-listed real estate investment trust that focused on providing real estate financing to multi-unit operators of chain restaurants, convenience stores and automotive services and parts outlets, and from August 2001 to December 2002 served as Chief Operating Officer of its successor, GE Franchise Finance.

Mr. Volk has been widely published in areas of finance, credit analysis and evaluation and has frequently served as a guest lecturer and conference speaker. Mr. Volk graduated from Washington and Lee University with a Bachelor’s degree and from Georgia State University with a Masters degree in Business Administration.

Christopher H. Volk has served as a member of our board of directors for the last six years. He offers our board of directors REIT leadership experience previously having served as the president, chief executive officer and director of a company providing advisory services to a REIT and as an executive officer of two publicly listed REITs. This experience in the real estate industry assists us in evaluating our investments and investment strategies.

Compensation of Directors and Officers

Each of our officers, including those officers who serve as directors, is employed by Paladin Advisors or its affiliates and each such officer receives compensation for his or her services from such entities by which he is employed, including services performed on our behalf. Although we will indirectly bear some of the costs of such compensation either through fees or expense reimbursement we pay to Paladin Advisors and its affiliates, we currently do not intend to pay any compensation directly to our officers.

Fiscal Year 2010 Director Compensation

We pay our independent directors an annual fee of $30,000, and a fee of $2,000 for each board or committee meeting attended. If board members attend more than one meeting on any day, we will only pay such person $2,000 for all meetings attended on such day. We will also pay our independent directors a fee of $500 for each telephonic board meeting in which they participate. Upon initial election to the board, we grant each independent director 3,000 shares of restricted stock. One-third of the independent director restricted stock will vest on each of the first three anniversaries of the date of grant. We have reserved 60,000 shares of common stock for stock grants to be granted to the independent directors pursuant to our Independent Director Incentive Stock Plan, which we refer to as the incentive stock plan. Our non-independent directors do not receive any compensation from us. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

On March 21, 2006 and June 18, 2010, respectively, we granted 3,000 and 4,000 restricted shares of common stock pursuant to the incentive stock plan to each of the four independent directors then serving. One-third of the independent director restricted stock that we granted on March 21, 2006 vested on each of the first three anniversaries of December 2, 2005, the date that we reached our minimum offering. One-half of the independent director restricted stock that we granted on June 18, 2010 vested immediately on the grant date, and the remaining one-half of such restricted stock vested on June 18, 2011, the first anniversary of the grant date, provided the independent director continues to provide services to us on such vesting date. Mr. Harvey Lenkin resigned from our board of directors effective January 3, 2011, and as a result, on January 3, 2011 he forfeited 2,000 shares of restricted stock which would have vested on June 18, 2011.

The following table sets forth the compensation paid to our independent directors in 2010:

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation(2)	Total ($)
Harold H. Greene	37,000	40,000	77,000
Harvey Lenkin	37,000	40,000	77,000
Michael L. Meyer	35,500	40,000	75,500
Christopher H. Volk	35,500	40,000	75,500

(1)	The amounts shown in this column include cash payments for attendance at Board and committee meetings and annual cash retainers.
(2)	The amount shown in this column reflects the aggregate fair value computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

Independent Director Incentive Stock Plan

We adopted the incentive stock plan to:

•	Attract and retain independent directors;

•	Provide an additional incentive to each director to work to increase the value of our stock; and

•	Provide each director with a stake in the future of our company which corresponds to the stake of each of our stockholders.

The incentive stock plan provides for awards to our independent directors, which may consist of nonqualified stock options, stock grants (which may be restricted or unrestricted), stock appreciation rights, which we refer to as SARs, and stock unit grants. Any shares issued under the incentive stock plan will be subject to the ownership limits contained in our charter. The incentive stock plan will be administered by our board of directors or a committee of the board.

We have reserved a total of 60,000 shares of common stock for issuance pursuant to awards granted under the incentive stock plan. As of January 9, 2012, 34,000 shares of common stock remain available for issuance pursuant to awards under the incentive stock plan.

Under the incentive stock plan, we may grant “nonqualified stock options,” which are stock options not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Nonqualified stock options entitle the holder to purchase shares of our common stock for a specified exercise price during a specified period. Each option grant will be evidenced by an option certificate which will set forth the terms and conditions of the grant, including vesting and exercisability terms. Nonqualified stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant and will expire no later than 10 years after such date. The option certificate may provide for the exercise of an option after an independent director’s status as such has been terminated for any reason.

Stock grants consist of awards of shares of our common stock that may be subject to the satisfaction of one or more objective employment, performance or other conditions. Except as otherwise set forth in the award certificate, an independent director will have the right to vote the common stock issued under his or her stock grant during the period which comes after such stock has been issued under a stock grant but before the first date that the director’s interest in such common stock is forfeited completely or becomes completely non-forfeitable.

Except as otherwise provided in the award certificate, if a cash distribution is made on a share of our common stock after such stock has been issued pursuant to a stock grant but before the first date that a director’s interest in such stock is forfeited completely or becomes completely nonforfeitable, we will make such cash distribution directly to such director. If a stock distribution is made on a share of our common stock during such period, such stock distribution will be treated as part of the related stock grant, and a director’s interest in such stock distribution will be subject to the same conditions as the related stock grant.

SARs allow a director, upon exercise of the SAR, to receive cash, shares of our common stock, or a combination of both, based on the appreciation of our common stock. SARs will be evidenced by a SAR certificate, which will set forth the material terms and conditions for the exercise of the SAR. The value of a SAR must be no less than the fair market value of a share of our common stock on the date that the SAR is granted. No SAR may be exercised on or after 10 years following the date of the grant. A SAR may be exercised only when the fair market value of a share of our common stock on which the right to appreciation is based exceeds the value of the SAR, and the payment due on exercise will be based on such excess with respect to the number of shares of stock to which the exercise relates. Upon the exercise of a SAR, the director will receive a payment in cash or in stock, or in a combination of cash and stock as determined by us, and the number of shares of stock issued will be based on the fair market value of a share of our common stock on the date the SAR is exercised.

Stock unit grants are grants designed to result in the payment of cash based on the fair market value of the number of shares of our common stock identified in such grant, rather than the issuance of the number of shares of our common stock described in such grant. The cash payment due under a stock unit grant may be subject to the satisfaction of one or more objective employment, performance or other conditions. Stock unit grants will be evidenced by a stock unit grant certificate, which will set forth the material terms and conditions.

The total number of shares to cover all stock options will not exceed 10% of the total number of our shares outstanding. Further, any stock options granted to management will not be exercisable at less than 85% of fair market value.

If the only condition to exercise of the option or SAR, or forfeiture of the stock grant or stock unit grant, is the completion of a period of service, such period of service will be no less than the one (1) year period, in the case of options and SARs, or the three (3) year period, in the case of stock grants and stock unit grants, which period starts on the date as of which the award is granted unless the committee determines that a shorter period of service (or no period of service) better serves our interest.

Generally, a nonqualified stock option, stock grant, SAR or stock unit grant may not be transferred by a director other than by will or by the laws of descent and distribution (absent the committee’s consent), and any nonqualified stock option or SAR will be exercisable during a director’s lifetime only by the director (absent the committee’s consent). The person or persons to whom a nonqualified stock option, stock grant, SAR or stock unit grant is transferred by will or by the laws of descent and distribution (or with the committee’s consent) thereafter will be treated the same as the director for purposes of rights relating to such award.

In the event we undergo a change in control, any and all conditions to the exercise of all outstanding options and SARs and any and all outstanding issuance and forfeiture conditions on any stock grants and stock unit grants automatically will be deemed 100% satisfied. In addition, the board will have the right (to the extent expressly required as part of such transaction) to cancel such options, SARs, stock grants and stock unit grants after providing each independent director a reasonable period to exercise his or her options and SARs and to take such other action as necessary or appropriate to receive the common stock subject to any stock grants and the cash payable under any stock unit grants.

The board may amend the incentive stock plan from time to time to the extent it deems necessary or appropriate; provided, however, that if an amendment would constitute an amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, no amendment may be made to the section of the incentive stock plan governing the treatment of awards in the context of a change in control that might adversely affect any rights which otherwise would vest in connection with the related change in control event.

The board also may suspend granting awards under the incentive stock plan at any time and may terminate the incentive stock plan at any time; provided, however, the board may not unilaterally modify, amend or cancel any award granted before such suspension or termination unless (1) the director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company, a change in control transaction, or an equity restructuring or change in capitalization.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Subject to certain limitations, our organizational documents limit the personal liability of our stockholders, directors and officers to us and our stockholders for monetary damages and provide that we will indemnify our directors, officers, Paladin Advisors and its affiliates. We also maintain a directors and officers liability insurance policy.

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and permits directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	The director or officer actually received an improper personal benefit in money, property or services; or

•	With respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The general effect to stockholders of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

In spite of the above provisions of the Maryland General Corporation Law, our charter provides that our directors, our officers, Paladin Advisors and its affiliates will be indemnified by us for losses only if all of the following conditions are met:

•	The indemnitee determined in good faith that the course of conduct which caused the loss, liability or expense was in our best interests;

•	The indemnitee was acting on our behalf or performing services for us;

•	In the case of affiliated directors, Paladin Advisors or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	In the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	Any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors, our officers, Paladin Advisors or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, our officers, Paladin Advisors or its affiliates in advance of final disposition of a proceeding only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•

the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•

the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have agreed to indemnify, defend and hold harmless Paladin Advisors and its affiliates and all of their officers, agents and employees from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that Paladin Advisors, its affiliates or such officers, agents or employees may directly or indirectly sustain, suffer or incur arising from or in connection with the advisory agreement to the same extent as indemnification is permitted to Paladin Advisors and its affiliates under our charter, as described above. As a result, we and our stockholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the advisory agreement.

Paladin OP must also indemnify us and our directors, officers and other persons we may designate against damages and other liabilities in our capacity as general partner. See “The Operating Partnership Agreement— Indemnification.”

Our Advisor

Paladin Realty Advisors, LLC was formed on October 31, 2003 to serve as our advisor. Paladin Advisors is a wholly owned subsidiary of our sponsor, Paladin Realty.

The following individuals are key personnel of Paladin Advisors:

Name	Position
James R. Worms	President

Michael B. Lenard	Executive Vice President, Counselor

John A. Gerson	Chief Financial Officer, Executive Vice President

Whitney A. Greaves	Vice President

Frederick Gortner	Vice President

Scot E. Hadley	Vice President, Finance

Jay G. Hartman	Vice President

Biographical information regarding Messrs. Worms, Lenard and Gerson is described in the “Management—Directors and Executive Officers” section of this prospectus.

Frederick Gortner is a Vice President of Paladin Advisors and a Managing Director and a management committee member of Paladin Realty.

Prior to joining Paladin Realty in 1994, Mr. Gortner was a Principal with the Tucker Investment Group, Inc., a Los Angeles-based real estate investment and development firm, as well as a founding Principal of Enterprise Management, Inc., a real estate management and advisory company. He began his career at Chemical Bank in New York working on real estate-related transactions.

He has been a member of various industry organizations including the Pension Real Estate Association, the European Association for Investors in Non-listed Real Estate Vehicles, the Inter-American Dialogue, and the Urban Land Institute, where he has been a frequent speaker and serves on the Urban Development/Mixed Use Council. He has served on the boards of several civic organizations and led various public-private initiatives including business improvement district formation and zoning code reforms. He is a licensed California real estate broker and holds several FINRA securities licenses.

Mr. Gortner graduated from Duke University with a Bachelor’s degree in Economics. He also graduated from The Anderson School of Management at UCLA with a Masters in Business Administration, where he was inducted into the Beta Gamma Sigma national scholastic honor society and awarded the Wittenberg-Livingston Academic Fellowship for real estate studies.

Whitney A. Greaves is a Vice President of Paladin Advisors. In addition, Ms. Greaves served as our Chief Executive Officer and President from November 2008 to June 2011 and our Chief Operating Officer from May 2007 to November 2008. Ms. Greaves also serves as a Managing Director of Paladin Realty.

Prior to joining Paladin Realty in 1995, Ms. Greaves was a First Vice President and Portfolio Manager for First Nationwide Bank in San Francisco. During her seven year tenure with First Nationwide, her responsibilities included management and disposition of portfolios of non-performing loans and real estate assets. Ms. Greaves was also responsible for restructuring tax-exempt bond financings and credit enhancement facilities with the Federal Home Loan Bank and Fannie Mae, resolving complex construction and partnership litigation disputes and managing several environmental remediation projects. Ms. Greaves has been a member of various industry organizations, including the Pension Real Estate Association and the Urban Land Institute.

Ms. Greaves graduated from the University of Redlands with a Bachelor’s degree in Economics and Political Science.

Scot E. Hadley is the Vice President, Finance both of Paladin Advisors and Paladin Realty.

Prior to joining Paladin Realty in 1998, Mr. Hadley held a number of accounting positions at William E. Simon & Sons, L.L.C., a private investment firm that was an affiliate of Paladin Realty and Paladin Advisors.

Mr. Hadley graduated from Kutztown University with a Bachelor’s degree in Accounting. He also graduated with honors from the W. Paul Stillman School of Business at Seton Hall University with a Master’s of Science degree in Professional Accounting, where he was inducted into the Beta Gamma Sigma national scholastic honor society.

Jay G. Hartman is a Vice President of Paladin Advisors and a Managing Director of Paladin Realty.

Prior to joining Paladin Realty in 1998, Mr. Hartman was as an Assistant Vice President of Sanwa Bank California, where he managed portfolios of non-performing loans. During his four years at Sanwa, Mr. Hartman focused on troubled real estate loans and assisted in Sanwa’s disposition of real estate and real estate-secured notes. Mr. Hartman has been a member of various industry organizations including the Urban Land Institute.

Mr. Hartman graduated cum laude from the University of California at Davis with a Bachelor’s degree in Managerial Economics. He graduated cum laude from The Anderson School of Management at UCLA with a Masters degree in Business Administration, where he received the Pardee Homes Fellowship for academic achievement and community service.

The Advisory Agreement

Many of the services to be performed by Paladin Advisors in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions Paladin Advisors performs for us as our advisor, and it is not intended to include all of the services which may be provided to us by Paladin Advisors or by third parties. Under the terms of the advisory agreement, Paladin Advisors undertakes to present us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Paladin Advisors, either directly or indirectly by engaging an affiliate, will, subject to the authority of the board:

•	Identify and evaluate investment opportunities consistent with our investment policies and objectives;

•	Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made;

•	Acquire real property investments and real estate related investments on our behalf in compliance with our investment objectives and policies;

•	Arrange for financing and refinancing of properties;

•	Supervise, as asset manager, property management, leasing, development and construction services provided for our investments by third parties; and

•	Assist in disposing of our assets.

The term of the advisory agreement that will become effective upon the commencement of this offering will terminate on the date that is one year from the date of this prospectus and may be renewed for an unlimited number of successive one-year periods. The advisory agreement will be annually renewed following the independent directors’ satisfactory review of our advisor’s performance and the compensation paid to our advisor. Additionally, the advisory agreement may be terminated:

•	Immediately by us or Paladin OP for “cause”;

•	Without cause by a majority of our independent directors or by Paladin Advisors upon 60 days’ written notice; or

•	Immediately with “good reason” by Paladin Advisors.

“Cause” is defined in the advisory agreement to mean any fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Paladin Advisors, any uncured material breach of the advisory agreement by Paladin Advisors or the bankruptcy of Paladin Advisors. “Good reason” is defined in the advisory agreement to mean either:

•

Any failure by us or Paladin OP to obtain a satisfactory agreement from a successor entity to the Paladin REIT or Paladin OP to assume and agree to perform our obligations under the advisory agreement; or

•	Any uncured material breach of the advisory agreement by us or Paladin OP.

In the event of the termination of the advisory agreement, the advisor will cooperate with us and take all reasonable steps requested to assist the board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Paladin Advisors and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Paladin Advisors must devote sufficient resources to management of our operations to discharge its obligations. Paladin Advisors may assign the advisory agreement to an affiliate upon approval of a majority of the independent directors. We may assign or transfer the advisory agreement to a successor entity.

The actual terms and conditions of transactions involving investments in real properties or real estate related investments will be determined by Paladin Advisors, subject to the approval of our board of directors.

We will reimburse Paladin Advisors and its affiliates for all of the costs they incur in connection with the services provided to us under the advisory agreement, including, but not limited to:

•

The actual cost of goods and services used by us and obtained from entities not affiliated with Paladin Advisors, including brokerage fees paid in connection with the purchase and sale of our properties and securities;

•

Administrative services including related personnel costs, provided, however, that no reimbursement will be made for costs of such personnel to the extent that such personnel are used in transactions for which Paladin Advisors receives a separate fee; and

•	Acquisition expenses related to the selection and acquisition of investments, whether or not acquired.

Paladin Advisors and its affiliates will be paid fees in connection with services provided to us. In the event the advisory agreement is terminated, Paladin Advisors and its affiliates will be paid all accrued and unpaid fees and expense reimbursements, and any subordinated disposition fees earned prior to the termination. We will not reimburse Paladin Advisors or its affiliates for personnel costs relating to services for which Paladin Advisors or its affiliates are entitled to compensation in the form of a separate fee. However, we will reimburse Paladin Advisors and its affiliates for the administrative and other services they provide us, such as accounting and finance, internal audit, investor relations and legal services, for which they do not otherwise receive a fee. In addition, the cost of these administrative services are included in our operating expenses and therefore are subject to the limitations of the 2%/25% Rule described below and in the “Management—Our Adviser—The Advisory Agreement” section of this prospectus.

Paladin Advisors must reimburse us quarterly for any amounts we have paid to Paladin Advisors and its affiliates in the previous four consecutive fiscal quarters to the extent such payments caused our operating expenses during such four quarters to exceed the greater of (1) 2% of our average invested assets or (2) 25% of our net income. We refer to this as the 2%/25% Rule. Our average invested assets for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our net income for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash items for such period. Operating expenses include all expenses incurred by us under GAAP (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, acquisition fees and expenses, origination fees and distributions pursuant to Paladin Advisors’ subordinated participation interest in Paladin OP. Paladin Advisors must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceed the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at Paladin Advisors’ option, Paladin Advisors or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.

We and Paladin OP have agreed to indemnify, defend and hold harmless Paladin Advisors and its affiliates, including all of their respective officers, agents and employees, from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that Paladin Advisors and such affiliates may directly or indirectly sustain, suffer or incur arising from or in connection with the advisory agreement, provided that (1) Paladin Advisors and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (2) Paladin Advisors and its affiliates were acting on behalf of or performing services for us, and (3) the indemnified claim was not the result of negligence, misconduct, or fraud of Paladin Advisors or its affiliates or resulted from a breach of the agreement by Paladin Advisors or its affiliates. Paladin Advisors will not be held responsible for any action of our board of directors provided that Paladin Advisors complied with the requirements set forth above.

Any indemnification made to Paladin Advisors, its affiliates or their officers, agents or employees may be made only out of our net assets and not from our stockholders. Paladin Advisors will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claim, damage, tax or loss and related expense is not fully reimbursed by insurance and was incurred by reason of Paladin Advisors’ bad faith, fraud, misfeasance, misconduct, negligence or reckless disregard of its duties, but Paladin Advisors will not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by Paladin Advisors.

Ownership Interests

Paladin Advisors currently owns 20,000 limited partnership units of Paladin OP, for which it contributed $200,000. Paladin Advisors may not sell any of these units during the period it serves as our advisor. Paladin Advisors has agreed to abstain from voting any shares it acquires in any vote for the election or removal of directors, any vote regarding the removal of Paladin Advisors or any of its affiliates and any vote regarding any transaction between us and any director, Paladin Advisors or any of its affiliates.

Affiliated Companies

Dealer Manager

The dealer manager for this offering is KBR Capital Markets (f/k/a Paladin Realty Securities, LLC), a licensed broker-dealer registered with the FINRA. KBR Capital Markets will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See “Plan of Distribution.”

We will pay KBR Capital Markets a dealer manager fee of up to 3.0% of the gross proceeds from the sale of shares of our common stock in the primary offering. We will also pay selling commissions of up to 7.0% of the gross proceeds from the sale of shares of our common stock in the primary offering to participating broker dealers.

Potential Affiliated Companies

Currently all of our properties are managed and leased by third party property managers, and we anticipate that development or construction services on properties in which we acquire an interest will be provided by third party developers or contractors. However, in the future one or more affiliates of Paladin Advisors may provide property management, leasing, development or construction management services on a case-by-case basis for some of our properties, and eventually affiliates of Paladin Advisors may provide those services to most or all of our properties. In the event that one of our affiliates provides any of these services for any of our properties, a majority of the directors, including a majority of the independent directors, who are otherwise disinterested in the transaction, must approve the compensation to our affiliate as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. As described below under “Management Compensation,” Paladin Advisors will receive asset management fees for supervising the property management, leasing, development and construction services provided by third parties. If, in the future, an affiliate of Paladin Advisors directly provides any of these property management, leasing, development or construction services for which it receives a separate fee, the asset management fee will be reduced accordingly based on the services provided by such affiliate and the properties for which the services are provided.

MANAGEMENT COMPENSATION

The following table summarizes and discloses all of the compensation, fees, expense reimbursements and distributions to be made by us to Paladin Advisors and its affiliates and the dealer manager for this offering, in connection with our organization, this offering and our operations. The estimated maximum dollar amounts are based on the sale of a maximum of $650,000,000 in shares to the public at $10.00 per share and the sale of $75,000,000 in shares at $9.50 per share pursuant to the distribution reinvestment plan. Furthermore, for purposes of calculating acquisition fees and expenses and origination fees, we have assumed that we will use $643,175,000 to acquire investments and pay related fees and expenses, which is the maximum amount we estimate will be available for investment if we raise the maximum offering. See “Estimated Use of Proceeds.”

Our board is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. The independent directors are responsible for reviewing the performance of Paladin Advisors and determining that the compensation to be paid to Paladin Advisors is reasonable in relation to the nature and quality of the services to be performed and that the provisions of the advisory agreement are being carried out. The fees set forth below may not be increased without approval of our independent directors.

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount
Organization and Offering Stage

Selling Commissions Participating Broker-Dealers	7.0% of gross offering proceeds from the sale of shares in the primary offering will be paid to participating broker-dealers. No selling commissions will be paid on shares sold under our distribution reinvestment plan.	$45,500,000; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued $405,535 and $1,047,099, respectively, in selling commissions to participating broker-dealers.

Dealer Manager Fee—KBR Capital Markets(1)	3.0% of gross offering proceeds, a portion of which may be reallowed to participating broker-dealers. No dealer manager fee will be charged on shares sold under our distribution reinvestment plan.	$19,500,000; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued $119,193 and $337,740, respectively, in dealer manager fees to KBR Capital Markets.

Bona Fide Due Diligence Expense Reimbursements—KBR Capital Markets	Up to 0.5% of gross proceeds from the sale of shares in the primary offering for bona fide due diligence expenses, all of which may be reallowed to participating broker-dealers subject to the receipt of an itemized and detailed invoice.	$3,250,000; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued no due diligence expense reimbursements.

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount
Reimbursement of Issuer Organization and Offering Expenses—Paladin Advisors(2)(3)	If we raise the maximum offering amount, we expect our issuer expenses (other than selling commissions, the dealer manager fee and bona fide due diligence expense reimbursements) to be approximately $5,125,000, or 0.8% of gross proceeds from the sale of shares in the primary offering. Any such reimbursements will not exceed actual expenses incurred by Paladin Advisors.	$5,125,000; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued $217,000 and $525,956, respectively, in organization and offering expense reimbursements to Paladin Advisors.

Operational Stage

Acquisition Fees—Paladin Advisors(4)(5)	1.5% of (1) the purchase price of a real property acquired directly, (2) our allocable cost of real property acquired in a joint venture or (3) the funds advanced in a real estate related investment except that with respect to investments in and origination of loans, we will pay an origination fee to the advisor in lieu of an acquisition fee. The purchase price of a property will equal the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such real property. Our allocable cost of joint venture investments will equal the product of (a) the purchase price and (b) our percentage economic interest in the joint venture.	Not determinable at this time; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued $0 and $359,876, respectively, in acquisition fees to Paladin Advisors.

Origination Fees—Paladin Advisors(4)(5)	1.5% of the amount funded by us to acquire or originate loans, including any third-party expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee in addition to the origination fee.	Not determinable at this time; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we paid no origination fees to Paladin Advisors.

Reimbursement of Acquisition Expenses—Paladin Advisors(4)	Reimbursement of actual expenses related to the selection, acquisition and development of real property investments and real estate related investments.	Not determinable at this time; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we did not pay or accrue any reimbursement of acquisition expenses to Paladin Advisors.

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount
Asset Management Fee—Paladin Advisors(6)(7)	Monthly fee equal to one-twelfth of 0.6% of (1) the purchase price of real property acquired directly, (2) our allocable cost of real property acquired in a joint venture, or (3) the funds advanced in a real estate related investment. The purchase price of a property will equal the amount paid or allocated to the purchase, development, construction or improvement of a property, inclusive of expenses related thereto, and the amount of debt associated with such real property. Our allocable cost of joint venture investments will equal the product of (1) the purchase price and (2) our percentage economic interest in the joint venture.	Not determinable at this time; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued $380,880 and $295,916, respectively, in asset management fees to Paladin Advisors.

Expense Reimbursement—Paladin Advisors or its Affiliates(6)	Reimbursement of actual expenses incurred for administrative and other services provided to us by Paladin Advisors and its affiliates, including an allocable share of costs for advisor personnel; provided, however, that personnel costs will not be reimbursed in connection with services for which Paladin Advisors receives a separate fee.	Not determinable at this time; for the year ended December 31, 2010 and for the nine months ended September 30, 2011, we have paid and/or accrued $1,725,000 and $614,078, respectively, in expense reimbursements to Paladin Advisors.

Disposition Stage

Subordinated Disposition Fee—Paladin Advisors(8)(9)	A deferred, subordinated real estate disposition fee payable upon sale of one or more properties or real estate related investments, in an amount equal to the lesser of (1) one-half of a competitive real estate commission or (2) 3.0% of the sales price of such properties or real estate related investments. Payment of this disposition fee will be made only if Paladin Advisors provides a substantial amount of services in connection with the sale of a property or real estate related investment. In addition, payment of this fee will be subordinated to the receipt by the stockholders, collectively, of distributions equal to the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital. In no event may this fee when combined with real estate commissions paid to unaffiliated third parties exceed the lesser of (A) the full amount of a real estate commission that would be reasonable, customary and competitive in light of the size, type and location of such property or real estate related investment and (B) 6.0% of the sales price of such property or real estate related investment.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Subordinated Participation Interest in Paladin OP—Paladin Advisors	Paladin Advisors has a subordinated participation interest in Paladin OP pursuant to which Paladin Advisors will receive distributions from Paladin OP under the three circumstances described below. See “The Operating Partnership Agreement—Distributions and Allocations.”

Form of Compensation/Recipient	Determination of Amount	Estimated Maximum Dollar Amount
—Subordinated Distribution of Net Sales Proceeds(10)	After Paladin OP has made distributions (all of which we intend to distribute to our stockholders as distributions) in an amount necessary to provide our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital, Paladin Advisors is entitled to receive a cash distribution from Paladin OP equal to 10.0% of the remaining net proceeds from the sales of properties or real estate related investments. Paladin Advisors will not be entitled to any further participating distributions described in the preceding sentence if (1) our shares become listed on a national securities exchange or (2) the advisory agreement is terminated for any reason.	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

—Subordinated Distribution Upon Listing(9)(10)	Upon the listing of our shares on a national securities exchange, Paladin Advisors would become entitled to receive a distribution in the form of (1) shares of our common stock, (2) a promissory note with market terms, payable solely from the proceeds of asset sales, due and payable no later than three years from the date of issuance of such promissory note or (3) any combination thereof from Paladin OP equal to 10.0% of the amount by which (1) the market value of our outstanding shares of common stock plus distributions made prior to listing, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and an amount that, if distributed to the stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Paladin Advisors will not be entitled to receive this distribution if our shares are listed following the termination of the advisory agreement for any reason.	Actual amounts are dependent upon results of operations and the market value of our common stock following listing and therefore cannot be determined at the present time.

—Subordinated Distribution Upon Termination(10)	Upon termination of the advisory agreement between us, Paladin OP and Paladin Advisors, other than a termination for cause by us or Paladin OP, Paladin Advisors would become entitled to receive a distribution in the form of (1) shares of our common stock, (2) a promissory note with market terms, payable solely from the proceeds of asset sales, due and payable no later than three years from the date of issuance of such promissory note or (3) any combination thereof from Paladin OP in an amount equal to 10.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions made through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) and the total amount that, if distributed to them as of the termination, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. Paladin Advisors will not be entitled to receive this distribution if our shares have been listed on a national securities exchange prior to the termination of the advisory agreement.(11)	Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

(1)	The selling commissions and dealer manager fees may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, or sales to our affiliates.
(2)	If we raise the maximum offering amount, we expect organization and offering expenses (other than selling commissions, the dealer manager fee and bona fide due diligence expense reimbursements) to be approximately $5,125,000, or 0.8% of the gross proceeds from our primary offering.
(3)	Issuer expenses consist of reimbursement of, among other items, the cost of issuer expenses such as legal, accounting, printing and other accountable offering expenses.
(4)	Our charter limits our ability to pay acquisition fees, including origination fees, such that the total of all such acquisition fees and acquisition expenses will not exceed, in the aggregate, an amount equal to 6.0% of the contract purchase price of all of the properties which we purchase directly or of our economic interest in properties we purchased through joint ventures, or, in the case of real estate related investments, 6.0% of the funds we advance with respect to such investments. However, a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.
(5)	This calculation assumes that we will not use debt in making investments. If our investments are leveraged at the time we make them, total acquisition fees would exceed the amounts shown.
(6)	Paladin Advisors and its affiliates must reimburse us for amounts we have paid to them for the reimbursement of expenses and the asset management fee to the extent such payments cause us to exceed the 2%/25% Rule during any four consecutive fiscal quarters. See “Management—Our Advisor—The Advisory Agreement” for a discussion of the 2%/25% Rule. At Paladin Advisors’ option, Paladin Advisors or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that Paladin Advisors designates.
(7)	Our advisor was entitled to a monthly asset management fee equal to one-twelfth of 0.6% of our allocable cost of the real property in our joint ventures. However, for each of our existing properties from the respective dates of acquisition through the period that we own the properties, our advisor has elected to receive a monthly asset management fee equal to one-twelfth of 0.3% of our allocable cost of the real property acquired in these joint ventures and has permanently waived the remainder of the asset management fees not paid.
(8)	If, at the time of a sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee will be paid at such later time as the subordination conditions are satisfied. Upon listing of our common stock, if Paladin Advisors has accrued but not been paid the disposition fee, then solely for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received, in addition to other distributions actually received, a distribution in an amount equal to the market value of our common stock following listing. Upon termination of the advisory agreement between us and Paladin Advisors, other than a termination by us or Paladin OP for cause, if Paladin Advisors has accrued but not been paid the disposition fee, then solely for purposes of determining whether the subordination conditions have been satisfied, the stockholders will be deemed to have received, in addition to other distributions actually received, a distribution in an amount equal to the appraised value of our assets on the termination date, less any indebtedness secured by such assets. Any disposition fees paid to Paladin Advisors may not exceed the limitations of the 2%/25% Rule.
(9)	The market value of our outstanding stock following listing will be calculated based on the average market price of the shares issued and outstanding at listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange.
(10)	For purposes of calculating the subordinated disposition fee or distributions pursuant to the subordinated participation interest, average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by Paladin OP (all of which we intend to distribute to our stockholders) and by any amounts paid to redeem shares pursuant to our share redemption program.
(11)	If such distribution is paid in the form of shares of our common stock, we will not redeem those shares prior to a listing or other liquidity event other than with the proceeds from the sale of assets selected or managed by Paladin Advisors.

If at any time our shares of common stock become listed on a national securities exchange, we will negotiate in good faith with Paladin Advisors a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Paladin Advisors. In negotiating a new fee structure, the independent directors will consider all of the factors they deem relevant, including but not limited to:

•	The quality and extent of the services and advice furnished by the advisor;

•	The amount of fees paid to the advisor in relation to the size, composition and performance of our investments;

•	The success of the advisor in generating investment opportunities that meet our investment objectives;

•	Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	Additional revenues realized by the advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	The performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	The quality of our portfolio in relation to the investments generated by the advisor for its own account.

STOCK OWNERSHIP

The following table shows, as of December 31, 2011, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) each of our directors, (2) each of our named executive officers and (3) all of our directors and executive officers as a group. As of December 31, 2011, there were no beneficial owners of more than 5% of our outstanding common stock. The percentages of common stock beneficially owned are based on 7,124,028 shares of our common stock outstanding as of December 31, 2011.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner(2)	Number of Common Shares	Percentage of Class
John A. Gerson	—	—
Harold H. Greene(3)	8.509	*
Michael B. Lenard	—	—
Michael L. Meyer(3)	8.509	*
Christopher H. Volk(3)	8.509	*
James R. Worms(4)	727	*
All directors and executive officers as a group (6 persons)	26,254	*

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of our common stock.
(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(2)	The address of each person listed is c/o Paladin Realty Income Properties, Inc., 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024.
(3)	Includes 3,000 shares of restricted stock that were granted under our independent director incentive stock plan as of March 21, 2006, all of which have now vested, and 4,000 shares of restricted stock that were granted under the incentive stock plan on June 18, 2010, all of which have now vested.
(4)	Represents 705 shares of common stock owned directly by Paladin Realty Partners, LLC. James R. Worms, as President and Manager of Paladin Realty, may be deemed to be the beneficial owner of these shares of common stock.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Paladin Advisors and other affiliates, including (1) conflicts related to the compensation arrangements between Paladin Advisors, certain affiliates and us, (2) conflicts with respect to the allocation of the time of Paladin Advisors and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, Paladin Advisors presently has no interests in other real estate programs. However, certain members of Paladin Advisor’s management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities sponsored by Paladin Realty. Present activities of these affiliates include:

•	Making investments in and managing home building ventures, resort communities, office and industrial buildings, and hotels located in Latin America;

•	Making investments in and managing a portfolio of apartment communities throughout the United States; and

•	Managing a portfolio of investments in a master planned residential community and apartments located in the United States.

Paladin Advisors and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate related investments. None of our affiliates are prohibited from raising money for another entity that makes the same types of investments that we target and we may coinvest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Paladin Advisor’s Time

We rely on Paladin Advisors and its affiliates to manage our day-to-day activities and to implement our investment strategy. Paladin Advisors and certain of its affiliates, including its principals, are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, Paladin Advisors, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Paladin Advisors and its employees will devote only as much time to our business as Paladin Advisors management, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, Paladin Advisors and its employees may experience conflicts of interest in allocating management time, services and functions among us and our affiliates and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliates than to us. However, Paladin Advisors believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of our affiliates’ activities in which they are involved.

Competition

We may compete with our affiliates for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. We and Paladin Advisors have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and affiliated and other related entities. Paladin Advisors will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied. See “—Certain Conflict Resolution Restrictions and Procedures” for a further description of how potential investment opportunities will be allocated between us and affiliated and other related entities, including the terms of the priority allocation of U.S. “core” and “core-plus” investments that Paladin Advisors has agreed to provide to us.

Certain of Paladin Advisor’s affiliates or other related entities currently own or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own real properties in the same geographic areas where real properties owned or managed by our affiliates or other related entities are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and an affiliate or another related entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and one of our affiliates or another related entity were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates or other related entities managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

We are affiliated with KBR Capital Markets and this relationship may create conflicts of interest in connection with the performance of due diligence by KBR Capital Markets. Although KBR Capital Markets will examine the information in the prospectus for accuracy and completeness, KBR Capital Markets is an affiliate of Paladin Advisors and will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation.

Certain of the participating broker-dealers have made, or are expected to make, their own independent due diligence investigations. KBR Capital Markets is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by our affiliates that may have investment objectives that are identical or similar to ours.

Potential Affiliated Companies

Currently all of our properties are managed and leased by third party property managers, and we anticipate that development or construction services on properties we acquire will be provided by third party developers. However, in the future one of more affiliates of Paladin Advisors may provide property management, leasing, development or construction management services on a case-by-case basis for some of our properties, and eventually affiliates of Paladin Advisors may provide those services to most or all of our properties. In the event that one of our affiliates provides any of those services for any of our properties a majority of the directors, including a majority of the independent directors who are otherwise disinterested in the transaction, must approve the compensation to our affiliate as being fair, competitive and commercially reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. If, in the future, an affiliate of Paladin Advisors directly provides any of these property management, leasing, development or construction services for which it receives a separate fee, the asset management fee we pay to Paladin Advisors pursuant to the advisory agreement will be reduced accordingly based on the services provided by such affiliate and the properties for which the services are provided.

Lack of Separate Representation

Arent Fox LLP is counsel to us, Paladin Advisors and KBR Capital Markets in connection with this offering and other matters and may in the future act as counsel to us, Paladin Advisors, KBR Capital Markets and certain of their affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute was to arise between us and Paladin Advisors, KBR Capital Markets or any of our respective affiliates, we will retain separate counsel for such matters as and when appropriate.

Joint Ventures with Affiliates of Paladin Advisors

Subject to the restrictions contained in our charter and our code of ethics and to approval by our directors, including a majority of our independent directors, not otherwise interested in the transaction, we may enter into joint ventures or other arrangements with affiliates of Paladin Advisors to acquire, develop or manage real properties. In conjunction with such prospective agreements, Paladin Advisors and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our affiliated joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Paladin Advisors may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since Paladin Advisors will make investment decisions on our behalf, agreements and transactions between Paladin Advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. We may enter into joint ventures with affiliates of Paladin Advisors for the acquisition of properties, but only if (1) a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and (2) the investment by us is on terms and conditions that are substantially the same as those that would be available to other third party investors making a comparable investment in the joint venture.

Receipt of Fees and Other Cash Distributions by Paladin Advisors and its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other cash distributions to Paladin Advisors and its affiliates, including acquisition fees, origination fees, asset management fees and subordinated disposition fees under the advisory agreement and the subordinated distribution of net sales proceeds payable to Paladin Advisors under its subordinated participation interest in Paladin OP. However, the fees and cash distributions payable to Paladin Advisors and its affiliates relating to the sale of investments are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital.

Subject to the oversight of our board of directors, Paladin Advisors has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Paladin Advisors may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Paladin Advisors and its affiliates regardless of the quality of the properties acquired or the services provided to us. Acquisition fees are based on the purchase price of the investment acquired and may create an incentive for Paladin Advisors to accept a higher purchase price for those assets or to purchase assets that may not otherwise be in our best interest.

Every transaction we enter into with Paladin Advisors or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and Paladin Advisors or any of its affiliates. A majority of the directors, including a majority of the independent directors who are otherwise disinterested in the transaction, must approve each transaction between us and Paladin Advisors or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Interests in Our Investments

We are permitted to make or acquire investments in which our directors, officers or stockholders, Paladin Advisors or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which Paladin Advisors, our directors or any of their respective affiliates has any interest would be subject to the limitations described below under the caption “— Certain Conflict Resolution Restrictions and Procedures.”

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter and the advisory agreement contain restrictions and conflict resolution procedures relating to (1) transactions we enter into with Paladin Advisors, our directors or their respective affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with Paladin Advisors and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Paladin Advisors and its affiliates. These restrictions and procedures include, among others, the following:

•

Except as otherwise described in this prospectus, we will not accept goods or services from Paladin Advisors or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions approve such transactions as fair, competitive and commercially reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•

We will not purchase or lease any asset (including any property) in which Paladin Advisors, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to Paladin Advisors, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to Paladin Advisors any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us.

•

We will not make any loans to Paladin Advisors, any of our directors or any of their respective affiliates. In addition, any loans made to us by Paladin Advisors, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•

Paladin Advisors and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitations of the 2%/25% Rule, as described in the “Management—Our Advisor—The Advisory Agreement” section of this prospectus.

•

In the advisory agreement, Paladin Advisors has agreed that it and its affiliates will offer to us, prior to offering to any affiliate or any other person, all “core” and “core-plus” investment opportunities that are located in the United States and sourced by Paladin Advisors or its affiliates. However, if Paladin Advisors determines that a U.S. “core” or “core-plus” investment sourced by Paladin Advisors or its affiliates is not appropriate for us because (1) we do not have sufficient uninvested funds to make the investment or (2) the investment is not appropriate in light of our diversification needs or goals in terms of geographic area or investment size, then any affiliate of Paladin Advisors may make such investment or offer such investment to another person, including any other affiliate, for investment. Paladin Advisors may, but is not obligated to, offer us any investment opportunities that are not “core” or “coreplus” investments but are located in the United States and, in their sole discretion, may make such opportunities available to any other person, including other affiliates, for investment. We have determined that we will not make investments outside of the United States, and therefore, neither Paladin Advisors nor any of its affiliates will attempt to source for us any investments outside of the United States. We and Paladin Advisors have also agreed that notwithstanding any other obligations of Paladin Advisors or its affiliates under the advisory agreement, neither Paladin Advisors nor its affiliates will be required to source for us any investments involving health care facilities or the housing or care of residents or users age 55 and older, including active adult or independent living facilities, continuing care retirement communities and assisted living and skilled nursing facilities.

As used above, by “core,” we mean generally a property that is fully leased with a stable, predictable income stream that represents a significant percentage of total return over the expected holding period with less risk and the lowest expected returns. “Core-plus” differs from “core” in that the properties, although substantially leased with current income, may exhibit more lease turnover risk or require some type of modest enhancement or value-added element to turn them into “core” properties with stabilized income streams.

Our board of directors, including the independent directors, has a duty to ensure that the method used by Paladin Advisors for the allocation of the acquisition of properties among two or more affiliated programs seeking to acquire similar types of properties will be reasonable.

Code of Business Conduct and Ethics

We have also adopted a Code of Business Conduct and Ethics, which we refer to as our code of ethics, that applies to each of our officers and directors and each of the officers, managers, principals and real estate professionals of Paladin Realty and Paladin Advisors, which we refer to as the covered persons. Our code of ethics prohibits certain conflict of interests such as those in which a covered person’s direct or indirect personal interest interferes in any material respect with his or her service to us or our interests. Our code of ethics also sets forth certain conflicts of interest policies that limit and govern certain matters among us, the covered persons, Paladin Realty, Paladin Advisors and their affiliates.

In particular our code of ethics prohibits us from purchasing real property from or selling real property to, or entering into any real property joint venture with, any covered person, Paladin Realty or Paladin Advisors or any of their affiliates unless the transaction is both:

(1)	approved by a majority of independent directors not otherwise interested in the transaction; and

(2)	a transaction in which either:

(a)	Paladin Advisors or one of its affiliates assigns a purchase agreement or other real property related contract to us on substantially the same terms as the underlying agreement, or

(b)	Paladin Advisors or one of its affiliates enters into an agreement to loan funds to us on substantially the same terms as the underlying credit obligation between the affiliate and a third party.

Our code of ethics also prohibits us from issuing any preferred stock to any covered person or any of our affiliates except where the preferred stock is offered on the same terms as it is offered to unaffiliated third parties. Further, the code of ethics provides that if either we or Paladin Advisors has determined that an investment opportunity is not suitable us, then Paladin Realty or any of its affiliates may pursue the opportunity.

A copy of our code of ethics is available on our website at www.paladinreit.com. A waiver of our code of ethics with respect to transactions between us and any covered person, including real property investments and sales, loans, and the issuance of preferred stock, requires approval by a majority of the independent directors of our board of directors that are not otherwise interested in the transaction. A waiver of any other provision of our code of ethics requires approval by a majority of the members of the audit committee of our board of directors. If we make any amendments to our code of ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from our code of ethics, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the SEC.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs sponsored or advised by our sponsor, Paladin Realty, and its affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A to the prospectus. Investors in our common shares should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Paladin real estate programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin real estate programs, the returns to our stockholders will vary from those generated by those prior programs. In addition, all of the prior Paladin real estate programs were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. We are also the first program sponsored by Paladin Realty or any of its affiliates that has investment objectives permitting the making or acquiring of mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior Paladin programs will be indicative of our future performance. See “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results” and the Prior Performance Tables located in Appendix A to the Prospectus.

Prior Investment Programs

Since 1995, Paladin Realty and its predecessors have managed real estate investments for high net worth individuals, foundations and institutions. As of December 31, 2010, Paladin Realty or its affiliates had sponsored or advised 29 real estate investment partnerships. All of these prior programs had investment objectives generally similar to ours. This offering is the first public offering of a real estate program sponsored by Paladin Realty. The Prior Performance Tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain of these prior Paladin real estate programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results of the prior programs (Table III); (4) results of completed programs (Table IV); and (5) sales or disposals of property (Table V). Additionally, Table VI contained in Part II of the registration statement (which is not part of this prospectus) gives certain additional information relating to properties acquired by these Paladin real estate programs. Upon written request, we will furnish a copy of this table to you without charge. See “Where You Can Find Additional Information” in the prospectus.

Summary Information

Capital Raising

The total amount of funds raised from investors in the prior Paladin real estate programs, as of December 31, 2010, was approximately $1.1 billion. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $3.3 billion. The total number of investors in these prior programs, collectively, is 115. See Table I and Table II for more detailed information about Paladin Realty’s experience in raising and investing funds and compensation paid to Paladin Realty and its affiliates as the sponsor of these programs.

Investments

The prior Paladin real estate programs had acquired 324 properties as of December 31, 2010. The table below gives further information about these properties:

Location	Properties Purchased (as a percentage of aggregate purchase price)
United States
Pacific Coast	29%
West	10%
Plains States	1%
South Central	8%
Southeast	4%
Northeast	5%
Latin America
Costa Rica	5%
Mexico	10%
Brazil	19%
Chile	8%
Peru	1%

One of the prior Paladin real estate programs has invested in stock of two public Brazilian homebuilding companies, which represents less than 4% of the total costs of all properties and investments made.

The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior Paladin real estate programs, categorized by type of property, as of December 31, 2010, all of which were existing (used) or developed by the program (construction).

	New	Used	Construction
Commercial
Office Buildings	—	11%	—
Industrial Buildings	—	1%	—
Shopping Centers	—	—	—
Residential
Apartments	—	25%	—
Hotels	—	6%	—
Homebuilding	—	—	41%
Land Development	—	—	6%
Resort Residential	—	—	7%
Other	—	2%	1%

Total	—	45%	55%

Sales

As of December 31, 2010, these prior Paladin real estate programs had sold 156 of the total of 324 properties, or 48% of such properties, to third parties. These completed prior real estate programs made aggregate equity investments of $334 million in those properties, for which they received a return of $582 million upon the sale of those properties. In addition to these 156 sold properties, in connection with the termination of another prior Paladin real estate program, that program transferred 79 properties to a newly formed Paladin real estate program. The prior Paladin real estate program made aggregate equity investments of $156 million in those 79 properties, and in that transaction those equity investments were transferred to the new program based on a $187 million valuation. See also Tables III, IV and V for more detailed information as to the operating results of the prior Paladin real estate programs whose offerings closed since December 31, 2005, results of such programs that have completed their operations during the five years ending December 31, 2010 and sales or other disposals of properties by the prior Paladin real estate programs during the three years ending December 31, 2010.

Three Year Summary of Acquisitions

From January 1, 2008 through December 31, 2010, the prior Paladin real estate programs acquired 33 residential properties, one apartment property, one office property and two investments in stock of public Brazilian homebuilding companies. The total acquisition cost of these properties was approximately $301 million, of which approximately $90 million, or 30%, was financed with mortgage financing and the remaining $211 million was provided by investors. The locations of these properties, and the number of each property in each location, are as follows: Kansas (1), Brazil (25), Costa Rica (2), Mexico (3) and Peru (6).

See Table VI in Part II of the registration statement, of which this prospectus is a part, for more detailed information as to the acquisition of properties during the three years ending December 31, 2010. Upon request and for no fee, we will provide a copy of such table to any investor.

Adverse Business Developments

The prior Paladin real estate programs have occasionally been adversely affected by vacancies either due to defaults of tenants under their leases or the expiration or termination of tenant leases. Where vacancies have continued for a long period of time, these programs suffered reduced revenues resulting in less net operating income to be distributed to the investors. In addition, the resale value of such properties may have diminished as the market value of a particular property often depends principally upon the net operating income of such property. Further, certain of Paladin’s prior programs have participated in development activities, and the sales pace of the properties developed by such programs has decreased due to global economic conditions.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes our tax treatment and the material federal income tax consequences associated with an investment in our common stock. A stockholder’s tax treatment will vary depending upon the stockholder’s particular situation, and this discussion addresses only stockholders that hold stock as a capital asset and does not deal with all aspects of taxation that may be relevant to particular prospective stockholders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of stockholders to which special provisions of the federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks and other financial institutions;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Holders of our Shares”);

•	entities taxed as partnerships for federal income tax purposes;

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons who acquired their shares through the exercise of stock options or otherwise as compensation;

•	persons that hold securities as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction;

•	holders who acquired their shares through the distribution reinvestment plan or who intend to sell their shares under the share redemption program;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Holders”);

•	U.S. expatriates; and

•	holders whose functional currency is not the U.S. dollar.

The statements in this section are based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, current and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

This section is not a substitute for careful tax planning. We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences to you regarding the purchase, ownership and sale of our common stock. You should also consult with your tax advisor regarding the impact of potential changes in the applicable tax laws.

Taxation of Paladin REIT as a REIT

We have elected to be taxed as a REIT under the Code beginning with our tax year ending December 31, 2006. Prior to that time, we were taxed as a corporation, but did not generate any material amounts of taxable income during that period. A REIT that meets specified qualifications is relieved of federal income taxes on ordinary income and capital gains distributed to stockholders. In the opinion of Arent Fox LLP, our legal counsel, we have qualified as a REIT for the years 2006 through 2010 and our present and contemplated method of operation will put us in a position to continue to qualify as a REIT for the taxable year ending December 31, 2011. You should be aware, however, that opinions of counsel are not binding upon the Internal Revenue Service or any court. In providing its opinion, Arent Fox LLP is relying, as to certain factual matters, upon the statements and representations contained in certificates provided to Arent Fox LLP.

Our qualification as a REIT will depend upon our continuing satisfaction of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of share ownership, asset composition, source of income and record keeping. Accordingly, while we intend to continue to qualify to be taxed as a REIT, the actual results of our operations for any particular year might not satisfy these requirements. Arent Fox LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify as a REIT” below.

The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its stockholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

As a REIT, we generally are not subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning shares in a corporation. Our distributions, however, will generally not be eligible for (i) the lower rate of tax applicable to dividends received by an individual from a “C corporation” (as defined below) or (ii) the corporate dividends received deduction. Further, we will be subject to federal tax in the following circumstances:

•	First, we will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	Second, under certain circumstances, we may have to pay the alternative minimum tax on items of tax preference.

•

Third, if we have (a) net income from the sale or other disposition of “foreclosure property,” as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, we will have to pay tax at the highest corporate rate on that income.

•

Fourth, if we have net income from “prohibited transactions,” as defined in the Code, we will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We do not intend to engage in prohibited transactions and have in connection with our interests in various partnership subsidiaries arranged our investments to maintain control over such assets and activities to the extent possible. We cannot assure you, however, that we will only make sales that satisfy the requirements of the applicable safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

•

Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “—REIT Qualification,” but we have nonetheless maintained our qualification as a REIT because we have satisfied other requirements necessary to maintain REIT qualification, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of our gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability.

•

Sixth, if we fail (due to reasonable cause), in more than a de minimis fashion, to satisfy one or more of the asset tests under the REIT provisions of the Code for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we will likely be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test.

•

Seventh, if we fail to satisfy one or more of the requirements for REIT qualification under the REIT provisions of the Code (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements.

•

Eighth, if we should fail to distribute (or be deemed to have distributed) during each calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for that year, (2) 95% of our real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, we would have to pay a 4% excise tax on the excess of that required dividend over the amounts actually distributed.

•

Ninth, if we acquire any appreciated asset from a C corporation in certain transactions in which we must adopt the basis of the asset or any other property in the hands of the C corporation as our basis of the asset, and we recognize gain on the disposition of that asset during the 10-year period beginning on the date on which we acquired that asset, then we will have to pay tax on the “built-in gain” (the excess of the fair market value of such property at the time we acquire it over our adjusted basis in the property at that time) at the highest regular corporate rate. In general, a “C corporation” means a corporation that has to pay full corporate-level federal income tax.

•

Tenth, a 100% tax may be imposed on some items of income and expense that are directly or constructively earned or paid in a transaction between us and one of our taxable REIT subsidiaries (as defined under “—REIT Qualification”) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

Eleventh, if we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure was intentional, a $50,000 penalty.

•	Twelfth, the net income of any taxable REIT subsidiaries in which we may have an interest is subject to federal corporate income tax.

REIT Qualification

To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual dividend requirements.

Organizational Requirements. The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

•	the beneficial ownership of which is held by 100 or more persons;

•

during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to also include certain entities;

•	which elects to be taxed as a REIT (or has previously made such an election which has not been terminated or revoked);

•	which uses the calendar year as its taxable year; and

•	which meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

We believe that we have been organized, have operated and have issued sufficient shares to satisfy the conditions described in all nine bullet points set forth above. In addition, our charter prohibits the transfer of our shares if any person is or becomes at any time the beneficial owner of more than 9.8% of our shares or if our tax status as a REIT is or could be endangered by the purchase or retention of shares by any person. These powers are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points set forth above and in avoiding receipt of rents from related party tenants. (See “—Rents from Real Property,” below.) These powers pertaining to our shares are described below under the heading “Description of Capital Stock —Restrictions on Ownership and Transfer of Shares.”

For purposes of determining share ownership under the sixth bullet point, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth bullet point. However, if we were a “pension-held REIT,” special rules would apply to the taxation of a qualified employee pension plan or profit sharing trust that held more than 10% (by value) of our equity interests with respect to dividends received or deemed received from us. See “—Taxation of Tax-Exempt Holders of our Shares.”

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation all of the capital stock of which is owned by the REIT and that does not join with the REIT in making a taxable REIT subsidiary election. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership based on the REIT’s capital interest in the partnership for purposes of the applicable REIT qualification tests.

If a REIT is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share, as determined by reference to its capital interest in the partnership, of each of the assets of the partnership and will be deemed to be entitled to its proportionate share (as so determined) of the income of the partnership, subject to a special rule for determining whether we own more than 10% of the value of the securities of any one issuer (the “10% of value test”). See “—REIT Qualification—Asset Tests.” For purposes of applying the 10% of value test, our allocable share of the assets of an entity that is treated as a partnership will be determined in accordance with our proportionate share of the equity interests and other securities issued by the partnership, other than certain securities specified in the Code. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Actions taken by any entity that is either a disregarded entity (including a qualified REIT subsidiary) or partnership in which we own an interest, either directly or through one or more tiers of disregarded entities (including qualified REIT subsidiaries) or partnerships, can affect our ability to satisfy the REIT income and assets tests and the determination of whether we have net income from prohibited transactions. For example, the IRS could audit a partnership in which we are a partner and adjust our share of the partnership’s income, gain, loss, deduction, or credit. Such adjustments could impair our ability to meet one or more of the asset or income tests, or meet our annual distribution requirement. The IRS could also challenge the partnership tax status of Paladin OP or one of our subsidiary joint ventures and assert that they should be taxed as corporations. In such event, this would reduce the amount of distributions that Paladin OP or one of the underlying joint ventures could make to us and may result in our losing REIT status and becoming subject to a corporate level tax on our own income. We intend to ensure that Paladin OP and our subsidiary joint ventures are operated in a manner such that they will be treated for federal tax purposes as partnerships and not as corporations.

Accordingly, for purposes of this discussion, when we discuss our actions, income or assets we intend that to include the actions, income or assets of any entity that is either a disregarded entity (including a qualified REIT subsidiary) or a partnership for U.S. federal income tax purposes in which we maintain an interest, such as Paladin OP and the partnerships in which Paladin OP owns interests.

Taxable REIT Subsidiaries. A taxable REIT subsidiary, or a “TRS” is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a taxable REIT subsidiary. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one REIT.

A TRS is subject to federal income tax at regular corporate rates (current maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by a taxable REIT subsidiary is also subject to tax, either (i) to the REIT if it does not pay the dividends received to its stockholders as dividends, or (ii) to the REIT’s stockholders if the REIT does pay out the dividends received to its stockholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the parent REIT’s tenants that are not conducted on an arm’s-length basis. A REIT may hold more than 10% of the stock of a TRS without jeopardizing its qualification as a REIT notwithstanding the rule described below under “—Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities. However, as noted below, in order to qualify as a REIT, the value of all securities held by a REIT, either directly or indirectly, in taxable REIT subsidiaries may not represent more than 25% of the total value of the REIT’s assets.

We currently do not own an interest in a TRS. Should we acquire such an interest in the future, we expect that the aggregate value of all of our interests in taxable REIT subsidiaries will represent less than 25% of the total value of our assets; and we will, to the extent necessary, take actions necessary to satisfy the 25% value limit. We cannot, however, assure that we will always satisfy this value limit or that the IRS will agree with the value we assign to any interest we hold in a TRS.

Gross Income Tests. We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital (“qualified temporary investment income”).

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities or any combination of these.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Qualified Temporary Investment Income. We intend to raise a significant amount of capital in exchange for the shares we issue pursuant to this offering. We expect that we will be able to invest our newly-raised capital in assets meeting the gross income tests within six to twelve months of receipt of such capital due to the investments we currently are considering. Therefore, we expect to meet the qualified temporary investment income test for all of our newly raised capital because we plan to invest it within one year of receipt in assets meeting one of the other gross income tests.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•

First, rent must not be based in whole or in part on the income or profits of any person. Rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages: (a) are fixed at the time the leases are entered into, (b) are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits, and (c) conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all of the surrounding circumstances, the arrangement does not conform with normal business practice but is in reality used as a means of basing the rent on income or profits. We set and accept, and intend to continue to set and accept, rents which are fixed dollar amounts (and fixed percentages of receipts or sales) and not to any extent by reference to any person’s net income or profits, in compliance with the rules above.

•

Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee, referred to as a related party tenant (the “Related Party rent rule”). The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person.

We do not own any stock or any assets or net profits of any lessee directly nor constructively through a 10% or more stockholder.

•

Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease or the rent is not qualifying income to the extent it is attributable to the personal property.

The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year. The 15% test is applied separately to each lease of real property. However, where a REIT rents all (or a portion of all) the units in a multiple unit project under substantially similar leases (such as the leasing of apartments in an apartment building or complex to individual tenants), the 15% test may be applied with respect to the aggregate rent received or accrued for the taxable year under the similar leases of the property by using averages. A lease of a furnished apartment is not considered to be substantially similar to a lease of an unfurnished apartment (including an apartment where the REIT provides only personal property, such as major appliances, that is commonly provided by a landlord in connection with the rental of unfurnished living quarters). We believe that each of our leases, including those aggregated with respect to our multifamily communities, meets the 15% test.

•

Fourth, we cannot manage or operate our properties, or provide “impermissible services” to the tenants of a property if the income derived from the services exceeds 1% of our income from the property unless such services (1) are provided through an independent contractor who is adequately compensated and from whom we do not derive or receive any income and are customarily provided to tenants of properties of a similar class and in the same geographic market as our property (or, if not customarily provided, for which there is a separate charge therefor, and the independent contractor both receives and retains such charge and bears the cost of the service), or (2) are provided by a TRS. “Impermissible services” are services provided primarily for the tenants’ convenience and are other than those “usually or customarily rendered” in connection with the rental of space for occupancy only. If we provide impermissible services other than through an independent contractor or TRS as described above, the income we will be considered to have derived therefrom for purposes of applying the 1% rule described above will not be less than 150% of the cost of providing such services. We do not intend to perform any impermissible services other than through independent contractors or taxable REIT subsidiaries.

If a portion of the rent we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. If rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we could lose our REIT status. By contrast, in the following circumstances, none of the rent from a lease of property would qualify as “rents from real property”: (1) the rent is considered based on the income or profits of the lessee; (2) the lessee is a related party tenant or fails to qualify for the exception to the related-party tenant rule for qualifying taxable REIT subsidiaries; or (3) we furnish impermissible services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, and our income from the services exceeds 1% of our income from the related property.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during the taxable year in which we acquired or originated the mortgage loan exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. We may also make loans secured by interests in entities that own real property. In Revenue Procedure 2003-65, the Internal Revenue Service published safe harbors that, if satisfied, will allow such loans to be treated as mortgages on real property for purposes of the asset tests discussed at “—Asset Tests” infra, and for the interest thereon to qualify as real estate income under the 75% Gross Income Test even though the underlying loan is secured by an interest in the partnership (or a limited liability company treated as a partnership for federal income tax purposes) or a disregarded entity that owns real property rather than secured by such real property interest to qualify as real estate income under the 75% Gross Income Test. We generally expect that we will structure mezzanine loans to satisfy such safe harbors. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% Gross Income Test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, which we refer to as a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the 75% and 95% Gross Income Tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by a REIT.

Taxable Mortgage Pools. It is possible that if a REIT invests in mortgages it, or a portion thereof, could be treated as a “taxable mortgage pool” under the Code if it met certain tests. The consequences of being classified all, or in part, as a taxable mortgage pool are uncertain, and the risks to our REIT classification are unclear. For example, if we invest in mortgages through Paladin OP and the IRS classifies that activity as a taxable mortgage pool, that activity would be treated as though it were carried on by a taxable corporation which would negatively affect our ability to meet the asset and income tests. On the other hand, if we invest in mortgages outside of Paladin OP and the IRS classifies that activity as a taxable mortgage pool, we may be able to classify that portion as a REMIC, which would create different issues in maintaining our REIT status. Due to the uncertainty involved in this area, we do not intend to conduct our mortgage investment activity in a way which could cause that activity to be classified as a taxable mortgage pool.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. There is a safe harbor from such treatment, but such safe harbor only applies to properties that are real estate assets and that the REIT has held for at least two years, among other requirements. We may sell or otherwise dispose of some of our properties. To the extent possible, we will attempt to comply with the terms of the safe harbor provisions and have structured any investments in our subsidiary joint ventures such that we have control over the timing of such property sales made by such joint ventures. However, it is possible that not all sales or dispositions will qualify for the safe harbor. In the absence of the safe harbor, whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances as they exist from time to time, including those related to a particular asset. It is possible that the IRS may successfully characterize some or all of these sales of property as prohibited transactions.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on certain income from foreclosure property. We do not own any foreclosure properties and do not expect to own any foreclosure properties in the future. This would only change in the future if we were to make or acquire loans to third parties secured by real property or if, for example, we acquired manufacturing or similar operating property leased to the operating business and had to foreclose on the lease.

Hedging Transactions. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income from certain hedging transactions, clearly identified as such, is not included in our gross income for purposes of the 95% gross income test and the 75% gross income test. Since the financial markets continually introduce new and innovative instruments related to risk-sharing or trading, it is not entirely clear which such instruments will generate income and which will be considered qualifying income for purposes of the gross income tests. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

Considerations Relevant to Investments in Hotels or Health Care Facilities

We may make direct investments in hotels or health care facilities. If so, we may lease the hotels or health care facilities to third parties or taxable REIT subsidiaries which will be formed by us in the future and which would be wholly owned by Paladin OP. In order for the rent under these leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not be treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the leases are true leases depends on an analysis of all the surrounding facts and circumstances. If we invest in hotels or health care facilities, we intend to structure our hotel or health care facility leases in a manner that will cause them to be treated as true leases for federal income tax purposes and that the rent received will qualify as rents from real property.

Percentage Rent Requirements. One requirement for the rent received by us to constitute “rents from real property” is that any percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

We intend to structure our hotel leases with our taxable REIT subsidiaries, or third parties in a manner that satisfies the conditions described above so that the rent from such leases qualifies as rents from real property.

Related Party Rent Rules. The Related Party rent rule does not apply where the REIT (or its affiliate) leases hotels or health care facilities to a taxable REIT subsidiary of the REIT, provided certain requirements are satisfied, which we refer to as the TRS exception.

In order for rents derived from a hotel or health care facility lease to a TRS to qualify for the TRS exception to the Related Party rent rule, the hotel leased to the taxable REIT subsidiary must constitute a “qualified lodging facility” and the health care facility must constitute a “health care facility.” A qualified lodging facility is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis and no wagering activities may be conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A qualified lodging facility includes amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. A “health care facility” is a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which, immediately before the termination, expiration, default, or breach of the lease of or mortgage secured by such facility, was operated by a provider of such services which was eligible for participation in the medicare program under title XVIII of the Social Security Act with respect to such facility. Also, the taxable REIT subsidiary cannot directly or indirectly operate or manage any hotel or health care facility or directly or indirectly provide rights to any brand name under which any hotel or health care facility is operated.

Finally, the hotel or health care facility that is leased to the taxable REIT subsidiary must be operated on behalf of the taxable REIT subsidiary by a person who qualifies as an “independent contractor,” which means that (1) such person cannot own, directly or indirectly (taking into account constructive ownership rules), more than 35% of the REIT’s shares, (2) no person or group of persons owning, directly or indirectly (taking into account constructive ownership rules), 35% or more of the REIT’s outstanding shares may own, directly or indirectly (taking into account constructive ownership rules), more than 35% of the ownership interests in the contractor, and (3) while the statutory language is unclear on this point, the REIT may not be able to derive any income from the contractor or bear the expenses of the contractor, other than expenses of operating the facility under the management contract. Further, the independent contractor (or a person related to the independent contractor) must be actively engaged in the trade or business of operating “qualified lodging facilities” or “health care facilities,” whichever is applicable, for any person that is not related to us or the taxable REIT subsidiary lessee at the time of entering into the management agreement.

We may form taxable REIT subsidiaries in the future to act as lessees of acquired hotels or health care facilities and for other purposes. The stock of our taxable REIT subsidiaries lessees will likely be 100% owned by Paladin OP. We intend only to invest in hotels or health care facilities which will qualify as “qualified lodging facilities” or “health care facilities” under applicable tax law. Our taxable REIT subsidiaries that lease hotels or health care facilities from us will engage third-party managers to operate and manage the facilities on behalf of such taxable REIT subsidiaries. Our taxable REIT subsidiaries will only engage managers that do not own, actually or constructively, 35% or more of our outstanding shares, and no person or group of persons owning 35% or more of our outstanding shares will own, actually or constructively, more than 35% of the ownership interests in any of the managers that will be engaged. Further, we will not derive any income (in the form of rents, distributions, or otherwise) from any manager. Finally, we will only engage managers that are actively engaged in operating “qualified lodging facilities” or “health care facilities” for persons unrelated to us. Thus, we believe that the rents we will derive from any taxable REIT subsidiary lessees of hotels or health care facilities in which we invest will qualify for the TRS exception to the Related Party rent rule.

Potential 100% Excise Tax on Rents Received From Taxable REIT Subsidiaries in Excess of a Market Rental. A 100% excise tax is imposed on a REIT to the extent that a taxable REIT subsidiary of the REIT has “redetermined deductions” or engages in certain other transactions that generate deductible interest or other expenses for the taxable REIT subsidiary that do not reflect arm’s-length arrangements between the taxable REIT subsidiary and the REIT. This tax is intended to ensure that a taxable REIT subsidiary does not pay excessive rents or other deductible amounts that are not arm’s-length charges in order to reduce or avoid corporate tax at the taxable REIT subsidiary level.

We intend to structure our leases with our taxable REIT subsidiaries so that the rents paid by our taxable REIT subsidiaries will reflect arm’s-length, market rents and that the leases provide the opportunity for the taxable REIT subsidiary lessees to earn substantial profits (or incur substantial losses) over the term of the leases, depending on how effectively the managers of the hotels or health care facilities operate them and other factors. Nevertheless, the determination of whether rents reflect arm’s-length charges is inherently factual. In the event that the Internal Revenue Service were to successfully assert that the rents paid under one or more hotel or health care facility leases by our taxable REIT subsidiaries do not clearly reflect the income of the taxable REIT subsidiary and us, we would be subject to a 100% excise tax on our share of the portion of the rents determined to be in excess of an arm’s-length rent, which could materially and adversely affect the amount of cash available for distribution to our stockholders.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	we file a description of each item of our gross income in accordance with applicable Treasury Regulations.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. As discussed above in “—Taxation of Paladin REIT as a REIT,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests. To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:

•

First, at least 75% of the value of our total assets must consist of: (a) cash or cash items, including certain receivables, (b) government securities, (c) interests in real property, including leaseholds and options to acquire real property and leaseholds, (d) interests in mortgages on real property, (e) stock in other REITs, and (f) investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five year term;

•	Second, of our assets not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets;

•	Third, of our assets not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities; and

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

For purposes of the second and third asset tests, the term “securities” does not include equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” generally does not include debt securities issued by a partnership to the extent of our interest as a partner of the partnership or if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is qualifying income for purposes of the 75% gross income test. In addition, “straight debt”; loans to individuals or estates; obligations to pay rents from real property; rental agreements described in Section 467 of the Code (other than such agreements with related party tenants); securities issued by other REITs; certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and certain other instruments are not treated as “securities” for purposes of the 10% value test.

Debt will meet the “straight debt” safe harbor if (1) neither we nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries in which we, directly or indirectly, own more than 50% of the vote or value of the outstanding stock) owns any securities not described in the preceding paragraph that have an aggregate value greater than 1% of the issuer’s outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment of interest and the amount of interest owed are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield to maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by our REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

Failure to Satisfy the Asset Tests. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions generally will be available for failures of the 5% asset test and the 10% asset tests if the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and the failure is corrected within 6 months following the quarter in which it was discovered. If we fail other asset tests, or if we fail the 5% asset test or the 10% asset test by more than the amount specified in the previous sentence, these relief provisions will be available if the failure is due to reasonable cause and not due to willful neglect, we file a schedule with a description of each asset causing the failure in accordance with Treasury Regulations, the failure is corrected within 6 months following the quarter in which it was discovered, and we pay a tax for any tax year in which there is such a failure consisting of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test. We may not qualify for the relief provisions in all circumstances.

Distribution Requirements. Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gains, to our stockholders in an aggregate amount not less than: the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction or our net capital gain or loss, and (b) 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

We must pay such dividends in the taxable year to which they relate, by January 31 of the following year if declared during the last three months of such taxable year and payable to stockholders of record within that period, or in the following taxable year if we declare the dividend before we timely file our federal income tax return for the year and pay the dividend on or before the first regular dividend payment date after such declaration.

To the extent that we do not distribute all of our net capital gains or distribute at least 90%, but less than 100%, of our real estate investment trust taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gains corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% nondeductible excise tax on the excess of the required dividend over the amounts actually distributed.

We may elect to retain and pay income tax on the net long-term capital gains we receive in a taxable year. See “—Taxation of Taxable U.S. Holders of our Shares.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely dividends sufficient to satisfy the annual dividend requirements and to avoid corporate income tax and the 4% excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gains attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid either the corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional shares of common stock or pay dividends in the form of taxable share dividends.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest based upon the amount of any deduction we take for deficiency dividends.

We receive a dividends paid deduction for dividends paid to our stockholders provided (among other requirements) the distribution is pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that the former is entitled to such preference. Under our distribution reinvestment plan, stockholders may reinvest their distributions in our shares at a discount to what they might otherwise pay for our shares. Such a discount might cause us to lose our dividends paid deduction. However, the IRS has ruled that a discount of no more than 5% (determined by including brokerage fees paid by the REIT on behalf of its stockholders but not administrative fees) on shares issued pursuant to a dividend reinvestment plan that is reflective of the underwriting and other costs that a REIT would otherwise have incurred in issuing new shares does not make a dividend ineligible for the dividends paid deduction because it is relatively small resulting in relatively minor differences in distributions to similarly situated taxpayers. Here, the initial discount on acquiring our shares equals 5% of the offering price and does not exceed the underwriting and other costs that we would otherwise have incurred in issuing new shares. We intend that any discount offered to stockholders electing to participate in our distribution reinvestment plan in the future will not exceed the amount of discount approved by the IRS.

Recordkeeping Requirements. We must maintain certain records or we could be liable for a monetary penalty for each taxable year we fail to comply. Such penalty is either $25,000 or $50,000 if our failure to comply is due to our intentional disregard of the recordkeeping requirement. In addition, to avoid paying a penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock. We have complied and intend to continue to comply with these requirements.

Accounting Period. In order to elect to be taxed as a REIT, we must use a calendar year accounting period. We used the calendar year as our accounting period for federal income tax purposes for each and every year we intended to operate as a REIT and will continue to use the calendar year for federal income tax purposes.

Failure to Qualify as a REIT. If we failed to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to federal income tax and any applicable alternative minimum tax at rates applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to stockholders. We would not be required to make any distributions to stockholders, and any dividends to stockholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits (which may be subject to tax at preferential rates to individual stockholders). Corporate stockholders could be eligible for a dividends-received deduction if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We might not be entitled to the statutory relief described in this paragraph in all circumstances.

Relief From Certain Failures of the REIT Qualification Provisions. If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Taxation of Holders of our Shares

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the U.S.;

•	a corporation created or organized under the laws of U.S., any State thereof or the District of Columbia;

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding shares, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of shares.

Taxation of Taxable U.S. Holders of our Shares

As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to taxable U.S. holders of our stock as ordinary income. Individuals receiving “qualified dividends” from domestic and certain qualifying foreign subchapter C corporations may be entitled to lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving dividend distributions from us, a REIT, will generally not be eligible for the lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through us from a corporation in which we own shares (but only if such dividends would be eligible for the lower rates on dividends if paid by the corporation to its individual stockholders), including dividends from our TRS, (b) is equal to our REIT taxable income for the previous year (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transactions, less any taxes paid by us on these items during our previous taxable year. The lower rates will apply only to the extent we designate a distribution as qualified dividend income in a written notice to you. Individual taxable U.S. holders should consult their own tax advisors to determine the impact of these provisions. Qualified dividends will not be eligible for the dividends received deduction in the case of taxable U.S. holders that are corporations. Dividends made by us that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a taxable U.S. holders has held its common stock. The maximum tax rate on long-term capital gains applicable to individuals from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally may designate whether a distribution we designate as capital gain dividends (and any retained capital gain that we are deemed to distribute) is taxable to non-corporate holders at a 15% or 25% rate. Thus, with certain limitations, capital gain dividends received by an individual taxable U.S. holder may be eligible for preferential rates of taxation. Taxable U.S. holders that are taxed as corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

The 15% reduced maximum tax rate on “qualified dividends” and certain long-term capital gains, as described above, was provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 and was originally effective for taxable years ending on or after May 6, 2003 through December 31, 2008. The 2010 Tax Relief Act extended this reduction until December 31, 2012. Without future legislative changes, the maximum long-term capital gains rate discussed above will increase in 2013 and “qualified dividends” will be taxed at the rates applicable to ordinary income rather than at a preferential rate.

To the extent that we make distributions, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each taxable U.S. holder. Thus, these distributions will reduce the adjusted basis which the taxable U.S. holder has in our shares for tax purposes by the amount of the distributions, but not below zero. Such distributions in excess of a taxable U.S. holder’s adjusted basis in its common stock will be taxable as capital gains, provided that the shares have been held as a capital asset.

Dividends declared by us in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided that we actually pay the dividend in January of the following calendar year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

We may elect to retain, rather than distribute, all or a portion of our net long-term capital gains and pay the tax at corporate tax rates on such gains. If we make such an election, we will designate amounts as undistributed capital gains in respect of your shares or beneficial interests by written notice to you which we will mail out to you with our annual report or at any time within 60 days after December 31 of any year. When we make such an election, taxable U.S. holders holding common stock at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate in a written notice mailed to our stockholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each taxable U.S. holder required to include the designated amount in determining the holder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of the undistributed net capital gains. Taxable U.S. holders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. Taxable U.S. holders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

Dividends made by us and gain arising from a taxable U.S. holder’s sale or exchange of our shares will not be treated as passive activity income. As a result, taxable U.S. holders generally will not be able to apply any passive activity losses against that income or gain.

When a taxable U.S. holder sells or otherwise disposes of our shares, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. holder has held the shares as a capital asset. The gain or loss will be long-term gain or loss if the U.S. holder has held the shares for more than one year. Long-term capital gains of an individual taxable U.S. holder are generally taxed at preferential rates. The highest marginal individual income tax rate is currently 35%. The maximum tax rate on long-term capital gains applicable to individuals is 15% for sales and exchanges of assets held for more than one year and occurring after May 6, 2003 through December 31, 2012. The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gains at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years. In general, any loss recognized by a taxable U.S. holder when the holder sells or otherwise disposes of our shares that the holder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of dividends received by the holder from us which were required to be treated as long-term capital gains.

Additional Hospital Insurance Tax

For tax years beginning after December 31, 2012, new Code Section 1411 imposes a tax on individuals, estates, and trusts. For individuals, the tax equals 3.8% of the lesser of (a) the individual’s net investment income or (b) the excess of the individual’s modified adjusted gross income (determined in accordance with Code Section 1411) for the year over the threshold amount (generally $250,000 for a taxpayer filing a joint return or a surviving spouse, $125,000 for a married taxpayer filing a separate return, and $200,000 for all other filers). For estates and trusts, the tax imposed equals 3.8% of the lesser of (a) the undistributed net investment income or (b) the excess of the adjusted gross income for the year over the dollar amount at which the highest tax bracket for estates and trusts begins. For Code Section 1411 purposes, net investment income generally includes dividends and gains from the sale of stock.

Taxation of Tax-Exempt Holders of Our Shares

Amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Provided that a tax-exempt holder is not one of the types of entities described in the next paragraph and has not held its shares as “debt financed property” within the meaning of the Code, and the shares are not otherwise used in a trade or business, the dividend income from the shares will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt holder has held the shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.

Income from an investment in our securities will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its securities. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income to any trust which:

•	is described in Section 401(a) of the Code;

•	is tax-exempt under Section 501(a) of the Code; and

•	holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:

•

it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•

either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income (“UBTI”) to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. We do not expect to be classified as a pension-held REIT and have specifically provided for a 9.8% ownership limitation in our charter, but this cannot be guaranteed. Because there are significant differences between the rules regarding when gross income will satisfy the 75% and 95% gross income tests for REITs and when gross income will result in UBTI, a qualified trust should consult its own tax advisors if it is considering acquiring more than 10% of our shares.

The rules described above in “—Taxation of Taxable U.S. Holders of our Shares” concerning the inclusion of our designated undistributed net capital gains in the income of our stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Taxation of Non-U.S. Holders of Our Shares

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of common stock, including any reporting requirements.

Ordinary Dividends. Dividends, other than dividends that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, as discussed below, and other than dividends designated by us as capital gain dividends, will be treated as ordinary income to non-U.S. holders of our stock to the extent that they are made out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend will ordinarily apply to dividends of this kind to non-U.S. holders, unless an applicable income tax treaty reduces that tax. However, if income from an investment in our shares is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis), tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the stockholder is a foreign corporation. We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate (ordinarily, IRS Form W-8 BEN) is filed with us or the appropriate withholding agent or (b) the non-U.S. holders files an IRS Form W-8 ECI or a successor form with us or the appropriate withholding agent claiming that the dividends are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business.

Dividends to a non-U.S. holder of our stock that are designated by us at the time of dividend as capital gain dividends which are not attributable to or treated as attributable to the disposition by us of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.

Return of Capital. Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a U.S. real property interest, will not be taxable to a non-U.S. holder of our shares to the extent that they do not exceed the adjusted basis of the non-U.S. holder’s shares. Distributions of this kind will instead reduce the adjusted basis of the shares. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. holder’s common stock, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay tax on any gain from the sale or disposition of its common stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. Subject to some possible exceptions, distributions which exceed our current and accumulated earnings and profits are subject to a 10% withholding tax. However, because we may not be able to ascertain at the time that a distribution exceeds our current and accumulated earnings and profits, it is quite likely that we will withhold on such amounts just as we would withhold on a dividend as discussed above. The non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the amounts withheld exceeded the non-U.S. holder’s tax liability, provided the required information is furnished to the IRS.

Capital Gain Dividends. For any year in which we qualify as a REIT, dividends that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a non-U.S. holder of our shares under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”). Under this statute, these dividends are taxed to a non-U.S. holder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. holders will be taxed on the dividends at the normal capital gain rates applicable to U.S. holders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-U.S. holders that are individuals. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to a treaty exemption or rate reduction. The above rules relating to distributions attributable to gains from our sales or exchanges of U.S. real property interests will not apply with respect to a non-U.S. holder that does not own more than 5% of our common stock at any time during the 1-year period ending on the date of the distribution, provided our common stock is “regularly traded” on an established securities market in the U.S. Instead, they will be treated as ordinary dividend income. As a result, they will not be eligible for the reduced rate of taxation applicable to long-term capital gains. Nevertheless, such distributions will not be subject to the branch profits tax in the hands of foreign corporate stockholders. This rule may not apply, however, as our stock is not publicly traded and may never become publicly traded.

Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of common stock held by non-U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability its proportionate share of the tax treated as paid by it on such retained capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax treated as paid by it exceeds its actual United States federal income tax liability. Such capital gains retained by us may also trigger a 30% branch profits tax for foreign corporate stockholders not entitled to a treaty exemption or rate reduction.

We are required by applicable Treasury Regulations under FIRPTA to withhold 35% of any distribution that we could designate as a capital gains dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a non-U.S. holder, withholding under FIRPTA does not apply to the distribution. Rather, we must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. holder may credit the amount withheld against its U.S. tax liability.

Sale of Common Stock. Gain recognized by a non-U.S. holder upon a sale or exchange of our common stock, including a transaction in which we redeem all or a portion of a stockholder’s shares, generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. We believe that we will be a domestically controlled REIT, and, therefore, that taxation under FIRPTA generally will not apply to the sale of our common stock. Because of the difficulty in determining whether we are domestically controlled, especially if our shares become publicly traded, we intend to withhold on redemption payments if a stockholder cannot verify its status as a nonforeign person in accordance with the withholding rules. Further, even if we are a

“domestically-controlled REIT,” certain “wash sale” rules may require non-U.S. holders to pay tax on the disposition of our shares if, by means of such “wash sale,” they avoided receiving a distribution which would otherwise have been subject to FIRPTA.

If we are not a domestically controlled REIT, tax under the FIRPTA also will not apply to a non-U.S. holder’s sale of common stock if our shares are regularly traded on an established securities market and the selling non-U.S. holder did not own more than 5% of the class of common stock sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. holder owned the common stock sold or the 5-year period ending on the date when the stockholder disposed of the common stock. Under Treasury Regulations, a class of stock is considered to be “regularly traded” on an established securities market if a prescribed minimum percentage of such stock is traded on an established market during each calendar quarter and 100 or fewer persons (treating related persons as one person) do not own 50% or more thereof. Treasury Regulations also provide that stock will be considered to be “regularly traded” on a domestic established securities market for any calendar quarter for which it is regularly quoted by brokers or dealers making a market in it. It is not clear under the Treasury Regulations whether, in applying this alternative standard, the closely-held prohibition described in the second preceding sentence also applies.

Even if FIRPTA does not apply, however, gain from a sale of our shares will be taxable to a non-U.S. holder if investment in the common stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holders to U.S. taxation on a net income basis). In this case, the same treatment will apply to the non-U.S. holders as to U.S. holders with respect to the gain; and “effectively connected gain” realized by a corporate non-U.S. holder may be subject to a 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. In addition, gain to which FIRPTA does not apply will be taxable to a non-U.S. holder if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains. A similar rule will apply to capital gain dividends to which FIRPTA does not apply.

If tax under FIRPTA applies to the gain on the sale of common stock, the same treatment would apply to the non-U.S. holder as to U.S. holders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals; and the purchaser would be required to withhold and remit to the IRS 10% of the purchase price.

Considerations Relevant to this Offering. We have incurred an overall net operating loss (NOL) for federal income tax purposes through our taxable year ending December 31, 2010. A corporation, including a REIT, may offset its future taxable income with a previously-incurred NOL. This effectively allows you to treat distributions we make to you as a return of capital rather than a taxable dividend to the extent that because of the offset of the NOL against our income the distribution we make exceeds our net taxable income. However, if we are limited in our ability to use our NOL, a greater portion of our distribution will be treated as taxable ordinary income to you, and, depending on the extent to which the value of the Company’s assets has been reduced by the NOL, could cause you to have an increased capital loss (or a reduced capital gain) when you dispose of our shares. The Code limits a corporation’s use of its NOL to offset its future taxable income if the corporation undergoes an ownership change (as defined in the Code). An ownership change is tested over a three-year period, and can arise if a corporation issues a large number of shares to new shareholders. We expect to undergo an ownership change at some point during this offering. As such, our ability to use our current NOL to offset our future taxable income will be limited. Finally, the alternative minimum tax (“AMT”) rules limit a taxpayer’s ability to use a NOL to fully offset its taxable income for AMT purposes. Thus, if we are subject to the AMT, we would only be able to offset approximately 90% of our taxable income with our NOL.

Information Reporting Requirements and Backup Withholding

U.S. Holders

We will report to U.S. holders of our shares and to the Internal Revenue Service the amount of distributions we make during each calendar year and the amount of tax we withhold, if any. A holder may be subject to backup withholding at a rate of 28% with respect to proceeds from the sale or exchange of our stock unless the U.S. holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption. In addition, we may be required to withhold a portion of capital gain dividends to any U.S. holders who fail to certify their non-foreign status to us.

Non-U.S. Holders

Recently enacted legislation (generally referred to as “FATCA”) imposes a 30% withholding tax on certain payments made to “foreign financial institutions” after December 31, 2013, or, for all remaining withholdable payments made to foreign financial institutions, December 31, 2014, if the foreign financial institution fails to comply with certain reporting requirements with respect to its direct and indirect U.S. shareholders or accountholders. Foreign financial institutions include foreign entities that, as a substantial part of its business, holds financial assets for the account of others and entities engaged primarily in the business of investing, reinvesting or trading in securities, partnership interests, or commodities. A foreign financial institution may include a hedge fund or a private equity fund. Withholdable payments include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. FATCA withholding on withholdable payments made to non-foreign financial institutions applies to all withholdable payments made after December 31, 2012.

Non-U.S. holders of our shares are generally exempt from backup withholding and information reporting requirements with respect to:

•	payment of dividends and interest; and

•

the payment of the proceeds from the sale of common stock or debt securities effected at a U.S. office of a broker, as long as the income associated with these payments is otherwise exempt from U.S. federal income tax, provided neither we nor the holder’s broker has actual knowledge or reason to know that the holder is a U.S. person and the holder has furnished to the payor or broker: (a) a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which the holder certifies, under penalties of perjury, that it is a non-U.S. person, or (b) other documentation upon which we may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury Regulations, or (c) the holder otherwise establishes an exemption.

Payment of U.S. source dividends, however, by a withholding agent that makes payments to a foreign person must report those payments, including any amounts of U.S. tax withheld, to the IRS on Forms 1042 and 1042-S by March 15 of the calendar year following the year in which the payment is made.

Payment of the proceeds from the sale of common stock or effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the U.S.;

•	the payment of proceeds or the confirmation of the sale is mailed to the holder at a U.S. address; or

•	the sale has some other specified connection with the U.S. as provided in U.S. Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that the holder is a U.S. person and the documentation requirements described above are met or the holder otherwise establishes an exemption.

In addition, a sale of common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period;

•

a foreign partnership, if at any time during its tax year: (a) one or more of its partners are “U.S. persons,” as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (b) such foreign partnership is engaged in the conduct of a U.S. trade or business; or

•	a U.S. branch of a foreign bank or insurance company,

unless the broker does not have actual knowledge or reason to know that the holder is a U.S. person and the documentation requirements described above are met or the holder otherwise establishes an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a U.S. person. The holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the holder’s income tax liability by filing a refund claim with the Internal Revenue Service.

State and Local Taxes

We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a holder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, holders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in our shares by an ERISA-Covered Plan (as defined below). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended, referred to as “ERISA,” and the Code, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

In addition, this summary does not include a discussion of any laws, regulations or statutes that may apply to investors not covered by ERISA, including, for example, state statutes that impose fiduciary responsibility requirements in connection with the investment of assets of governmental plans, which may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Code.

We collectively refer to employee pension benefit plans subject to ERISA, such as profit sharing, section 401(k) and pension plans, other retirement plans and accounts subject to Section 4975 of the Code, such as IRAs, and health and welfare plans subject to ERISA as “ERISA-Covered Plans.” Each fiduciary or other person responsible for the investment of the assets of an ERISA-Covered Plan seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such ERISA-Covered Plan, consider, among other matters:

•	Whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	Whether, under the facts and circumstances pertaining to the ERISA-Covered Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	Whether the investment will produce UBTI to the ERISA-Covered Plan (see “Federal Income Tax Consequences— Treatment of Tax-Exempt Shareholders”);

•	The need to value at fair market value the assets of the ERISA-Covered Plan annually; and

•	Whether the assets of the entity in which the investment is made will be treated as the assets of the ERISA-Covered Plan investor.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	To invest plan assets prudently;

•	To diversify the investments of the plan unless it is clearly prudent not to do so;

•	To ensure sufficient liquidity for the plan;

•	To follow the plan document and other instruments governing the plan insofar as such documents and instruments are consistent with ERISA; and

•	To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an ERISA-Covered Plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of an ERISA-Covered Plan. In general, these are transactions between the plan and any person that is a “party in interest” or “disqualified person” with respect to that ERISA-Covered Plan. These transactions are prohibited regardless of how beneficial they may be for the ERISA-Covered Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between an ERISA-Covered Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of an ERISA-Covered Plan is also prohibited. A fiduciary of an ERISA-Covered Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by ERISA-Covered Plans creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing ERISA-Covered Plans. Neither ERISA nor the Code define the term “plan assets,” however, a U.S. Department of Labor Regulation provides guidelines, referred to as the Plan Assets Regulation, as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of an ERISA-Covered Plan when the plan invests in that entity. Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which an ERISA-Covered Plan makes an equity investment will generally be deemed to be assets of the ERISA-Covered Plan unless the entity satisfies one of the exceptions to this general rule.

Specifically, the Plan Asset Regulation provides that the underlying assets of an entity, like Paladin REIT, will not be treated as assets of an ERISA-Covered Plan investing therein if the interest the ERISA-Covered Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•

Sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	Part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“Freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Securities Exchange Act. In addition, as a result of this offering we expect to have well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, a restriction on, or a prohibition of, transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed upon shares in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

In the event that our underlying assets were treated by the Department of Labor as the assets of investing ERISA-Covered Plans, our management would be treated as fiduciaries with respect to each ERISA-Covered Plan. As such, an investment in our shares might constitute an inappropriate delegation of fiduciary responsibility to Paladin Advisors, our advisor, and expose the fiduciary of the ERISA-Covered Plan to co-fiduciary liability under ERISA for any breach by Paladin Advisors of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our underlying assets are deemed to be the assets of each ERISA-Covered Plan stockholder, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions would, for example, require that we avoid transactions with entities that are affiliated with us or our advisor, Paladin Advisors, and its or any other fiduciaries or parties-in-interest or disqualified persons with respect to the ERISA-Covered Plan stockholders unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Code.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Paladin Advisors and possibly other fiduciaries of ERISA- Covered Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the ERISA-Covered Plan any profits they realized as a result of the transaction or breach, and make whole the ERISA-Covered Plan for any losses incurred as a result of the transaction or breach. For those ERISA-Covered Plans that are outside the authority of the IRS, ERISA provides that the Secretary of the Department of Labor may impose civil penalties, which largely parallel the foregoing excise taxes imposed by the IRS, upon parties-in-interest that engage in a prohibited transaction. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code, and such individual would be taxable on the deemed distribution of all assets in the IRA.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Asset Regulation, a prohibited transaction could occur if the Paladin REIT, Paladin Advisors, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any ERISA-Covered Plan purchasing the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by an ERISA-Covered Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to an ERISA-Covered Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a direct or indirect fee with respect to “plan assets” or has any authority to do so. Under a regulation issued by the Department of Labor, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the ERISA- Covered Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the ERISA-Covered Plan based on its particular needs.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our shares of common stock is a summary of all material provisions concerning our shares of common stock and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find Additional Information” below.

Under our charter, we have authority to issue a total of 850,000,000 shares of capital stock. Of the total shares authorized, 750,000,000 shares are designated as shares of common stock with a par value of $0.01 per share and 100,000,000 shares are designated as preferred shares with a par value of $0.01 per share. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we are authorized to issue.

Common Stock

The holders of shares of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares and to the provisions in our charter regarding the restriction on the ownership and transfer of shares of common stock, the holders of shares of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. Our shares of common stock have equal distribution, liquidation and other rights.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued shares of common stock into one or more classes or series by setting or changing the relative preferences, voting, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any new class or series of shares.

Phoenix American is our registrar and is the transfer agent for our shares.

Preferred Stock

Upon the affirmative vote of a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction, our charter authorizes our board of directors to designate and issue one or more classes or series of preferred shares without stockholder approval, and to establish the relative preferences, voting, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of each class or series of preferred shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of shares of common stock. However, the voting rights per preferred share of any series or class of preferred shares sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of publicly held shares of common stock as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held common share. If we ever created and issued preferred shares with a distribution preference over shares of common stock, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the shares of common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred shares, but may do so at any time in the future without stockholder approval.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called by a majority of our directors, a majority of the independent directors or our president and must be called by our secretary upon the written request of holders of shares entitled to cast not less than 10% of all the votes entitled to be cast at such meeting. The presence of stockholders entitled to cast a majority of the votes entitled to be cast, either in person or by proxy, will constitute a quorum. Generally, unless otherwise required by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action except that the affirmative vote of a majority of the shares entitled to vote generally in the election of directors which are present in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director. Specific information regarding our annual meeting of stockholders and special meetings of stockholders may be found in our charter.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation or dissolution, (3) our reorganization, (4) a merger, consolidation or sale or other disposition of all or substantially all of our assets, (5) a termination or revocation of our status as a REIT and (6) election or removal of our directors. The vote of stockholders holding a majority of our outstanding shares entitled to vote is required to approve any such action (except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director), and no such action can be taken by our board of directors without such majority vote of our stockholders unless otherwise provided by the Maryland General Corporation Law or our charter. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders do have the ability, without the concurrence of the directors, to, by the affirmative vote of a majority of the shares entitled to vote generally in the election of directors, elect to remove a director from our board with or without cause.

Any stockholder will be permitted access to all our records at all reasonable times, and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, alphabetically, address and telephone number, if available, and number of shares owned by each stockholder and will be sent within 10 days of our receipt of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. A copy of such list will also be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. The purposes for which a stockholder may request a copy of the stockholder list include matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests.

In the event a stockholder is denied access to our books and records and such stockholder was not requesting the information to sell the list or use the same for commercial purposes other than in the interest of the applicant as a stockholder, our advisor and directors will be liable to the requesting stockholder for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by such stockholder by reason of being denied access, which remedy will be in addition to and will not in any way limit, other remedies available to the stockholder under federal or state law.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Restriction on Ownership and Transfer of Shares

In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualify as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, among other purposes, our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.8% of any class of our outstanding shares. Our charter also prohibits any transfer that would result in our stock being owned by fewer than 100 persons, our being “closely held” within the meaning of Section 856(h) of the Code or our failing to qualify as a REIT. Our charter provides that any transfer of shares that would violate our share ownership and transfer limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is exempted, prospectively or retroactively, by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT.

If, notwithstanding the provisions described above, there is a purported transfer such that a person would beneficially own shares in excess of the 9.8% ownership limit or we would become “closely held” within the meaning of Section 856(h) of the Code or otherwise fail to qualify as a REIT (other than as a result of a violation of the 100-holder requirement), the shares in excess of the ownership limit or in violation of the other restrictions which are attempted to be transferred will be designated as “shares-in-trust” and will be transferred automatically to a trust effective on the day before the purported transfer of such shares. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the fair value of such shares-in-trust, as determined in good faith by our board of directors. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of devise, gift, or other event other than a transfer for value, the market price of such shares at the time of such devise, gift, or other event) and (2) the fair value of such shares-in-trust, as determined in good faith by our board of directors on the date we, or our designee, accepts such offer.

Any person who acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event. Such person will provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until (1) our board of directors determines it is no longer in our best interest to continue to qualify as a REIT, and (2) there is an affirmative vote of the majority of shares entitled to vote on such matter at a regular or special meeting of our stockholders.

Any stockholder of record who owns 5% (or such lower level as required by the Code and the regulations thereunder) or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares actually owned by such stockholder, and such information regarding the beneficial ownership of the shares as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.

Any subsequent transferee to whom you transfer any of your shares must also comply with the suitability standards we have established for all stockholders. See “Suitability Standards.” In addition, if you are a California resident or if you ever propose to transfer shares to a California resident, you must comply with the transfer restrictions imposed by the State of California that are summarized in our subscription agreement.

Distribution Policy

If we have sufficient cash flow available to make distributions, we intend to declare and make distributions on a monthly basis. As of the date of this prospectus, we had invested in 12 joint ventures owning 13 income-producing properties. We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. If we ever have sufficient funds to make distributions, we intend to distribute sufficient income as distributions so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, as adjusted, to our stockholders. See “Federal Income Tax Consequences—Requirements for Qualification as a REIT—Operational Requirements— Annual Distribution Requirement.” Generally, income distributed as dividends will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, as adjusted. See “Federal Income Tax Consequences—Requirements for Qualification as a REIT.”

Distributions are declared at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90% of our taxable income, excluding capital gains and with certain adjustments, in order to qualify as a REIT.

Generally, distributions that you receive, including distributions reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Consequences.”

Under our charter, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to a committee of directors or one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Historical Distributions Declared

We have declared and paid a 6% distribution every month since December 2005. For the years ended December 31, 2009 and 2010, and the nine months ended September 30, 2011, our board of directors had declared the distributions listed below.

Month	Annualized Rate Declared	Date Made/To be Made

January 2009	6.0%	February 16, 2009

February 2009	6.0%	March 15, 2009

March 2009	6.0%	April 15, 2009

April 2009	6.0%	May 15, 2009

May 2009	6.0%	June 15, 2009

June 2009	6.0%	July 15, 2009

July 2009	6.0%	August 17, 2009

August 2009	6.0%	September 15, 2009

September 2009	6.0%	October 15, 2009

October 2009	6.0%	November 15, 2009

November 2009	6.0%	December 15, 2009

December 2009	6.0%	January 15, 2010

January 2010	6.0%	February 15, 2010

February 2010	6.0%	March 15, 2010

March 2010	6.0%	April 17, 2010

April 2010	6.0%	May 17, 2010

Month	Annualized Rate Declared	Date Made/To be Made

May 2010	6.0%	June 15, 2010

June 2010	6.0%	July 15, 2010

July 2010	6.0%	August 16, 2010

August 2010	6.0%	September 15, 2010

September 2010	6.0%	October 15, 2010

October 2010	6.0%	November 15, 2010

November 2010	6.0%	December 15, 2010

December 2010	6.0%	January 18, 2011

January 2011	6.0%	February 15, 2011

February 2011	6.0%	March 15, 2011

March 2011	6.0%	April 15, 2011

April 2011	6.0%	May 16, 2011

May 2011	6.0%	June 15, 2011

June 2011	6.0%	July 15, 2011

July 2011	6.0%	August 15, 2011

August 2011	6.0%	September 15, 2011

September 2011	6.0%	October 17, 2011

Information Regarding our Distributions

We pay distributions on a monthly basis. Since January 2006, for the month ended December 31, 2005, we have paid a 6.0% per annum distribution. We paid $2,530,302 in distributions for nine months ended September 30, 2011, of which $1,267,417 was paid in cash and $1,262,885 was paid through the distribution reinvestment plan in the form of additional shares issued.

The following table presents the amount of distributions paid for each of the four quarters ended September 30, 2011.

	For the Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Distributions paid in cash:	$469,834	$415,527	$382,056	$376,162
Distributions reinvested:	465,181	426,641	371,063	361,409
Total distributions:	935,015	842,168	753,119	737,571
Source of distributions
Cash flow from operations	261,723	842,168	—	—
Excess cash flow from operations from prior periods	193,111	—	—	—
Proceeds from the issuance of common stock	480,181	—	753,119	737,571
Total sources	$935,015	$842,168	$753,119	$737,571

From inception through September 30, 2011, the cumulative distributions paid to stockholders of $10,879,538 exceeded net cash provided by (used in) operating activities of $2,755,116 and cumulative funds from operations, or FFO (as further defined and discussed below in “—Funds from Operations and Modified Funds from Operations”), of $188,777. In addition, for the year ended December 31, 2010, distributions paid to stockholders of $2,843,351 exceeded net cash provided by operating activities of $296,878 and FFO of $755,538. For the year ended December 31, 2009, distributions paid to stockholders of $2,410,031 exceeded net cash provided by operating activities of $84,387 and FFO of $(1,794,241). As a result, portions of the cumulative distributions paid as of September 30, 2011 have been paid with offering proceeds.

                Paladin Advisors has paid expenses on our behalf, and Paladin Advisors has deferred the reimbursement of a portion of these expense payments and from time to time has deferred certain other fees owed to it. The repayment of these deferred expenses has impacted, and may continue to impact our ability to pay distributions from cash flow from operations or at all. During 2010, in accordance with the Advisory Agreement, we reimbursed Paladin Advisors $1,725,000 of previously accrued general and administrative expenses, and in the first nine months of 2011, we have reimbursed Paladin Advisor an additional $575,000 of previously accrued general and administrative expenses. These reimbursements have reduced our cash flow provided by operating activities and therefore our ability to fund distributions therefrom.

For the nine months ended September 30, 2011, Paladin Advisors and its affiliates had incurred on our behalf $66,235 in general and administrative expenses and for which we reimbursed Paladin Advisors for such amounts on March 25, 2011 and $20,242 on September 29, 2011. Pursuant to the terms of the Advisory Agreement, Paladin Advisors has deferred (without interest) repayment of these expenses. The payment of these obligations may impact our ability to pay future distributions. Paladin Advisors is not obligated to either pay expenses on our behalf or defer reimbursements of such expense payments or fees in future periods. If Paladin Advisors were to pay additional expense on our behalf in the future and/or defer reimbursement of expense payments or fees, the ultimate repayment of these obligations could adversely impact our ability to pay distributions in future periods as well as potentially adversely impact the value of an investment in us.

We rely on Paladin Advisors to support our financial position currently because of our small size. As we continue to grow by selling shares in our offering and by making additional investments, we expect to be able to finance our operations without advances from and deferrals of fees otherwise payable to Paladin Advisors; however, as described above, we may not be able to continue to pay distributions at the rate we currently pay or at all.

The amount of distributions to be distributed to our stockholders in the future will be determined by our board of directors and are dependent on a number of factors, including funds available for payment of distributions (including whether Paladin Advisors continues to pay expenses and/or defer reimbursement of expense payments or fees), our financial condition, capital expenditure requirements, annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code, any limitations imposed by the terms of indebtedness we may incur and other factors. Distributions will be accompanied by a notice which sets forth the amount and percentage of the distributions paid from operations, offering proceeds and other sources.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as Funds from Operations, or FFO, which it believes more accurately reflects the operating performance of a REIT such as us. FFO is not equivalent to our net income or loss as defined under GAAP. GAAP net income and income from continuing operations are indicators of performance. An indicator of liquidity would be cash flow from operations in accordance with GAAP. MFFO may not be a useful measure of our long-term performance and FFO and MFFO are not indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP as an indication of our performance, as an alternative to cash flow from operations as an indication of liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to stockholders. All GAAP performance indicators, such as net income (loss), income (loss) from continuing operations, and cash flow from operations are to be considered as prominent or more prominent measures of performance than either FFO or MFFO.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. On October 31, 2011, NAREIT issued updated guidance with respect to the definition of FFO and reiterated that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO. NAREIT defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and impairment write-downs plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Prior to the October 31, 2011 issuance of updated guidance, we included asset impairment write-downs in our presentation of FFO. The change in the definition of FFO based on this updated guidance did not have any impact on our reported FFO figures below.

The historical accounting convention used for real estate requires a straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time and also considers whether such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested by lessees for operational purposes, or any other measures necessary to maintain the real estate in working order to retain the value disclosed. Since real estate values historically rise and fall with market conditions, such as inflationary adjustments, supply and demand, infrastructure, jobs and locations, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. Mark-to-market and fair value adjustments to calculate MFFO may not be reflective of on-going operations or reflect unrealized operational impacts, since such adjustments may not be based upon current operational issues related to the individual property, investment, industry or general market conditions. The need to reflect mark-to-market and fair value adjustments is a continuous process and is analyzed on a quarterly and/or annual basis in accordance with GAAP.

Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. We are a limited life entity and, as set forth in our charter, intend to provide a liquidity event (either listing our shares on an exchange or liquidating our assets) within 10 years from the date of our initial public offering, or February 23, 2015. We believe that our intended life cycle is similar to others in our industry. As such, our MFFO, as a performance measure, is comparable only to those REITs with those same attributes: limited life, short and defined acquisition periods, specified exit strategies and similar operational characteristics to ours. If we were to alter any of these attributes, our calculation of MFFO would need to be re-evaluated for the relevance of the adjustments we make. Factors that impact FFO include non cash GAAP income and expenses, one-time non recurring costs, timing of acquisitions, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income, as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions and should be reviewed in connection with other measurements as an indication of our performance. Our FFO reporting complies with NAREIT’s policy described above.

Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined, such that management, investors and analysts have considered FFO to be insufficient as a singular financial performance measure. Thus, in addition to FFO, we use modified funds from operations, or MFFO, as defined by the Investment Program Association, or IPA. As defined by the IPA, MFFO excludes from FFO the following items:

(1)	acquisition fees and expenses;

(2)	straight-line rent amounts, both income and expense;

(3)	amortization of above or below market intangible lease assets and liabilities;

(4)	amortization of discounts and premiums on debt investments;

(5)	gains or losses from the early extinguishment of debt;

(6)	gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivatives holdings except where the trading of such instruments is a fundamental attribute of our operations (unrealized gains and losses on hedges and foreign currency transactions, as well as any other cash flow adjustments, are adjustments made to net income in calculating cash flows provided by (used in) operating activities);

(7)	gains or losses related to fair value adjustments for derivatives not qualifying for hedge accounting, including interest rate and foreign exchange derivatives;

(8)	gains or losses related to consolidation from, or deconsolidation to, equity accounting;

(9)	gains or losses related to contingent purchase price adjustments; and

(10)	adjustments related to the above items for unconsolidated entities in the application of equity accounting.

We believe that MFFO, with these adjustments, is helpful in evaluating how our portfolio might perform after our acquisition stage and, as a result, may provide an indication of the sustainability of our distributions in the future. MFFO should not be considered as an alternative to net income (loss) or to cash flows from operating activities and is not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions. MFFO should be reviewed in connection with other GAAP measurements. As explained below, management’s evaluation of our operating performance excludes the items considered in the calculation based on the following economic considerations:

Acquisition costs: In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analysis differentiates costs to acquire the investment from the operations derived from the investment. Prior to 2009, acquisition costs for these types of investments were capitalized; however beginning in 2009 acquisition costs related to business combinations are expensed. We believe by excluding expensed acquisition costs, MFFO provides useful supplemental information that is comparable for each type of our real estate investments and is consistent with management’s analysis of the investing and operating performance of our properties.

In addition, all paid and accrued acquisition fees and expenses are characterized as operating expenses under GAAP and are included in the determination of net income and income from operations, both of which are performance measures under GAAP. Such acquisition fees and expenses are paid in cash and therefore will not be available to distribute to stockholders and may negatively impact our operating performance during the period in which properties are acquired and negatively impact the total return to stockholders, the potential for future distributions to stockholders and cash flows generated by us. Thus, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired.

An MFFO calculation that excludes acquisition costs and expenses would only be comparable to non-listed REITs that have completed their acquisition activities and have operating characteristics to ours. In the event there are no further proceeds from the sale of shares in an offering to fund future acquisition fees and expenses, such fees and expenses paid or reimbursed to our advisor will not be repaid to us and therefore we will need to pay such fees and expenses from either additional debt, earnings from our operations or operating cash flow, net proceeds from the sale of properties, or from ancillary cash flows.

The continued acquisition of properties, and the expenses incurred in connection with such acquisitions, is a key operational feature of our business plan to generate income from our operating activities and cash flow in order to make distributions to our stockholders.

The following is the calculation of FFO for each of the last four quarters ended September 30, 2011.

	Three months ended 12/31/2010	Three months ended 3/31/2011	Three months ended 6/30/2011	Three months ended 9/30/2011
Net loss	$(821,835)	$(973,201)	$(528,584)	$(1,559,962)
Add: Depreciation & Amort—Consolidated entities Depreciation & Amort—Unconsolidated entities	1,250,325 15,703	1,208,977 10,646	1,262,235 —	1,449,448 —
Less: Gain on sale of real estate joint venture	168,657	—	(168,657)	—

FFO	612,850	246,422	564,994	(110,514)
Less: Noncontrolling Interests	(158,920)	(60,091)	(143,538)	32,374

FFO attributable to Company	$453,930	$186,331	$421,456	$(78,140)

Other Adjustments; Acquisition costs(1)	—	197,076	17,224	522,271

Modified Funds From Operations (MFFO)	$285,273	$383,407	$438,680	$444,131

FFO per share-BASIC	0.09	0.04	0.07	(0.01)
FFO per share-DILUTED	0.09	0.04	0.07	(0.01)
MFFO per share – BASIC	0.06	0.07	0.08	0.07
MFFO per share – DILUTED	0.06	0.07	0.08	0.07
Weighted average common shares outstanding—BASIC	4,979,981	5,211,687	5,750,573	6,390,060
Weighted average common shares outstanding—DILUTED	4,987,981	5,219,687	5,750,573	6,390,060

(1)	In addition, all paid and accrued acquisition fees and expenses are characterized as operating expenses under GAAP and are included in the determination of net income and income from operations, both of which are performance measures under GAAP. Such acquisition fees and expenses are paid in cash and therefore will not be available to distribute to stockholders and may negatively impact our operating performance during the period in which properties are acquired and negatively impact the total return to stockholders, the potential for future distributions to stockholders and cash flows generated by us. Thus, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired.

Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate MFFO. In the future, the SEC or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we may have to adjust our calculation and characterization in order to comply with such standards.

Distribution Reinvestment Plan

Our board of directors has adopted an amended distribution reinvestment plan effective as of July 2008 that will allow you to have your distributions invested in additional shares of common stock on the terms described below.

During this offering, you may purchase shares under our distribution reinvestment plan for $9.50 per share. Thereafter, our board of directors will determine the price for which shares will be issued under the plan based on consideration of factors indicating the fair market value of the shares, including the then-current net asset value of our portfolio and the then-current offering price of our shares of common stock, if any. No selling commissions or dealer manager fees will be charged with respect to shares purchased pursuant to our distribution reinvestment plan. A copy of our Amended and Restated Distribution Reinvestment Plan is included as Appendix C to this prospectus.

                Stockholders participating in our distribution reinvestment plan may purchase whole or fractional shares, subject to certain minimum investment requirements and other restrictions which may be imposed by our board of directors. If sufficient shares of common stock are not available for issuance under our distribution reinvestment plan, we will remit excess distributions of net cash from operations to the participants. If you elect to participate in the distribution reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or charter relating to such investment, you will promptly notify Paladin Advisors in writing of that fact.

Stockholders purchasing shares of common stock pursuant to the distribution reinvestment plan will have the same rights and will be treated in the same manner as if such shares of common stock were purchased pursuant to this offering.

Following reinvestment, we will send each participant a written confirmation showing the amount of the distribution, the number of shares of common stock owned prior to the reinvestment, and the total amount of shares of common stock owned after the distribution reinvestment.

You may elect to participate in the distribution reinvestment plan by making the appropriate election on the Subscription Agreement, or by completing the enrollment form or other authorization form available from the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your election. We may terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the percentage ownership limitation contained in our charter to be exceeded. In addition, you may terminate your participation in the distribution reinvestment plan by providing us with 10 days’ written notice. A transfer of shares of common stock will terminate the stockholder’s participation in the distribution reinvestment plan with respect to such shares unless the transferee makes an election to participate in the plan.

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions otherwise distributable to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely on sources of funds other than our distributions to pay your taxes. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our distribution reinvestment plan may be deemed to be taxable as income to participants in the plan.

Share Redemption Program

Our board of directors has adopted an amended share redemption program as described below.

Prior to the time that our shares are listed on a national securities exchange, stockholders who have held their shares for at least one year may present for redemption all or any portion of their shares by presenting such shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay any fees in connection with transactions under our share redemption program. Phoenix American, our registrar and transfer agent, will charge our stockholders a fee for share redemptions, which is currently $50 per redemption but which may change in the future as determined by Phoenix American.

During this offering, the repurchase price will be $9.30 per share, and during subsequent offerings of our common stock the repurchase price will be 93% of the offering price. During periods when we are not engaged in an offering, the repurchase price will be 93% of the then-current net asset value per share, as determined by our board of directors. We will waive the one-year holding period in the event of the death or qualifying disability of a stockholder. Our board of directors has delegated to our officers the right to reject any request for redemption at any time and for any reason. For purposes of the one-year holding period, limited partners of Paladin OP who have their limited partnership units redeemed for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Paladin OP.

Redemption of shares, when requested, will generally be made quarterly, and all tenders must be postmarked by midnight on the last day of the quarter and received by us within seven days thereafter. A stockholder may withdraw shares tendered for repurchase under our share redemption plan at any time prior to the date on which such shares are repurchased.

Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program during any calendar year, to no more than 5% of the weighted-average number of shares outstanding during the prior calendar year. Funding for the redemption of shares during a quarter will come exclusively from the proceeds we receive in our distribution reinvestment plan in the month following such quarter. If we do not receive funds in such month to fulfill all accepted redemption requests from the previous quarter, the remaining amounts will be funded with proceeds received from the distribution reinvestment plan in subsequent months.

Due to these limitations, we cannot guarantee that we will be able to accommodate all requests made. Until requests for redemption exceed the 5% limitation described above, we will accept all properly submitted requests on a pro rata basis. Any requests we receive in excess of the 5% limitation will not be accepted for redemption in such calendar year. Further, if we do not have sufficient funds available from our distribution reinvestment plan to redeem all shares accepted for redemption, each stockholder’s request will be redeemed on a pro rata basis based on the funding available. If we redeem less than all of the shares accepted for redemption, with respect to any unredeemed shares, you can (1) withdraw your request for redemption or (2) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the share redemption program when sufficient funds are available.

Our share redemption program is only intended to provide liquidity for stockholders for a small percentage or until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. Please see “Risk Factors—Investment Risks—You may be unable to sell your shares because your ability to redeem your shares pursuant to our share redemption program is subject to significant restrictions and limitations” and “—There is currently no public market for our shares of common stock. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.”

Our board of directors, in its sole discretion, may choose to terminate, suspend or amend the share redemption program or to reduce the number of shares to be purchased under the share redemption program without stockholder approval if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. If we terminate, amend or suspend the share redemption program or reduce the number of shares to be repurchased under the share redemption program, we will provide stockholders with no less than 30 days’ prior written notice.

In order to enhance the administrative efficiency of our share redemption program, our board of directors adopted and approved an amendment to our share redemption program on August 3, 2011, which became effective on September 21, 2011, 30 days after we provided notice of the amendment to our stockholders. The amended share redemption program provides that in the event that any stockholder who has requested that such stockholder’s shares be redeemed pursuant to the share redemption program and is participating in the program ceases to hold at least 50 shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price in effect on the date we determine that the stockholder no longer holds the minimum balance. Minimum balance redemptions will be transacted, solely at our discretion, using funds set aside by our board of directors for that purpose, which will be in addition to the proceeds from the distribution reinvestment plan that otherwise fund redemptions under the program.

During the year ended December 31, 2009, we received requests to redeem 245,343 shares of common stock, of which we redeemed 143,420 shares of common stock for approximately $1,330,188, or $9.30 per share, the redemption price set forth in our share redemption plan. We funded these redemptions exclusively from proceeds we received in our distribution reinvestment plan. For the same period, due to the limitations of our program, we were not able to redeem 102,103 shares of common stock as requested. During the year ended December 31, 2010, we redeemed 155,469 shares of common stock for approximately $1,444,257, or $9.30 per share. We funded these redemptions exclusively from proceeds we received in our distribution reinvestment plan.

During the nine months ended September 30, 2011, we received additional requests to redeem 143,957 shares of common stock. During the nine months ended September 30, 2011, we redeemed 136,747 shares of common stock for approximately $1,271,747, or $9.30 per share.

As of November 1, 2011, there were 89,862 shares which had previously been submitted for redemption but had not yet been redeemed. Pursuant to the terms of our share redemption program and subject to available funding from proceeds received in our distribution reinvestment plan, we will redeem the remaining shares requested with funds received from our distribution reinvestment plan in subsequent months.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the registration statement for the offering with the SEC and with any state where such securities are registered.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, which we refer to as a Roll-up Entity, that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	A transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

A transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to Paladin Advisors; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	Accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	One of the following:

(A)	Remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(B)	Receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

That would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•

That includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•

In which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock—Meetings, Special Voting Requirements and Access to Records”; or

•	In which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the stockholders.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, certain asset transfers, certain issuances or reclassifications of equity securities, liquidations or dissolutions in which an interested stockholder will receive something other than cash and any loans, advances, pledges, guarantees or similar arrangements in which an interested stockholder receives a benefit. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction which otherwise would have resulted in the person becoming an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation, voting together as a single voting group; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any such offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding shares held by the acquirer, by officers or by employees who are directors of the corporation. “Control shares” are voting shares that, if aggregated with all other shares (1) owned by the person acquiring the shares and (2) in respect of which the acquiring person is entitled to exercise the voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	One-tenth or more, but less than one-third of all voting power;

•	One-third or more, but less than a majority of all voting power; or

•	A majority or more of all voting power.

Control shares only include shares of stock for which the acquiring person is entitled to vote and for which the approval of two-thirds of the votes entitled to be cast on the matter (as described above) has not been previously obtained. A “control share acquisition” means the acquisition of ownership of or the power to direct the exercise of voting power of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, our directors, at their election, may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as permitted by the statute, then, subject to certain conditions and limitations, the corporation may acquire any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares were considered.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiring person becomes entitled to vote a majority or more of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or to acquisitions approved or exempted by our charter or bylaws prior to the control share acquisition. No such exemption appears in our charter or bylaws. The control share acquisition statute could have the effect of discouraging offers to acquire a controlling interest in us and of increasing the difficulty of consummating any such offer.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy has occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships (provided that such number is not fewer than three nor more than 15).

THE OPERATING PARTNERSHIP AGREEMENT

General

Paladin Realty Income Properties, L.P. was formed on October 31, 2003 to acquire, own and operate properties on our behalf. It will allow us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the Asset and Income Tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Paladin OP, will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because a property owner may contribute property to our UPREIT in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, Paladin OP is structured to make distributions with respect to limited partnership units which will be equivalent to the distributions made with respect to our common stock. In addition, a limited partner in Paladin OP may later redeem his or her limited partnership units in Paladin OP and, if we consent, receive our shares in a taxable transaction.

The partnership agreement for Paladin OP contains provisions which would allow under certain circumstances, other entities, including other Paladin programs, to merge into or cause the exchange or conversion of their interests for interests in Paladin OP. In the event of such a merger, exchange or conversion, Paladin OP would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in Paladin OP. Further, if Paladin OP needs additional financing for any reason, Paladin OP is permitted under the Partnership Agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We currently hold and intend to continue to hold substantially all of our assets through Paladin OP, and we intend to make future acquisitions of real property investments and real estate related investments using the UPREIT structure. We are the sole general partner of Paladin OP and, as of the date of this prospectus, owned greater than a 99% equity percentage interest in Paladin OP. Paladin Advisors is currently the only limited partner of Paladin OP and holds less than a 1% limited partnership interest in Paladin OP resulting from a capital contribution of $200,000 (whereby Paladin Advisors acquired 20,000 limited partnership units of Paladin OP). These units constitute 100% of the limited partnership units outstanding at this time. As the sole general partner of Paladin OP, we have the exclusive power to manage and conduct the business of Paladin OP.

The following is a summary of the material provisions of the partnership agreement of Paladin OP. You should refer to the partnership agreement itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

If Paladin OP issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in Paladin OP calculated based upon the amount of the capital contribution and the value of Paladin OP at the time of such contribution.

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to Paladin OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from stockholders.

Paladin OP will assume the obligation to pay, and will be deemed to have simultaneously paid, the selling commissions and other costs associated with the offering. If Paladin OP requires additional funds at any time in excess of capital contributions made by us and Paladin Advisors or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Paladin OP on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause Paladin OP to borrow such funds.

Issuance of Additional Units

As general partner of Paladin OP, we can, without the consent of the limited partners, cause Paladin OP to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units that we hold and/or limited partnership units. Further, we are authorized to cause Paladin OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and the best interest of Paladin OP.

Operations

The partnership agreement of Paladin OP provides that Paladin OP is to be operated in a manner that will enable us to:

•	Satisfy the requirements for being classified as a REIT for tax purposes;

•	Avoid any federal income or excise tax liability; and

•

Ensure that Paladin OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Paladin OP being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Consequences—Federal Income Tax Aspects of Paladin OP—Classification as a Partnership.”

In addition to the administrative and operating costs and expenses incurred by Paladin OP in acquiring and operating real estate, Paladin OP will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of Paladin OP.

Distributions and Allocations

The partnership agreement provides that Paladin OP will distribute cash flow from operations to its partners in accordance with their percentage interests (which will be based on the percentage of Paladin OP units owned by each partner) at such times and in such amounts as we determine as general partner. The partnership agreement also provides that Paladin OP may distribute net proceeds from sales to its partners in accordance with their percentage interests. However, after we have received distributions from Paladin OP equal to the amount necessary to have provided our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program) plus an annual 8.0% cumulative, non-compounded return on average invested capital, 10% of any remaining net proceeds from sales will be distributed to Paladin Advisors, and the other 90% of such remaining proceeds may be distributed to the partners in accordance with their relative percentage interests at such times and in such amounts as we determine as general partner. Average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by Paladin OP (all of which we intend to distribute to our stockholders) and by any amounts paid by us to redeem shares pursuant to our share redemption program.

If our shares become listed on a national securities exchange, Paladin Advisors will no longer be entitled to participate in proceeds from sales as described above. However, if Paladin Advisors has not been terminated under the advisory agreement as of the date we become listed, Paladin Advisors will be entitled to receive a distribution from Paladin OP in an amount equal to 10% of the amount, if any, by which (1) the market value of our outstanding shares following listing (determined as described below) exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to redeem shares pursuant to our share redemption program and the cumulative distributions made to us by Paladin OP from our inception through the listing date) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. Upon payment of this distribution, all units in Paladin OP held by Paladin Advisors will be redeemed by Paladin OP for cash equal to the value of an equivalent number of our shares. For purposes of the distribution described in this paragraph, the market value of our outstanding shares following listing will be calculated based on the average market value of the shares issued and outstanding at the time of listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange.

Paladin Advisors will likewise no longer be entitled to participate in net sales proceeds as described above following the termination of the advisory agreement between us, Paladin OP and Paladin Advisors. Upon termination of the advisory agreement, other than a termination for cause by us or Paladin OP, Paladin Advisors will be entitled to receive a distribution from Paladin OP in an amount equal to 10% of the amount, if any, by which (1) the fair market value of all of the assets of Paladin OP as of the date of the termination (determined by appraisal), less any indebtedness, exceeds (2) the sum of the total amount of capital raised from stockholders (less the sum of amounts paid to redeem shares pursuant to our share redemption program and the cumulative distributions made to us by Paladin OP from our inception through the termination date) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. However, Paladin Advisors will not be entitled to this distribution if our shares have been listed on a national securities exchange prior to the termination of the advisory agreement. Upon payment of this distribution, all units in Paladin OP held by Paladin Advisors will be redeemed by Paladin OP for cash equal to the value of an equivalent number of our shares.

All distributions will be made such that a holder of one unit of limited partnership interest in Paladin OP (other than Paladin Advisors) will receive annual distributions from Paladin OP in an amount equal to the annual distributions made to the holder of one of our shares. Moreover, we intend to distribute to our stockholders 100% of all distributions we receive from Paladin OP.

Under the partnership agreement, Paladin OP may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership units and/or the units of general partnership interest that we hold.

The partnership agreement of Paladin OP provides that net profits will be allocated to the partners in accordance with their percentage interests. However, to the extent that Paladin Advisors receives a distribution of proceeds from sales or a distribution upon the listing of our shares or upon a termination of the advisory agreement, capital gain and other income will be allocated to Paladin Advisors to match such distribution. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Paladin OP.

Upon the liquidation of Paladin OP, after payment of debts and obligations, and after any amounts payable to preferred units, any remaining assets of Paladin OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Amendments

In general, we may amend the partnership agreement as general partner. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:

•	Convert a limited partner’s interest in Paladin OP into a general partnership interest;

•	Require the limited partners to make additional capital contributions to Paladin OP; or

•	Adversely modify the limited liability of any limited partner.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.

Redemption Rights

The limited partners of Paladin OP, including Paladin Advisors (subject to specified limitations), have the right to cause Paladin OP to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of our shares or a number of our shares equal to the number of limited partnership units redeemed. Unless we elect, in our sole discretion, to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares upon such exercise would:

•	Adversely affect our ability to maintain our qualification as a REIT under the Code or subject us to any additional taxes under Section 857 or Section 4981 of the Code;

•	Violate any provision of our charter or bylaws;

•	Constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	Result in us being “closely held” within the meaning of Section 856(h) of the Code;

•	Cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	Cause Paladin OP to become a “publicly traded partnership” under the Code; or

•	Cause Paladin OP to cease to be classified as a partnership for federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.

We do not expect to issue any of the shares of common stock offered hereby to limited partners of Paladin OP in exchange for their limited partnership units. Rather, in the event a limited partner of Paladin OP exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of common stock.

As a general partner, we will have the right to grant similar redemption rights to holders of other classes of units, if any, in Paladin OP, and to holders of equity interests in the entities that own our properties.

Paladin Advisors may become entitled to certain distributions from Paladin OP if our shares become listed on a national securities exchange or if the advisory agreement between us, Paladin OP and Paladin Advisors is terminated other than a termination by us or Paladin OP because of a material breach by Paladin Advisors. See “—Distributions and Allocations” above. Upon payment of either of these distributions, all units in Paladin OP held by Paladin Advisors will be redeemed by Paladin OP for cash equal to the value of an equivalent number of our shares.

Transferability of Interests

We may not voluntarily withdraw as the general partner of Paladin OP or transfer our general partnership interest in Paladin OP (except to a wholly-owned subsidiary), unless the limited partners not affiliated with us or Paladin Advisors approve the transaction by majority vote.

With certain exceptions, the limited partners may not transfer their interests in Paladin OP, in whole or in part, without our written consent as the general partner. In addition, Paladin Advisors may not transfer its interest in Paladin OP or exercise its redemption rights as long as it is acting as our advisor.

Term

Paladin OP will be dissolved and its affairs wound up upon the earliest to occur of certain events, including:

•	The expiration of the term of Paladin OP on February 23, 2104;

•	Our determination as general partner to dissolve Paladin OP;

•	The sale of all or substantially all of the assets of Paladin OP; or

•	Our withdrawal as general partner of Paladin OP, unless the remaining partners determine to continue the business of Paladin OP.

Tax Matters

We are the tax matters partner of Paladin OP and, as such, have the authority to handle tax audits and to make tax elections under the Code on behalf of Paladin OP.

Indemnification

The partnership agreement requires Paladin OP to indemnify us, as general partner (and our directors, officers and employees), the limited partners and Paladin Advisors (and its managers, members and employees), against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	In the case of us, as general partner, and the limited partners, our or their negligence or misconduct;

•	In the case of our directors, officers and employees (other than our independent directors), Paladin Advisors and its managers, members and employees, such person’s negligence or misconduct; or

•	In the case of our independent directors, such person’s gross negligence or willful misconduct.

In addition, Paladin OP must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our charter. Paladin OP may not provide indemnification or advancement of expenses to us (or our directors, officers or employees) to the extent that we could not provide such indemnification or advancement of expenses under the limitations of our charter. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

PLAN OF DISTRIBUTION

General

We are offering a maximum $725,000,000 in shares of our common stock in this offering, including $650,000,000 in shares of our common stock initially allocated to be offered in the primary offering and $75,000,000 in shares of our common stock initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. Shares of common stock in the primary offering are being offered at $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.50 per share.

The shares of our common stock being offered to the public are being offered on a “best efforts” basis, which means generally that KBR Capital Markets, the dealer manager for this offering, and the participating broker-dealers described below, will be required to use only their best efforts to sell the shares and they have no firm commitment or obligation to purchase any of the shares.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, the dealer manager will receive selling commissions of 7.0% of the gross offering proceeds from sales in the primary offering. The dealer manager will also receive 3.0% of the gross proceeds from the primary offering in the form of a dealer manager fee as compensation for acting as the dealer manager and for expenses incurred in connection with marketing our shares, travel, food and lodging for employees of the dealer manager, sponsor training and education meetings, attendance fees and expense reimbursements for broker-dealer sponsored training and education meetings and attendance fees and expenses for industry sponsored training and education meetings. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. No selling commissions or dealer manager fees will be charged on shares purchased pursuant to our distribution reinvestment plan. In no event will the maximum amount of compensation to be paid to FINRA members exceed 10% of the gross offering proceeds.

The dealer manager may authorize certain other broker-dealers who are members of FINRA, who we refer to as participating broker-dealers, to sell our shares. In the event of the sale of shares by participating broker-dealers, the dealer manager may reallow all of its selling commissions to the participating broker-dealers. In addition, the dealer manager may reallow a portion of its dealer manager fee to participating broker-dealers to be paid to such participating broker-dealers as marketing fees and for reimbursement of offering-related expenses. The maximum amount of reimbursements would be based on factors such as the number of shares sold by participating broker dealers, the assistance of such participating broker-dealers in marketing the offering and due diligence expenses incurred. In addition, we will reimburse the dealer manager and participating dealers for bona fide due diligence expenses, and the aggregate reimbursement for such due diligence expenses will not exceed 0.5% of the gross proceeds from the primary offering.

We have agreed to indemnify the participating broker-dealers and the dealer manager against liabilities, including liabilities under the Securities Act of 1933, as amended, that arise out of breaches by us of the dealer manager agreement between us and the dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. Indemnification of the participating broker-dealers and the dealer manager will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Our executive officers and directors, as well as officers and employees of Paladin Advisors and its affiliates, may purchase shares in this offering at a discount. We expect that a limited number of shares will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares that may be sold to those individuals at this discount. The purchase price for such shares will be $9.00 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.30 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Paladin Advisors and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution. In addition, Paladin Advisors has agreed to abstain from voting any shares it acquires in any vote for the election or removal of directors, any vote regarding removal of Paladin Advisors and any vote regarding any transactions between us and any director, Paladin Advisor or any affiliate.

Volume Discounts

The following table illustrates the volume discounts available for volume discounts for sales of certain minimum numbers of shares to a “purchaser,” as defined below.

Dollar Volume Shares Purchased	Selling Commission Percent	Per Share	Purchase Price Per Incremental Share In Volume Discount Range	Dealer Manager Fees Per Share	Net Proceeds Per Share
$500,000 or less	7.0%	$0.70	$10.00	$0.30	$9.00
$500,001 – $1,000,000	6.0%	$0.60	$9.90	$0.30	$9.00
$1,000,001 – $2,000,000	5.0%	$0.50	$9.80	$0.30	$9.00
$2,000,001 – $3,000,000	4.0%	$0.40	$9.70	$0.30	$9.00
$3,000,001 – $4,000,000	3.0%	$0.30	$9.60	$0.30	$9.00
$4,000,001 – $5,000,000	2.0%	$0.20	$9.50	$0.30	$9.00
Over $5,000,000	1.0%	$0.10	$9.40	$0.30	$9.00

For example, if an investor purchases 60,000 shares the investor would pay (1) $500,000 for the first 50,000 shares ($10.00 per share) and (2) $99,000 for the remaining 10,000 shares ($9.90 per share). In total, the investor would pay $599,000 ($9.98 per share) rather than $600,000 for the shares, in which event the commission on the sale of such shares would be $40,940 (approximately $0.68 per share) and, after payment of the dealer manager fee of $17,970 ($0.30 per share), we would receive net proceeds of $540,090 ($9.00 per share). The net proceeds to us will not be affected by volume discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for shares.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount will be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	An individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	A corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	An employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	All commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers.

Because all stockholders will be paid the same distributions per share as other stockholders, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than stockholders who do not qualify for such discount. Investors should ask their broker-dealer about the opportunity to receive volume discounts by either qualifying as a “purchaser” or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

Investors may agree with their broker-dealer to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) in the event that the investor has engaged the services of a registered investment advisor or other financial advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice, or (2) in the event that the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions.

Neither the dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in our common stock.

Certain institutional investors and our affiliates may also agree with the participating broker-dealer selling them shares of our common stock (or with the dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the sales commissions payable in connection with sales to such institutional investors and affiliates.

Notwithstanding the above, the dealer manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such broker-dealer may aggregate subscriptions as part of a combined order for the purposes of offering investors reduced selling commissions to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such broker-dealer. Additionally, the dealer manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purposes of offering investors reduced selling commissions to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from the dealer manager. Any reduction in selling commissions would be prorated among the separate subscribers.

Investments by IRAs and Qualified Plans

We may sell shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives at $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be identical to net proceeds we receive from other sales of shares.

The net proceeds to us from such sales made net of commissions will be identical to net proceeds we receive from other sales of shares. Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA, simplified employee pension, or “SEP,” or certain other tax-deferred accounts or transfer or rollover existing accounts. We will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Sterling Trust Company is a wholly owned subsidiary of United Western Bancorp, Inc., a publicly traded financial services holding company based in Denver, Colorado.

We have entered into a similar arrangement with Community National Bank, who has also agreed to act as an IRA custodian for purchasers of our common stock who desire to establish IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will pay the fees related to the establishment of investor accounts with Community National Bank, and we will also pay the fees related to the maintenance of any such account for the first year following its establishment. Community National Bank is a community bank based in Chanute, Kansas.

We may enter into similar arrangements in the future with other custodians for the payment of fees related to the establishment of investor accounts and other fees related to account maintenance for the first year following the establishment of such accounts.

Further information as to custodial services is available through your broker or may be requested from us.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•

Financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by independent registered public accounting firm;

•	The ratio of the costs of raising capital during the period to capital raised;

•	A statement of the aggregate amount of fees paid to Paladin Advisors and its affiliates;

•	Total operating expenses stated as a percentage of average invested assets and as a percentage of our net income;

•	A report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

Full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, Paladin Advisors and its affiliates or any other of our affiliates occurring in the year for which the annual report is made.

During such periods when we are required by the Securities Exchange Act of 1934 to file quarterly reports with the SEC on Form 10-Q, we will furnish a copy of each such quarterly report to each stockholder within 60 days after the end of each fiscal quarter. Stockholders also may receive a copy of any Form 10-Q upon request. If we are not subject to this filing requirement, we will still furnish stockholders with a quarterly report within 60 days after each three-month period containing similar information. We will also provide quarterly distribution reports.

Our independent registered public accounting firm will prepare our federal tax return (and any applicable state income tax returns). We will provide appropriate tax information to our stockholders within 30 days following the end of each fiscal year. Our fiscal year is the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of Paladin Advisors and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS

The legality of the shares being offered hereby has been passed upon for us by Venable LLP. The statements under the caption “Federal Income Tax Consequences” as they relate to federal income tax matters have been reviewed by Arent Fox LLP, and Arent Fox LLP has opined as to certain federal income tax matters relating to an investment in our shares.

EXPERTS

The consolidated balance sheets of Paladin Realty Income Properties, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, equity and cash flows for each of the years in the three-year period ended December 31, 2010, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INFORMATION REGARDING DOCUMENTS INCORPORATED BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at our Internet website at www.paladinreit.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 29, 2011;

•	Proxy Statement for the 2011 Annual Meeting filed with the SEC on April 25, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 13, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 15, 2011;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 14, 2011; and

•

Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 5, 2011, January 25, 2011, March 3, 2011, March 30, 2011, April 26, 2011, May 25, 2011, June 20, 2011, June 30, 2011, July 22, 2011, August 3, 2011, August 9, 2011, August 31, 2011, September 27, 2011, October 11, 2011, October 27, 2011, November 21, 2011, November 23, 2011 and December 22, 2011.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024, (866) 725-7348. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11 under the Securities Act of 1933, as amended, with respect to the shares of common stock offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and, under that Act, we file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of those documents from the SEC, upon payment of prescribed rates, by writing to the SEC. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s Internet site.

APPENDIX A

Prior Performance Tables

The following prior performance tables (“Tables”) provide information relating to the real estate investment programs sponsored by Paladin Realty and its affiliates which have investment objectives similar to ours (the “prior Paladin real estate programs”). This offering is the first publicly offered program sponsored by Paladin Realty. All of the prior Paladin prior programs have been private real estate investment funds offered to institutional and other private investors or single project real estate investment vehicles, also primarily involving institutional investors.

Prospective investors should read these Tables carefully together with the summary information concerning the Paladin programs as set forth in the “Prior Performance Summary” section of this prospectus.

Our determination as to which of Paladin Realty’s prior programs have investment objectives similar to ours was based on the type and approximate size or value of the properties in which the programs invested, whether through acquisitions or development of properties, and experience with multiple property types and “value added” opportunities in properties that the programs acquired. We also considered that each program sought properties that would provide the ability to make regular cash distributions as well as the ability to realize growth in the value of properties. We consider programs that invested primarily in these product types (which would include all the prior Paladin real estate programs) to have investment objectives similar to ours, although we may make investments in other product types from those in which prior programs have invested and the prior programs have included some product types in which we currently do not intend to invest.

Although we consider each of the prior Paladin real estate programs to have had similar investment objectives to ours, investors in our common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Paladin real estate programs. The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects the portfolios of the prior Paladin real estate programs, the returns to our stockholders will vary from those generated by the prior Paladin real estate programs. In addition, the prior Paladin real estate programs, which were conducted through privately-held entities, were not subject to either the up front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. We are also the first program sponsored by Paladin Realty or any of its affiliates to make or acquire mortgage loans or mezzanine loans. None of Paladin Realty, Paladin Advisors or any of their affiliates has experience making such investments or in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior Paladin real estate programs will be indicative of our future performance. See “Risk Factors—Risks Relating To Our Business—We differ from prior programs sponsored by Paladin Realty in a number of respects, and therefore the past performance of those programs may not be indicative of our future results.”

The inclusion of the tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which the tables relate.

The following tables are included herein:

Table I—Experience in Raising and Investing Funds

Table II—Compensation to Sponsor

Table III—Operating Results of Prior Programs

Table IV—Results of Completed Programs

Table V—Sales or Disposals of Properties

Additional information relating to the acquisition of properties by the prior Paladin real estate programs is contained in Table VI, which is included in Part II of the registration statement which we have filed with the Securities and Exchange Commission. Copies of any or all information will be provided to prospective investors at no charge upon request.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS (ON A PERCENTAGE BASIS)(a)

This Table provides a summary of the experience of Paladin Realty as a sponsor in raising and investing funds in programs for which the offerings have closed during the three years ended December 31, 2010. Information is provided as to the manner in which the proceeds of the offering have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested. Information is provided as of December 31, 2010.

	Paladin Realty Latin America Investors III, LP	Villa West Investors, LLC
Dollar Amount Offered	$500,000,000	$3,900,000
Dollar Amount Raised	$454,333,333	$2,582,500
Less offering expenses:
Selling commissions and discounts retained by affiliates	—	9.5%
Organizational expenses	0.2%	1.9%
Loan Costs	0.3%	0.0%
Reserves
Percent available for investment	99.55%	88.6%
Acquisition costs:
Prepaid items and fees related to purchase of property	—	—
Purchase Price (cash down payment)	41.9%	88.6%
Acquisition fees	—	—
Other (explain)	—	—
Total acquisition costs	41.9%	88.6%
Percent leverage (mortgage financing divided by total acquisition cost)	28.9%	78.8%
Date offering began	05/01/08	09/22/08
Length of offering (in months)	17	4
Months to invest 90 percent of amount available for investment (measured from beginning of offering)	(b )	(c )

(a)	All percentage amounts except “Percent leverage” represent percentages of the “Dollar Amount Raised.”
(b)	This program is still in the process of investing proceeds.
(c)	All proceeds were invested at the time the proceeds were accepted from the offering.

Past performance is not necessarily indicative of future performance.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

Table II summarizes the amount and type of compensation paid to Paladin Realty and its affiliates during the three years ended December 31, 2010 in connection with (a) prior Paladin real estate programs the offerings of which have closed since December 31, 2007 and (b) on an aggregate basis, 14 prior Paladin real estate programs the offerings of which closed on or prior to December 31, 2007.

Type of Compensation	Paladin Realty Latin America Investors III, LP	Villa West Investors, LLC	Other Programs
Date offering commenced	05/01/08	09/22/08	—
Dollar amount raised	$454,333,333	$2,582,500	$569,387,156
Amount paid to sponsor from proceeds of offering
Selling Commissions	—	244,500	—
Acquisition fees
—real estate commission	—	—	—
—advisory fees	—	—	309,110
—other	—	—	—
Organization Costs	820,027	—	—
Dollar amount of cash generated from operations before deducting payment to sponsor	—	—	N/A
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	13,269,826	57,500	40,595,421
Reimbursements	1,596,904	—	1,780,482
Leasing commissions	—	—	—
Other (Asset management fees)	—	—	35,650,858
Dollar amount of property sales and refinancing before deducting payments to sponsor
—cash	22,096,317	—	878,738,516
—notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—
Incentive fees	—	—	9,569,799
Other — Disposition Fees	—	—	1,030,524

Past performance is not necessarily indicative of future performance.

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)

Table III summarizes the operating results of prior Paladin real estate programs the offerings of which have closed during the five years ended December 31, 2010. Operating results are presented for each fiscal year since the inception of each program. Except as otherwise noted, all figures are as of December 31 of the year indicated and represent a full year of operations for the year indicated.

	Paladin Realty Latin America Investors II, LP						Paladin Realty Latin America Investors III, LP				Villa West Investors, LLC
	2005	2006	2007	2008	2009	2010	2008	2009	2010		2009	2010
Gross Revenues	$6,936	$33,294	$73,090	$3,881,650	$419,666	$413,934	$8	$438,928	$1,691,432		$918	$—
Realized gains from sale of assets	—	—	—	—	—	—	—	863,725	14,165,012		—	—
Less: Operating Expenses	737,027	4,476,283	4,731,485	10,549,016	4,889,048	4,576,502	1,790,905	6,001,602	11,046,956		78,448	42,318
Equity in income (losses) of unconsolidated joint ventures	—	(15,471)	3,014,207	332,033	—	—	—	—	—		281,154	1,220,356
Interest expense	119,630	623,513	974,086	847,899	2,104,995	2,334,044	197,944	1,896,711	4,406,429		—	—
Depreciation	—	—	—	—	—	—	—	—	—		—	—
Unrealized gains (a)	—	—	—	—	22,489,142	20,380,301	—	98,929,503	28,806,676		—	—
Net income (Loss)	(849,721)	(5,081,973)	(2,618,274)	(7,183,232)	15,914,765	13,883,689	(1,988,841)	92,333,843	29,209,735		203,624	1,178,218
Taxable Income (Loss)
—from operations	(112,693)	(5,488,080)	(5,864,689)	(5,569,160)	(2,386,018)	(a )	(2,002,153)	(6,433,532)	(a	)	203,624	483,588
—from gain of sale	—	—	—	—	—	(a )	—	—	(a	)	—	—
Cash generated from (used in) operations	(401,695)	(5,600,910)	(5,194,741)	(7,943,863)	(7,339,534)	(4,704,813)	(1,672,696)	(7,292,328)	(14,673,957)		(62,916)	(42,138)
Cash generated from sales	—	—	—	—	—	—	—	1,404,761	20,626,571		—	—
Cash generated from refinancing	—	—	—	—	—	—	—	—	—		—	—
Cash generated from operations, sales and refinancing	(401,695)	(5,600,910)	(5,194,741)	(7,943,863)	(7,339,534)	(4,704,813)	(1,672,696)	(5,887,567)	5,952,614		(62,916)	(42,138)
Less: Cash distributions to investors
—from operating cash flow	—	—	—	—	—	—	—	—	—		216,650	312,900
—from sales and refinancing	—	—	—	—	—	—	—	—	21,595,563		—	3,179,438
—from the Reorganization	—	—	—	—	—	—	—	—	—		—	—
Cash generated (deficiency) after cash distributions	(401,695)	(5,600,910)	(5,194,741)	(7,943,863)	(7,339,534)	(4,704,813)	(1,672,696)	(5,887,567)	(15,642,949)		(279,566)	(3,534,476)
Less: Special items (not including sales and refinancing)
Source of Funds
General Partner Contributions (net of subsequent closings)	—	248,517	742,421	1,530,297	1,435,975	1,042,790	—	—	2,183,219		4,500	—
Limited Partner Contributions	—	7,952,476	23,758,338	48,653,793	45,683,484	32,951,908	75,000,000	333,640	82,816,781		2,578,000	—
Distributions received from real estate joint ventures	—	3,997,000	—	—	2,167,098	5,094,616	—	—	—		239,557	3,545,330
Borrowings from mortgages and construction loans payable	10,000,000	12,919,810	25,500,000	91,364,679	33,500,000	—	26,000,000	27,000,000	85,000,000		—	—
Net contributions received from minority interests	—	109,395	463,558	2,044,399	—	—	—	—	—		—	—
Repayment of loans	—	—	—	41,971	—	—	—	—	—		—	—
Sale of short term investments	—	—	568,888	60,090	—	—	—	—	—		—	—

TABLE III

(UNAUDITED)

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS(1)—Continued

	Paladin Realty Latin America Investors II, LP						Paladin Realty Latin America Investors III, LP			Villa West Investors, LLC
	2005	2006	2007	2008	2009	2010	2008	2009	2010	2009	2010
Use of Funds
Purchase of real estate and improvements	(6,106,180)	(7,937,635)	(11,246,537)	(41,337,685)	—	—	21,068,038	—	—	—	—
Investment in real estate joint ventures	—	(10,302,793)	(8,302,769)	(19,581,824)	(26,867,487)	(27,812,572)	—	(89,245,378)	(76,661,474)	(2,288,000)	—
Loans funded	—	—	—	(1,471,328)	—	—	—	—	—	—	—
Purchase of short term investments	—	(629,665)	—	—	—	—		—	—	—	—
Organizational costs	(718,381)	(31,619)	—	—	—	—	(808,569)	(11,458)	—	—	—
Loan Financing Costs	(977,266)	(61,785)	37,193	(796,296)	(278,714)	(7,334)	(485,812)	(1,583,089)	(521,509)	—	—
Principal payments on mortgages and construction loans payable	—	—	(26,662,772)	(65,757,038)	(44,500,000)	—	—	—	(83,000,000)	—	—
Broker Commissions	—	—	—	—	—	—	—	—	—	—	—
Effect of exchange rate changes on cash	—	(6,299)	2,875	—	—	—	—	—	2,912,966	—	—
Cash generated (deficiency) after cash distributions and special items	1,796,478	656,492	(333,546)	6,807,195	3,800,822	6,564,595	76,964,885	(69,393,852)	(2,912,966)	9,991	10,854
Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	(1)	(33)	(36)	(34)	(14)	N/A	(4)	(14)	N/A	87	207
—from recapture	—	—	—	—	—	N/A	—	—	N/A	—	—
Capital gain (loss)	—	—	—	—	—	N/A	—	—	N/A	—	—
Cash distributions to Investors
Source
—Investment income	—	—	—	—	—	—	—	—	26	93	494
—Return of capital	—	—	—	—	—	—	—	—	19	—	1,000
Source (on cash basis)
—Sales	—	—	—	—	—	—	—	—	45	—	—
—Refinancing	—	—	—	—	—	—	—	—	—	—	1,360
—Operations	—	—	—	—	—	—	—	—	—	93	134
—Return of Unused Capital Called	—	—	—	—	—	—	—	—	—	—	—
Amounts (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)			100%			95.0%			94.0%		100%

(a)	Federal income tax results for the 2010 tax year are not yet available for this program.

Past performance is not necessarily indicative of future performance.

TABLE V

(UNAUDITED)

SALES OR DISPOSALS OF PROPERTY

Table V presents summary information on the results of sales or disposals of properties from prior Paladin real estate programs during the three years ended December 31, 2010. The Table includes information about the net sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties.

			Selling Price, Net of Closing Costs and GAAP Adjustments			Cost of Properties, Including closing Costs and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Total(1)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total
William E. Simon & Sons Realty Partners, L.P.
Creative Hotel Associates	12/15/1997	7/1/2008	$54,813,011	$48,104,519	$102,917,530	$50,278,081	$30,613,758	$80,891,839	$33,323,959
RSL Assisted Living	6/17/2000	11/17/2009	51,900,000	43,453,582	95,353,582	43,302,431	33,386,853	76,689,284	4,483,174
City Projects Homebuilding Platform	7/19/2000	Various	19,544,000	—	19,544,000	—	6,536,000	6,536,000	19,544,000
PKS Homebuilding Platform	8/1/2000	Various	12,212,000	—	12,212,000	—	5,125,000	5,125,000	12,212,000

Note 1 — Allocation of taxable gain (loss) associated with individual property sales between ordinary and capital gains (losses) is as follows:

	Taxable Gain	Capital Gain	Ordinary Gain
William E. Simon & Sons Realty Partners, L.P.
Creative Hotel Associates	$30,731,529	$26,107,510	$4,624,019
RSL Assisted Living	34,667,356	18,183,287	16,484,069
City Projects Homebuilding Platform	13,008,000	—	13,008,000
PKS Homebuilding Platform	7,087,000	—	7,087,000

Past performance is not necessarily indicative of future performance.

APPENDIX B

SUBSCRIPTION AGREEMENT FOR SHARES OF PALADIN REALTY INCOME PROPERTIES, INC.

1. YOUR INITIAL INVESTMENT

Return to:

Paladin Realty Income Properties, Inc.

c/o Wells Fargo Bank, N.A.

Corporate Trust and Escrow Solutions

Attn: Scott Lee

625 Marquette Ave. 11th Floor

MAC N9311-115

Minneapolis, MN 55479

Instructions for investors other than custodial accounts Make all checks payable to: Paladin Realty Income Properties, Inc.

Wire transfers should be sent to:

Wells Fargo Bank, N.A.

ABA 121000248

Account Name: Trust Wire Clearing

Account Number: 0000405200

Attn: Scott Lee (612) 316-2534

Ref. FCT: Paladin Realty Income Properties, Inc.

The minimum investment is $3,000.	Investment Amount $

☐ A.	Volume Discount. Please link the tax identification numbers or account numbers listed below for Volume Discount privileges, so that this and future purchases will receive any discount for which they are eligible.

Tax ID/SSN or Account Number	Tax ID/SSN or Account Number	Tax ID/SSN or Account Number

☐ B.	Check this box if you are eligible for Net Commission Purchases. Net Commission Purchases are available to: employees (and their spouses and minor children) of a Broker-Dealer, employees (and their spouses and minor children) of Paladin Realty Income Properties, Inc. and its affiliates, investors purchasing through a Registered Investment Advisor (RIA), or investment participants in a wrap account or commission replacement account approved by the Broker-Dealer, a RIA, a bank trust account, or similar entity.

2. FORM OF OWNERSHIP (Please print clearly)

(Select only one)

☐	INDIVIDUAL ☐ JOINT TENANTS (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)	☐	CUSTODIAL ACCOUNT (Retirement Application must be attached) ☐ IRA ☐ SEP/IRA	ACCOUNT NUMBER
	☐ Transfer on Death-optional designation of beneficiaries for individual, joint owners with rights of survivorship, or tenants by the entireties.		☐ ROTH/IRA ☐ Other:
☐	PENSION PLAN (Third Party Administered Plans)	☐	TRUST (Include Trustee Certificate)
☐	UNIFORM GIFT/TRANSFER TO MINORS	☐	NON-PROFIT ORGANIZATION
	(UGMA/UTMA) Under the UGMA/UTMA of the State of ______________	☐	CORPORATION OR PARTNERSHIP (Attach Corporate Resolution or Partnership Agreement)
		☐	OTHER (Include title and signature pages)

Individual/Custodian**

Custodian’s Name	Tax ID Number	Investor’s Account Number

First Name (Mi)	Last Name*	Gender (M/F)

Social Security Number*		Date of Birth (MM,DD,YYYY)*

Joint Owner/Minor

First Name	(Mi)	Last Name*	Gender (M/F)

Social Security Number*			Date of Birth (MM,DD,YYYY)*

Transfer on Death Beneficiary Information (Individual or Joint Tenant Accounts Only)

First Name	(Mi) Last Name	Social Security Number	___Primary ___%

First Name	(Mi) Last Name	Social Security Number	___Primary ___%

Trust/Corporation/Partnership/Other Equity

Name of Trust, Corporation, Partnership or other Equity*	Date of Trust/Incorporation/Formation*

Full Name(s) of Trustee(s)*	Tax ID Number*

  *     Required by law

**     For custodial accounts, a completed copy of this Subscription Agreement should be sent directly to the custodian. The custodian will forward the subscription documents and wire the appropriate funds to Wells Fargo Bank, N.A.

☐ Check this box if you are subject to backup withholding

3. YOUR ADDRESS (Section 3C must be completed if mailing address in section 3A is a P.O. Box)

A. Owner’s Mailing Address/Address of Record (Will not be accepted without a permanent street address)

Address		Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-Mail Address

B. Joint Owner’s Street Address (If different than address of record)

Street Address		Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-Mail Address

If you are using a P.O. Box for your mailing address, then you must provide a street address for verification purposes. Please provide your street address in this section.

C. Residential Street Address

Street Address		Apt. #

City	State	Zip Code

If Non-U.S., Specify Country	Daytime Phone Number	E-Mail Address

4. DISTRIBUTION INFORMATION

Complete this section to enroll in the Distribution Reinvestment Plan, to elect receive distributions by direct deposit, or to elect to receive distributions by check mailed to you at the address set forth in Section 3 above. Choose option A, B, C or D.

I hereby subscribe for Shares of Paladin Realty Income Properties, Inc. and elect the distributions option indicated.

A.	☐ Reinvest/Distribution Reinvestment Plan (see Prospectus for details)

B.	☐ Cash/Direct Deposit Please attach a voided pre-printed check. (Non-Custodian Investors Only)

I authorize Paladin Realty Income Properties, Inc., or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Paladin Income Properties, Inc. in writing to cancel it. In the event that Paladin Realty Income Properties, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name of Financial Institution	Mailing Address

City	State	Zip Code

Please attach voided pre-printed check here*

*The above services cannot be established without a preprinted voided check.

For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

Signature

Your Bank’s ABA Routing Number	Your Bank Account Number	Checking Account	Savings Account

C.    ☐ Cash/Check mailed to the address set forth in Section 3A above.

D.    ☐ Third-Party Payee.  Send distributions via check to third-party payee listed below: (Not available for qualified plans without custodial approval)

Name	Mailing Address

City	State	Zip Code

Account #

5. ELECTRONIC DELIVERY OF REPORTS AND UPDATES

In lieu of receiving paper documents, I authorize Paladin Realty Income Properties, Inc. to make available on its website at www.paladinreit.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available. Please note that electronic delivery of reports is not available to residents of Ohio.

Send notices to: (You must provide an e-mail address if you choose this option)

E-Mail Address:

(May not be initially available)

Should you determine that you no longer wish to receive electronic delivery of reports and updates, please contact:

Paladin Realty Income Properties, Inc.

Attn: Operations

10880 Wilshire Boulevard, Suite 1400

Los Angeles, CA 90024

(866) PAL-REIT, option 2

6. BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA) INFORMATION (All fields mandatory)

The Broker-Dealer or RIA must sign below to complete order. The Broker-Dealer or RIA hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state listed in Section 3. The Broker-Dealer/RIA further represents and certifies that in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures under his/her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Broker-Dealer or RIA Firm Name:	Financial Advisor Name:

Broker-Dealer or RIA Firm Address:

City:	State:	Zip:

Advisor Number:	Branch Number:	Telephone Number:

E-Mail Address:	Fax Number:

This subscription was made as follows:

☐	Through a participating Broker-Dealer (CRD # )

Investor suitability requirements have been established by the Company and are in the Registration Statement under “Suitability Standards.” Before recommending the purchase of shares, we have reasonable grounds to believe, on the basis of information supplied by the subscriber concerning his or her investment objectives, other investments, financial situation and needs, and other pertinent information that: subscriber (1) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (2) is able to bear the economic risk of the investment based on the prospective shareholder’s overall financial situation; and (3) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity in our shares, (d) the background and qualifications of our Manager and (e) the tax consequences of the investment.

I attest that I am a Registered Broker subject to the USA PATRIOT Act. In accordance with Section 326 of the USA PATRIOT Act, I have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program.

(if required by Broker-Dealer)

Financial Advisor Signature	Date	Branch Manager Signature Date

☐	Through a participating RIA* unaffiliated with a participating Broker-Dealer (*A participating RIA is a RIA who has entered into a Selected Advisor Agreement.)

I acknowledge that by checking the above box, I WILL NOT RECEIVE A COMMISSION.

RIA Signature	Date

FOR OFFICE USE ONLY

Check #	Deposit Date	Input By:	W/S

Batch #	Admit Date	Proofed By:	Region

Subscription #	Compiled By:	Posted By:	Territory

7. SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CONFIRMATION (Required): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (ii) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person (including a U.S. resident alien).

NOTE: CLAUSE (ii) IN THIS REPRESENTATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE FORM OF OWNERSHIP SECTION.

Paladin Realty Income Properties, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Paladin Realty Income Properties, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.

In order to induce Paladin Realty Income Properties, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

		Owner	Joint Owner
(a)	I have received a Prospectus of Paladin Realty Income Properties, Inc. at least five business days prior to signing this Subscription Agreement.

		Initials	Initials

(b)	I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 AND a minimum annual gross income of at least $70,000.

		Initials	Initials

(c)	If I am an Alabama investor, I have a liquid net worth of at least 10 times my investment in this offering and other similar offerings.

		Initials	Initials

(d)	If I am a California investor, I understand that all certificates representing shares which are sold in the state of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISIONER OF CORPORATIONS FOR THE STATE
OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISIONER’S RULES.

		Initials	Initials

(e)	If I am an Iowa investor, I have a minimum net worth (exclusive of home, auto and furnishings) of $75,000 and an annual taxable income of $100,000, or, in the alternative, a net worth (exclusive of home, auto and furnishings) of $350,000. My maximum investment in Paladin Realty Income
Properties, Inc. and its affiliates does not exceed 10% of my “liquid” net worth.

		Initials	Initials

(f)	If I am a Kansas investor, I understand that the Office of the Kansas Securities Commissioner recommends that investors limit their aggregate investment in shares of Paladin Realty Income Properties, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth, which is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

		Initials	Initials

(g)	If I am a Kentucky investor, I have a liquid net worth of at least 10 times my investment in
Paladin Realty Income Properties, Inc.

		Initials	Initials

(h)	If I am a Maine investor, I understand that the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

		Initials	Initials

(i)	If I am a Michigan investor, I have not invested more than 10% of my net worth in Paladin
Realty Income Properties, Inc.

		Initials	Initials

(j)	If I am an Oregon or Pennsylvania investor, I have a net worth of at least 10 times my investment in Paladin Realty Income Properties, Inc.

		Initials	Initials

(k)	If I am a Tennessee investor, my investment in Paladin Realty Income Properties, Inc. does not exceed 10% of my liquid net worth.

		Initials	Initials

(l)	I accept and agree to be bound by the terms and conditions of Paladin Realty Income Properties,
Inc.’s Charter and Bylaws.

		Initials	Initials

(m)	I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

		Initials	Initials

(n)	I am purchasing the Shares for my own account.

		Initials	Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Owner	Date

Signature of Joint Owner (if applicable)	Date

Signature of Custodian/Trustee (if applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)

8.	MISCELLANEOUS

Investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Paladin Realty Income Properties, Inc., agree that, if they fail to meet the suitability requirements for making an investment in Shares or can no longer make the other representations or warranties set forth in Section 7 above, they are required to promptly notify Paladin Realty Income Properties, Inc. and the Broker-Dealer in writing.

Investors who reside in the States of Ohio and Alabama may not participate in the Dividend Reinvestment Plan.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Paladin Realty Income Properties, Inc. Paladin Realty Income Properties, Inc. will send each stockholder a confirmation of his or her purchase.

Return to: Paladin Realty Income Properties, Inc., c/o Wells Fargo Bank, N.A., Corporate Trust and Escrow Solutions, Attn: Scott Lee, 625 Marquette Ave. 11th Floor, MAC N9311-115, Minneapolis, MN 55479

Paladin Investor Services: Toll-free Phone: 866-PAL-REIT, Fax: 415-485-4553, Email: info@PALREIT.com

Accepted by Paladin Realty Income Properties, Inc.

By	Name	Title	Date

CORPORATE RESOLUTION To be completed only by Corporate Subscribers

This form may be used by any current investor(s) (an “Investor”) to grant designated officer(s) of a corporation full authority regarding an investment in Paladin Realty Income Properties, Inc. Complete and deliver the form to:

Investor Relations Paladin Realty Advisors, LLC c/o Phoenix American Financial Service 2401 Kerner Boulevard San Rafael, California 94901	1-866-PAL-REIT 1-866-725-7348 e-mail: info@PALREIT.com www.paladinREIT.com

Date:

I hereby certify that pursuant to:

(a) a valid meeting of the board of directors of	, a corporation organized and existing under

and by virtue of the laws of the State of	(the “Corporation”), at which said meeting a quorum was

present and acting throughout, or

(b) a valid written consent of such a board of directors,

the following resolution was adopted and remains in full force and effect without modification through the date set forth above:

RESOLVED, that any officers of the Corporation listed below are, and any one of them hereby is, fully authorized, empowered, and directed to invest and to make any modifications to investments in Paladin Realty Income Properties, Inc. and that each of such officers is hereby authorized, empowered, and directed to execute, deliver on behalf of the Corporation and cause the Corporation to perform, under any and all agreements, instruments and other documents, and to take such actions as such officer may reasonably deem necessary or advisable to carry out such investments or modifications thereto.

I further certify that the authority thereby conferred is not inconsistent with the Charter or By-Laws of this Corporation, and that the following is a true and correct list of the officers of this Corporation as of the present date.

OFFICERS Please list all officers of the Corporation who meet the requirements listed above.

Name:	Title:

Name:	Title:

Name:	Title:

In Witness Whereof, I have hereunto set my hand this	day of	20

Secretary

TRUSTEE CERTIFICATION OF INVESTMENT POWERS To be completed only by Trust Subscribers

This form may be used in connection with investments held by a trust in Paladin Realty Income Properties, Inc. Complete and deliver the form to:

Investor Relations Paladin Realty Advisors, LLC c/o Phoenix American Financial Services 2401 Kerner Boulevard San Rafael, CA 94901	1-866-PAL-REIT 1-866-725-7348 e-mail: info@PALREIT.com www.paladinREIT.com

1.	TRUST INFORMATION

Complete Name of the Trust:

Date of the Trust:	Date of the Latest Amendment:

2.	AUTHORIZED INDIVIDUAL(S)

You are authorized to accept orders and other instructions from those individuals or entities listed below, unless their authority is expressly limited on this certification (attach extra pages, if necessary.)

Please select one of the following three options:

☐	The Trustee(s) listed below may act as a majority as provided in the trust document referenced above.

☐	The Trustee(s) listed below may act independently as provided in the trust document referenced above.

☐	The Trustee(s) listed below must act collectively as provided in the trust document referenced above.

The following are all of the Trustees of the Trust. Please note: all Trustees must sign this certification in Section 5.

Trustee’s Name (please print):

Trustee’s Name (please print):

Trustee’s Name (please print):

Trustee’s Name (please print):

3.	SUCCESSOR TRUSTEES Please complete this section if applicable.

Successor Trustees:

Successor Trustees:

Successor Trustees:

Successor Trustees:

TRUSTEE SIGNATURES REQUIRED ON THE BACK OF THIS PAGE.

4.	INVESTMENTS PERMITTED

(a)	We certify that we have the power under the Trust and applicable law to enter into transactions involving the establishment and modification of subscriptions pertaining to investments in Paladin Realty Income Properties, Inc. in respect of which the Trust has submitted a subscription agreement.

(b)	We understand you, at your sole discretion and for your sole protection, may require the written consent of any or all Trustees prior to acting upon the instructions of any individual Trustee. We, the Trustee(s), jointly and severally shall indemnify you and hold you harmless from any liability for effecting any orders, transactions and instructions, if you act pursuant to instructions you believe to have been given by any of the Authorized Individuals listed under Sections 2 above.

(c)	We agree to inform you in writing of any amendment to the Trust that affects its interest in Paladin Realty Income Properties, Inc. or its actions in respect thereto, or any change in the composition of the Trustee(s), or any other event that could materially alter the certifications made above. You may rely on the continued validity of this certification indefinitely absent actual receipt of such notice.

5.	TRUSTEE SIGNATURES All Trustees must sign. Should only one person execute this agreement, it shall constitute a representation that the signer is the sole Trustee. Attach extra pages if necessary.

Trustee Name (please print)	Signature	Date

Trustee Name (please print)	Signature	Date

Trustee Name (please print)	Signature	Date

Trustee Name (please print)	Signature	Date

Appendix C

PALADIN REALTY INCOME PROPERTIES, INC.

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

AS OF JULY 28, 2008

Paladin Realty Income Properties, Inc., a Maryland corporation (the “Company”), has adopted the following Amended and Restated Distribution Reinvestment Plan (the “Plan”). Capitalized terms shall have the same meanings as set forth in the Company’s Articles of Amendment and Restatement (the “Articles”) unless otherwise defined herein.

1. Reinvestment of Distributions. The Company or a third party designated and approved by the Company’s Board of Directors (the Company or such third party, the “Plan Administrator”), as agent for holders of shares of common stock of the Company, par value $0.01 per share (the “Shares”), that elect to participate in the Plan (each a “Participant”), will receive all cash distributions made by the Company with respect to Participants’ Shares (collectively, the “Distributions”). The Plan Administrator, on behalf of each Participant, will apply all such Distributions to the purchase of Shares. If permitted under state securities laws, the Plan Administrator will purchase such Shares for such Participants directly. In states in which such a direct purchase is not permitted, the Plan Administrator will purchase such Shares through a broker-dealer registered in the Participant’s state of residence. If necessary, the Plan Administrator will purchase fractional Shares on behalf of Participants, such that all Distributions payable to a Participant will be used to acquire Shares.

2. Effective Date. The effective date of this Plan shall be July 28, 2008.

3. Procedure for Participation. Any stockholder that has received a prospectus, as contained in the Company’s registration statement on Form S-11 filed with the Securities and Exchange Commission (the “Commission”), may elect to become a Participant by making such election in such stockholder’s subscription agreement for Shares, or by completing a Plan enrollment form or authorization form as may be available from the Plan Administrator from time to time. Participation in the Plan will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization, as applicable. The Plan Administrator will purchase Shares on behalf of all Participants on the date that Distributions are made by the Company.

4. Shares Available for Issuance under the Plan. Shares to be purchased by the Plan Administrator on behalf of Participants may (but are not required to) be supplied from: (a) the 7,894,737 Shares which will be registered with the Commission for issuance under the Plan (the “DRIP Shares”), (b) Shares to be registered in the future with the Commission for issuance under the Plan (a “Future Registration”), or (c) if the Shares are listed or quoted on a national stock exchange, national securities market or over-the-counter market (collectively, the “Secondary Market”), purchases of Shares by the Plan Administrator in the Secondary Market.

5. Price of Shares. The Plan Administrator will invest Distributions in DRIP Shares on behalf of the Participants at a price of $9.50 per Share. Thereafter, the Company’s Board of Directors will determine the price at which Shares will be issued under the Plan; provided, that, (a) if the Plan Administrator issues Shares registered for issuance under the Plan in a Future Registration prior to the listing or quotation of the Shares on the Secondary Market, Shares will be issued to the Participants at the public offering price per Share of such Future Registration, and (b) if the Plan Administrator purchases Shares traded on a Secondary Market on behalf of Participants, Shares issued under the Plan will be purchased by the Plan Administrator and issued to the Participants at the prevailing market price of the Shares on the securities exchange, national securities market or over-the-counter market on which such Shares are listed or quoted as of the date of purchase. If the Plan Administrator acquires Shares in the Secondary Market for issuance under the Plan, the Plan Administrator shall use reasonable efforts to acquire Shares for issuance under the Plan at the lowest price then reasonably available. However, the Plan Administrator does not in any respect guarantee or warrant that the Shares so acquired will be purchased at the lowest possible price.

6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form only unless and until the Company issues certificates for such Shares.

7. Reports. Within 90 days after the end of the Company’s fiscal year, the Plan Administrator shall provide each Participant with an individualized report on such Participant’s investment in the Company, including the purchase date(s) and purchase price(s) of Shares purchased under the Plan, and the total number of Shares owned by such Participant, as well as the dates of all Distributions declared and amounts of Distributions made with respect to Shares held by such Participant during the prior fiscal year. In addition, the Plan Administrator shall provide to each Participant an individualized report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

C-1

8. Commissions and Other Charges. No selling commissions or dealer manager fee will be payable with respect to the issuance of Shares under the Plan.

9. Termination.

(a) A Participant may terminate its participation in the Plan at any time, without penalty, upon providing written notice of such termination to the Plan Administrator. To be effective for a Distribution, such notice must be received by the Plan Administrator at least 10 days prior to the record date for such Distribution.

(b) Prior to listing or quotation of the Shares on the Secondary Market, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares, unless the transferee makes an election to participate in the Plan in accordance with Section 3.

(c) The Plan Administrator may terminate a Participant’s individual participation in the Plan for any reason (including, without limitation, if participation in the Plan would cause the participant to exceed the percentage ownership limitation set forth in the Articles) upon providing 10 days’ written notice to such Participant.

(d) The Board of Directors of the Company may terminate the Plan for any reason upon 10 days’ written notice to the Participants.

(e) Upon any termination of a Participant’s participation in the Plan pursuant to this Section 9, any future Distributions payable to such former Participant made after the effective date of the termination will be made in cash to the former Participant.

10. Suitability. Each Participant agrees that if, at any time prior to the listing or quotation of the Shares on the Secondary Market, such Participant fails to meet the suitability requirements for making an investment in the Company as of such time or cannot make the other representations or warranties set forth in the subscription agreement or other applicable Plan enrollment form or authorization form as of such time, such Participant will promptly so notify the Plan Administrator in writing.

11. Limitations. Notwithstanding anything to the contrary in the Plan, a Participant will not be able to acquire Shares under the Plan to the extent that any such purchase would cause such Participant to violate any provision in the Articles or applicable federal or state securities laws.

12. Absence of Liability. Neither the Company nor the Plan Administrator shall have any responsibility or liability with respect to any change in the value of the Shares acquired for the Participant’s account. With respect to the administration of the Plan, neither the Company nor the Plan Administrator shall be liable for any act performed in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice, and (b) with respect to the time and the prices at which Shares are purchased for a Participant on the Secondary Market or otherwise.

13. Taxes. Participants may incur a tax liability for Distributions payable with respect to their Shares even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

14. Amendment. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including, but not limited to, amendments to substitute a new Plan Administrator to act as agent for the Participants, by written notice to each Participant at least 10 days prior to the effective date of such amendment.

15. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing to such address as may be specified by the Company by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company in writing of any change of such Participant’s address.

16. Governing Law. This Plan and Participant’s election to participate in the Plan shall be governed by the laws of the State of Maryland; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 16.

C-2

$725,000,000

Maximum Offering

Prospectus

You should rely only on the information contained in this prospectus and in supplements to this prospectus. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, in supplements to this prospectus, or in literature issued by us (which shall not be deemed to be a part of this prospectus), in connection with this offering. If given or made, such information or representation must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The statements in this prospectus or in any supplement are made as of the date hereof and thereof, unless another time is specified, and neither the delivery of this prospectus or any supplement nor the sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any material adverse changes occur during the period when a prospectus is required to be delivered to an investor, this prospectus or any supplement will be amended or supplemented accordingly.

January 24, 2012